As filed with the Securities and Exchange Commission on July 22, 2002.

Registration Statement No. 333-90130

Securities and Exchange Commission

Washington, D.C. 20549

Form S-3/A

Pre-Effective Amendment
No. 1 to
Registration Statement under
the Securities Act of 1933

Triad Auto Receivables Trust

(Issuer of the Securities)

Triad Financial Corporation

(Sponsor of the trusts described herein)

California	7711 Center Avenue, Suite 100 Huntington Beach, California 92647 (714) 373-8300	33-0356705

(Jurisdiction)	(Address, including zip code and telephone number including area code of principal executive office)	(Identification No.)

with a copy to:
Debra Glasser, Esq. Triad Financial Corporation 7711 Center Avenue, Suite 100 Huntington Beach, California 92647 (714) 373-8300	Christopher DiAngelo, Esq. Dewey Ballantine LLP 1301 Avenue of the Americas New York, New York 10019 (212) 259-8000

(Name, address, including zip code and telephone number, including area code, of agent for service)

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement, as determined by market conditions.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1993, check the following box. ☐

     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If this Form is filed as post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Calculation of Registration Fee

			Proposed Maximum
Title of Securities	Amount to be	Proposed Maximum Aggregate	Aggregate Offering	Amount of
to be Registered	Registered(1)	Price Per Unit	Price(1)	Registration Fee(2)

Auto Receivables
Asset Backed Securities	$5,000,000,000	100%	$5,000,000,000	$460,000

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	$92 of the registration fee was previously paid pursuant to the registration on Form S-3 (Registration Statement No. 333-90130) initially filed on June 10, 2002 by Triad Financial Corporation.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that his Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED July 22, 2002

PROSPECTUS

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

TRIAD AUTO RECEIVABLES TRUSTS

Automobile Receivable Asset-Backed Securities

Triad Financial Corporation
Servicer

Consider carefully the “Risk Factors” on page 11 of this Prospectus before making a decision to invest in these securities.

These securities are automobile loan asset-backed securities which represent interests in or obligations of the issuer issuing that series of securities and are not interests in or obligations of any other person or entity.

Neither these securities nor the automobile loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of these securities.

The Securities —

•	will be issued from time to time in series;

•	will be backed by one or more pools of automobile loans held by this issuer;

•	will be rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization; and

•	may have the benefit of one or more forms of credit enhancement, such as insurance policies, overcollateralization, subordination or reserve funds.

The Assets —

The assets of each issuer will primarily consist of a pool of automobile loans. Other assets, such as funds on deposit in one or more accounts, may also be included in the assets of each issuer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is July __, 2002.

Summary of Prospectus
Issuer
Seller
Company
Servicer
Trustee
The Securities
Trust Property
Payment Date
Record Date
Collection Period
Credit Enhancement
Cross-Collateralization
Registration Of Securities
Optional Termination
Mandatory Termination
Material Federal Income Tax Consequences
ERISA Considerations
Ratings
Risk Factors
The Company and the Servicer
The Seller
The Issuer
The Trustee
The Trust Property
The Automobile Loans
Automobile Loan Pools
The Automobile Loans
Delinquencies and Net Loss Information on the Automobile Loans
Maturity on Prepayment Considerations on the Automobile Loans
The Company’s Automobile Financing Program
General
Sales and Marketing
Underwriting
Servicing and Collections
Information Technology and Systems
Risk Management
Pool Factors
Use of Proceeds
Description of the Securities
General
General Payment Terms of Securities
Payment Dates
Determination of Principal and Interest on the Securities
Soft Bullets
Fixed Rate Securities
Floating Rate Securities
Indexed Securities
Scheduled Amortization Securities; Companion Securities
Book-Entry Registration
Definitive Securities
Reports To Securityholders
Forward Commitments; Pre-Funding
Description of the Trust Agreements
Sale And Assignment of the Automobile Loans
Accounts
Payments on Automobile Loans
The Servicer
Servicing Procedures
Servicing Compensation
Distributions
Credit and Cash Flow Enhancements
Statements to Indenture Trustees and Trustees
Evidence as to Compliance
Certain Matters Regarding the Servicer
Rights Upon Servicer Termination Event
Waiver of Past Defaults
Amendment
Termination of Trusts
Material Legal Aspects of the Automobile Loans
General
Security Interests in the Financed Vehicles
Repossession
Notice of Sale; Redemption Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Soldiers’ and Sailors’ Civil Relief Act of 1940
Other Limitations
Material Federal Income Tax Consequences
General
Grantor Trust Securities
Debt Securities
Partnership Interests
FASIT Securities
Discount and Premium
Backup Withholding and Information Reporting
Foreign Investors
State and Local Tax Consequences
ERISA Considerations
General
ERISA Considerations regarding Securities which are Certificates
ERISA Considerations regarding Securities which are Notes
Consultation with Counsel
Methods of Distributions
Legal Opinions
Incorporation by Reference
Financial Information
EXHIBIT 5.1
EXHIBIT 8.1

Important Information about the Information Presented in this Prospectus and the Accompanying Prospectus Supplement

     We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities; and (2) the prospectus supplement, which describes the specific terms of your series of securities.

     This prospectus by itself does not contain complete information about the offering of your securities; the balance of that information is contained in the prospectus supplement. We suggest that you read both this prospectus and the prospectus supplement in full. We cannot sell the securities to you unless you have received both this prospectus and the prospectus supplement.

The Automobile Loans	22
Automobile Loan Pools	22
The Automobile Loans	22
Delinquencies and Net Loss Information on the Automobile Loans	23
Maturity on Prepayment Considerations on the Automobile Loans	24
The Company’s Automobile Financing Program	24
General	24
Sales and Marketing	24
Underwriting	25
Servicing and Collections	25
Information Technology and Systems	27
Risk Management	27
Pool Factors	28
Use of Proceeds	28
Description of the Securities	29
General	29
General Payment Terms of Securities	30
Payment Dates	31
Determination of Principal and Interest on the Securities	31
Soft Bullets	32
Fixed Rate Securities	32
Floating Rate Securities	32
Indexed Securities	33
Scheduled Amortization Securities; Companion Securities	34
Book-Entry Registration	34
Definitive Securities	38
Reports To Securityholders	38
Forward Commitments; Pre-Funding	39
Description of the Trust Agreements	40
Sale And Assignment of the Automobile Loans	40
Accounts	40
Payments on Automobile Loans	42
The Servicer	42
Servicing Procedures	42
Servicing Compensation	43
Distributions	44
Credit and Cash Flow Enhancements	44
Statements to Indenture Trustees and Trustees	45
Evidence as to Compliance	45
Certain Matters Regarding the Servicer	45
Rights Upon Servicer Termination Event	47
Waiver of Past Defaults	47
Amendment	47
Termination of Trusts	48
Material Legal Aspects of the Automobile Loans	48

General	48
Security Interests in the Financed Vehicles	48
Repossession	51
Notice of Sale; Redemption Rights	51
Deficiency Judgments and Excess Proceeds	52
Consumer Protection Laws	53
Soldiers’ and Sailors’ Civil Relief Act of 1940	54
Other Limitations	55
Material Federal Income Tax Consequences	55
General	55
Grantor Trust Securities	56
Debt Securities	57
Partnership Interests	59
FASIT Securities	61
Discount and Premium	64
Backup Withholding and Information Reporting	69
Foreign Investors	69
State and Local Tax Consequences	70
ERISA Considerations	71
General	71
ERISA Considerations regarding Securities that are Certificates	71
ERISA Considerations regarding Securities that are Notes	74
Consultation with Counsel	75
Methods of Distributions	75
Legal Opinions	77
Incorporation by Reference	77
Financial Information	77

Summary of Prospectus

•	This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the securities, carefully read this entire prospectus and the accompanying prospectus supplement.

•	This summary provides an overview of the structural elements, calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and the accompanying prospectus supplement.

•	There are material risks associated with an investment in the securities. You should read the section entitled “Risk Factors” on page 11 of this prospectus and in the accompanying prospectus supplement, and consider the risk factors described in those sections, before making a decision to invest in the securities.

Issuer

The issuer for a particular series of securities may be either the seller or a trust formed by the seller.

Seller

Triad Financial Special Purpose LLC or another special purpose finance subsidiary of the company. The seller’s principal executive office is located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647 and its telephone number is (714) 373-8300.

Company

Triad Financial Corporation, a California corporation. The company’s principal offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, California 92647; and its telephone is (714) 373-8300.

Servicer

Triad Financial Corporation or another person named as servicer in the related prospectus supplement.

Trustee

For any series of securities, the trustee specified in the related prospectus supplement.

In addition, if the issuer is a trust, it may separately enter into and issue notes pursuant to a separate indenture. In that case, the trust and the indenture will be administered by separate independent trustees.

The Securities

Each class of securities will be either:

•	notes representing indebtedness of the issuer, or

•	certificates evidencing beneficial ownership in the trust property.

Each class or series of securities may have a different interest rate, which may be a fixed or floating interest rate. The related prospectus supplement will specify the interest rate for each class or series of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

A series of securities may provide that distributions of principal or interest or both on any class may be made:

•	upon the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loans.

A series may include one or more classes that:

•	are stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions;

•	are stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions;

•	have different terms including different interest rates and different timing, sequential order or priority of payments, amount of principal or interest or both;

•	will not distribute accrued interest but rather will add the accrued interest to the note principal balance, or nominal balance, in the manner described in the related prospectus supplement;

•	are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on receivables; or

•	has a lockout feature, under which a class receives no principal distributions for an initial period, then receives all or a portion of the principal distributions during a subsequent period.

Trust Property

The property of the Trust will be specified in the prospectus supplement. The trust property may consist of:

•	a pool consisting primarily of “non-prime” automobile loans between manufacturers, dealers, or other originators and retail purchasers together with all monies received relating to the contracts;

•	participation interests in automobile loans and all monies received relating to the contracts for such loans;

•	certain amounts due or received from the automobile loans after the cutoff date specified in the related prospectus supplement;

•	a security interest in the underlying automobiles and light duty trucks and the proceeds from the disposition of automobiles and light duty trucks, and property relating to the automobiles and trucks;

•	Rule of 78s loans under which the obligor pays, in monthly installments, a specified total representing the principal amount financed and finance charges, which finance charges are calculated so that the interest portion of each payment is greater during the early months of the contract term and lower during later months;

•	actuarial loans that provide for monthly payments with a final fixed payment that is greater than the scheduled monthly payments;

•	simple interest loans that provide for amortization of the amount financed through a series of fixed level monthly payments;

•	proceeds from claims on certain insurance policies;

•	amounts held in any collection, reserve, pre-funding or other accounts established pursuant to the transaction documents;

•	credit enhancement for the trust property or any class of securities;

•	interest on short-term investments;

•	certain rights under the related purchase agreement to cause the company to repurchase receivables affected materially and adversely by breaches of the representations of the company; and

•	all proceeds of the above.

If the prospectus supplement specifies, the trustee may acquire additional receivables during a specified pre-funding period from monies in a pre-funding account.

If the prospectus supplement specifies, the securities may have a revolving period. During a revolving period, the issuer may acquire additional automobile loans from the proceeds of payments on existing automobile loans. The securities will not pay principal during this period.

“Non-prime” automobile loans, the primary component of the trust property, is a common term used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

Payment Date

As described in the prospectus supplement, the securities will pay principal and/or interest on specified dates. Payment dates will occur monthly, quarterly, or semi-annually.

Record Date

The prospectus supplement will describe a date preceding the payment date, as of which the trustee or its paying agent will fix the identity of securityholders. Securityholders whose identities are fixed on this date will receive payments on the next succeeding payment date.

Collection Period

A period preceding each payment date — for example, in the case of monthly-pay securities, the calendar month preceding the month in which a payment date occurs. As the prospectus supplement will more fully describe, the servicer will remit collections received in respect of a collection period to the related trustee prior to the related payment date.

Credit Enhancement

As described in the prospectus supplement, credit enhancement for the trust property or any class of securities may include any one or more of the following:

•	a policy issued by an insurer specified in the related prospectus supplement;

•	a reserve account;

•	letters of credit;

•	credit or liquidity facilities;

•	third party payments or other support;

•	cash deposits or other arrangements;

•	swaps (including currency swaps) and other derivative instruments and interest rate protection agreements; and

•	subordination, cross-collateralization and over-collateralization.

Cross-Collateralization

As described in the prospectus supplement, a series or class of securities may include the right to receive monies from a common pool of credit enhancement which may be available for more than one series of securities.

The common pool of credit enhancement may consist of one or more of the following:

•	a master reserve account;

•	a master insurance policy; or

•	a master collateral pool.

Payments received by an issuer on automobile loans may not be used to pay principal or interest on securities issued by any other issuer, except to the limited extent that collections in excess of amounts needed to pay an issuer’s securities may be deposited in a common master reserve account or an overcollateralization account that provides credit enhancement for more than one series of securities.

Registration Of Securities

The issuer may issue the securities as global securities registered in the name of Cede & Co. as nominee of the Depository Trust Company, or another nominee. In this case, securityholders will not receive definitive securities representing their interests except in limited circumstances described in the prospectus supplement.

Optional Termination

As described in this prospectus and the prospectus supplement, the servicer, the company, or if the prospectus supplement specifies, other entities, may, at their respective options, cause the early retirement of a series of securities.

Mandatory Termination

As described in this prospectus and the related prospectus supplement, the trustee, the servicer, or if the related prospectus supplement specifies, other entities, may be required to retire early all or any portion of a series of securities. An indenture may require these parties to solicit competitive bids for the purchase of the trust property or otherwise.

Material Federal Income Tax Consequences

The securities of each series will, for federal income tax purposes, constitute one of the following:

•	interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code;

•	debt issued by a trust or by the company secured by the underlying automobile loans;

•	interests in a trust which is treated as a partnership; or

•	regular interests or high-yield interests in a trust treated as a financial asset securitization investment conduit or FASIT under the Internal Revenue Code.

In addition to reviewing Material Federal Income Tax Consequences in this prospectus and the prospectus supplement, you should consult your tax advisors.

ERISA Considerations

A fiduciary of a pension, profit sharing or other employee benefit plan may wish to review with its legal advisors whether the purchase, holding or disposition of securities could give rise to a prohibited transaction under ERISA, or the Internal Revenue Code, and whether an exemption from the prohibited transaction rules is available. We suggest that you review “ERISA Considerations” in this prospectus and in the prospectus supplement.

Ratings

Each class of securities offered by a prospectus supplement will be rated in one of the four highest rating categories of at least one nationally recognized statistical rating agency. The ratings that we expect to receive with respect to any securities will be set forth in the prospectus supplement. The ratings are not a recommendation to purchase, hold or sell the securities and do not address the market price or suitability of the securities for a particular investor. The ratings address the likelihood of timely payment of interest and the ultimate payment of principal on the securities by the stated maturity date. The ratings do not address the rate of prepayments that may be experienced on the automobile loans or the effect on the rate of prepayments on the return of principal to securityholders.

Risk Factors

     This section and the section under the caption “Risk Factors” in the accompanying prospectus supplement describe the main risk factors associated with an investment in any class of securities. You should consider these risk factors prior to any purchase of any class of securities.

You may not be able to sell your securities, and may have to hold your securities to maturity even though you may want to sell.	A secondary market for these securities is unlikely to develop. If it does develop, it may not provide you with sufficient liquidity of investment or continue for the life of these securities. The underwriters may establish a secondary market in the securities, although no underwriter will be obligated to do so. The securities are not expected to be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Issuance of the securities in book-entry form may also reduce the liquidity in the secondary trading market, since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

Prepayments on the automobile loans could cause you to be paid earlier than you expect which may adversely affect your yield to maturity.	The automobile loans may be prepaid in full or in part at any time.
The yield to maturity of the securities may be adversely affected by a higher or lower than anticipated rate of prepayments on the automobile loans. If you purchase a security at a premium based on your expectations as to its maturity or weighted average life, and the security pays principal more quickly than you expected, your yield will be reduced and you may not recover the premium you paid. Similarly, if you purchase a security at a discount based on your expectations , as to its maturity or weighted average life, and the security pays principal more slowly than you expected, your yield will be lower than you anticipated.

The yield to maturity on interest only securities will be extremely sensitive to the rate of prepayments on the automobile loans. If the automobile loans prepay very quickly the yield on an interest only security could be dramatically reduced.

We cannot predict the rate of prepayments of the automobile loans. Prepayment rates are influenced by a wide variety of economic, social and other factors, including obsolescence, prevailing interest rates, availability of alternative financing, transfer of the vehicle, local and regional economic conditions and natural disasters. Therefore, we can give no assurance as to the level of prepayments that a trust will experience.

Your securities could be subject to optional or mandatory redemption features, exposing you to investment risk. One or more classes of securities of any series may be subject to optional or mandatory redemption in whole or in part, on or after a specified date, or on or after the time when the aggregate outstanding principal amount of the automobile loans or the securities is less than a specified amount or percentage.

Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest these amounts at a yield equaling or exceeding the yield on your securities. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

The trust assets consist mainly of loans made to “non-prime” borrowers.	The trust assets consist primarily of “non-prime” automobile loans originated under the company’s lending programs designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with non-prime borrowers. The typical non-prime borrower may have had previous financial difficulties, adverse credit histories, low income or may not yet have sufficient credit history. Because the company serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. “Non-prime” automobile loans such as those included in trust assets therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile loans originated by traditional automobile financing sources.

Transfer of servicing may delay payments to you.	If the company were to cease servicing the automobile loans, delays in processing payments on the automobile loans and information regarding automobile loan payments could occur. This could delay payments to you.

The securities are asset-backed debt and each issuer will have only limited assets.	The sole sources for repayment of the securities are payments on the automobile loans, amounts on deposit in the accounts held by the related trustee and any other credit enhancement described in the prospectus supplement.

Securityholders have no recourse against the company, the servicer, the trustee or the underwriters for losses.	The securities represent obligations solely of the trust or debt secured by the trust property. No securities will be guaranteed by the company, the servicer, the trustee or the underwriters. Consequently, if payments on the automobile loans, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the company, the servicer, the trustee or the underwriters.

Credit enhancement, if provided, will be limited in both amount and scope of coverage, and may not be sufficient to cover all losses or risks on your investment.	Credit enhancement may be provided in limited amounts to cover some, but not all, types of losses on the contracts and may reduce over time in accordance with a schedule or formula. Furthermore, credit enhancement may provide only very limited coverage as to some types of losses, and may provide no coverage as to other types of losses. Credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments, which is one of the principal risks of your investment. The amount and types of credit enhancement coverage, the identification of any entity providing the credit enhancement, the terms of any subordination and any other information will be described in the prospectus supplement.

Possession of the automobile loans by the company combined with the insolvency of the company, the servicer, or other party, may cause your payments to be reduced or delayed.	Any insolvency by the company, the servicer, or a third party while in possession of the automobile loans may result in competing claims to ownership or security interests in the automobile loans which could result in delays in payments on the securities, losses to securityholders or the repayment of the securities.

In addition, if the company, the servicer, or a third party while in possession of the automobile loans, sells or pledges and delivers them to another party, that party could acquire an interest in the automobile loans with priority over the trustee’s interest. This could result in delays in payments on the securities, losses to you or the repayment of the securities.

Interests of other persons in the loans and financed vehicles could be superior to the issuer’s interest, which may result in reduced payments on your securities.	Due to, among other things, liens for repairs of a financed vehicle or for unpaid taxes of an obligor, the issuer could lose the priority of its security interest in a financed vehicle. Neither the company nor the servicer will have any obligation to repurchase or purchase, respectively, a loan if these liens result in the loss of the priority of the security interest in the financed vehicle after the issuance of securities by the issuer. Generally, no action will be taken to perfect the rights of the issuer in proceeds of any insurance policies covering individual financed vehicles or obligors. Therefore, the rights of a third party with an interest in the proceeds could prevail against the rights of the issuer prior to the time the proceeds are deposited by the servicer into an account controlled by the applicable trustee or indenture trustee.

State laws and other factors may limit the collection of payments on the automobile loans and repossession of the vehicles.	State laws may prohibit, limit, or delay repossession and sale of the vehicles to recover losses on defaulted automobile loans.
As a result, you may experience delays in receiving payments and suffer losses.

Additional factors that may affect the issuer’s ability to recoup the full amount due on an automobile loan including:

•	the company’s failure to file amendments to certificates of title relating to the vehicles;

•	the company’s failure to file financing statements to perfect its security interest in the vehicle;

•	depreciation of the financed vehicles;

•	obsolescence of the financed vehicles;

•	damage or loss of any financed vehicle; and

•	the application of federal and state bankruptcy and insolvency laws.

Loans that fail to comply with consumer protection laws may result in losses on your investment.	Federal and state consumer protection laws regulate the creation, collection and enforcement of consumer loans. These laws impose specific statutory liabilities upon creditors who fail to comply with their provisions. These laws may also make the issuer liable to the obligor for any violation by the lender. In some cases, this liability could affect the seller’s ability to enforce its rights related to secured loans such as the automobile loans. To the extent specified in this prospectus and in the prospectus supplement, the company may be obligated to repurchase any loan that fails to comply with these legal requirements from the issuer. If the company fails to repurchase that loan, you might experience delays and/or reductions in payments on your securities.

Insolvency of the company may cause your payments to be reduced or delayed.	In some circumstances, a bankruptcy of the company may reduce payments to you. The company will structure the transactions contemplated by this prospectus to guard against the trust property becoming property of the bankruptcy estate of the company. These steps include the creation of one or more separate limited-purpose subsidiaries, which contain restrictions on the nature of their businesses and their ability to commence a voluntary bankruptcy case or proceeding. The company believes that the transfer of the automobile loans to a limited-purpose subsidiary should be treated as an absolute and unconditional assignment and transfer.

However, in the event of an insolvency of the company a court or bankruptcy trustee could attempt to:

•	recharacterize the transfer of the automobile loans by the company to the subsidiary as a borrowing by the company from the subsidiary or the related securityholders secured by a pledge of the automobile loans; or

•	consolidate the assets of the subsidiary with those of the company because the company will own the equity interests of the subsidiary.

If a recharacterization attempt is successful, a court could elect to accelerate payment of the securities and liquidate the automobile loans. Then you may only be entitled to the outstanding principal amount and interest on the securities at the interest rate on the date of payment. A recharacterization attempt, even if unsuccessful, could result in delays in payments to you.

If either a recharacterization or a consolidation attempt is successful, the securities would be accelerated and the trustee’s recovery on your behalf could be limited to the then current value of the automobile loans. Consequently, you could lose the right to future payments and you may not receive your anticipated interest and principal on the securities.

Commingling of funds with the company’s funds may result in reduced or delayed payments to you.	While the company is the servicer, cash collections held by the company may be commingled and used for the company’s benefit prior to each payment date.

If bankruptcy proceedings are commenced with respect to the company while acting as servicer, the company (if not the servicer), the issuer, or the trustee, may not have a perfected security interest and any funds then held by the servicer may be unavailable to securityholders.

Losses and delinquencies on the automobile loans may differ from the company’s historical loss and delinquency levels.	We cannot guarantee that the delinquency and net loss levels of the automobile loans in the trust will correspond to the historical levels the company experienced on its loan and vehicle portfolio. There is a risk that delinquencies and losses could increase or decline significantly for various reasons including:

•	changes in the federal income tax laws; or

•	changes in the local, regional or national economies.

Used vehicles included in the automobile loan pool may incur higher losses than new automobiles.	Some or all of the assets of a trust may consist of loans to finance the purchase of used vehicles. Because the value of a used vehicle is more difficult to determine, upon sale of a repossessed vehicle, a greater loss may be incurred.

Inclusion of subsequent loans in a trust may result in additional risk of payment reductions or delays or reductions in interest rate yield and prepayment and reinvestment risk if subsequent loans are not purchased by the trust.	If there are funds in the pre-funding account, those funds may be used to purchase subsequent loans from the seller (which, in turn, will acquire subsequent loans from the company). During the related pre-funding period and until those amounts are applied by the trustee to purchase subsequent loans, amounts on deposit in the pre-funding account will be either (i) held uninvested or (ii) invested in cash-equivalent investments rated in one of the four highest rating categories by at least one rating agency and which will either mature prior to the end of the pre-funding period, or will be drawable on demand. Any resulting investment income will be added to interest collections on the loans and distributed in the manner specified in the prospectus supplement.

To the extent that the entire pre-funded amount has not been used to the purchase of subsequent loans, any amounts remaining will be distributed as a prepayment of principal, in the amounts and pursuant to the priorities set forth in the prospectus supplement. Any prepayment of principal could have the effect of shortening the weighted average life of the securities. In addition, holders of the related securities will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such securities.

There may be deviations in characteristics of the loan pool if subsequent loans are purchased by the trust.	Any addition of a subsequent loan to the trust is subject to the satisfaction of certain characteristics designed to protect the interests of investors. However, the characteristics of the subsequent loans may deviate significantly from the characteristics of the entire pool of automobile loans as of the closing date.

Defaulted automobile loans may result in a delay in payments to securityholders and a loss of your investment.	If the company or the servicer must repossess and dispose of vehicles to recover scheduled payments due on defaulted automobile loans, the trust may not realize the full amount due on an automobile loan, or may not realize the full amount on a timely basis. Other factors that may affect the ability of the trust to realize the full amount due on an automobile loan include whether endorsements or amendments to certificates of title relating to the vehicles had been filed or such certificates have been delivered to the trustee, whether financing statements to perfect the security interest in the automobile loans had been filed, depreciation, obsolescence, damage or loss of any vehicle, and the application of federal and state bankruptcy and insolvency laws. As a result, you may be subject to delays in receiving payments and suffer loss of your investment in the securities.

Inability of the company to reacquire automobile loans which breach a representation or warranty may cause your payments to be reduced or delayed.	The transaction documents require the company to acquire automobile loans from the trust property if representations and warranties concerning the loan’s eligibility have been breached. If the company is unable to reacquire the automobile loans and no other party is obligated to perform or satisfy these obligations, you may experience delays in receiving payments and losses.

Inadequate insurance on vehicles may cause you losses on your investment.	Each automobile loan requires the obligor to maintain insurance covering physical damage to the vehicle with the company named as a loss payee. Since the obligors select their own insurers to provide the required coverage, the specific terms and conditions of their policies vary.

In addition, although each automobile loan generally gives the company the right to force place insurance coverage in the event the required physical damage insurance on a vehicle is not maintained by an obligor, neither the company nor the servicer is obligated to force place coverage. If insurance coverage is not maintained by obligors and coverage is not force placed, then insurance recoveries on losses or casualties to vehicles included in the trust property may be limited, and you could suffer a loss on your investment.

Limitations on interest payments and repossessions may cause losses on your investment.	Generally, under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, or similar state legislation, a lender may not charge an obligor who enters military service after the origination of the automobile loan interest, including fees and charges, above an annual rate of 6% during the period of the obligor’s active duty status, unless a court orders otherwise upon application of the lender. It is possible that this action could effect the servicer’s ability to collect full amounts of interest on some of the automobile loans. In addition, the relief act imposes limitations that would impair the servicer’s ability to repossess an affected automobile loan during the obligor’s period of active duty status. Thus, if these automobile loans go into default, there may be delays and losses to you.

You may not be able to exercise your rights as a securityholder directly.	Each class of securities of a given series will be initially represented by one or more certificates registered in the name of Cede & Co., or any other nominee for The Depository Trust Company set forth in the applicable prospectus supplement, and will not be registered in the names of the holders of the securities of such series or their nominees. Persons acquiring beneficial ownership interests in any series of securities may hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or the Euroclear System in Europe. Because of this, unless and until definitive securities for such series are issued, holders of such securities will not be recognized by the issuer or any applicable trustee or indenture trustee as certificateholders, or noteholders, as the case may be. Hence, until definitive securities are issued, holders of such securities will only be able to exercise the rights of securityholders indirectly through The Depository Trust Company and its participating organizations.

The ratings assigned to your securities by the rating agencies do not address suitability of investment and may be lowered or withdrawn at any time, which may affect your ability to sell your securities.	A rating is not a recommendation to purchase, hold, or sell the securities. The ratings of the securities do not address the possibility that securityholders may receive a lower than anticipated yield. The ratings assigned to the securities will be based on, among other things, the adequacy of the assets of the trust and any credit enhancement for a series of securities. Any rating which is assigned may not remain in effect for any given period of time or may be lowered or withdrawn entirely by the ratings agencies, if, in their judgment, circumstances in the future so warrant. Ratings may also be lowered or withdrawn because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of a credit enhancement provider’s long term debt at any time, which may affect your ability to sell your securities.

Because the ratings of the securities are dependent upon creditworthiness of the credit enhancement provider, a downgrade of the credit enhancement provider could cause a downgrade of the securities.	The ratings of securities enhanced by a credit enhancement provider will depend primarily on the creditworthiness of the credit enhancement provider. There is a risk that any reduction in any of the credit enhancement provider’s financial strength ratings could result in a reduction of the ratings on the securities.

The Company and the Servicer

     The company is Triad Financial Corporation, a California corporation, wholly owned by Fairlane Credit, LLC, which is a subsidiary of Ford Motor Credit Company. The company was incorporated in California on May 19, 1989. The company originates or purchases and services automobile loans. The company’s executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647; its telephone number is (714) 373-8300.

The Seller

     Each seller will be a wholly-owned subsidiary of the company. Each seller has been or will be organized for the limited purpose of purchasing automobile loans from the company and transferring such loans to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purpose. The principal executive offices of the seller are located at 7711 Center Avenue, Suite 390, Huntington Beach, California 92647; its telephone number is (714) 373-8300.

     Each seller has taken or will take steps to make it unlikely that a bankruptcy proceeding will result in consolidation of the assets and liabilities of the seller or the trust with those of the company. These steps include the creation of the seller as a separate, limited-purpose subsidiary with certain limitations, including

•	restrictions on the nature of the seller’s business,

•	a restriction on the seller’s ability to voluntarily declare bankruptcy without the prior unanimous affirmative vote of all of its directors, and

•	a requirement that at least one director or manager qualifies under the articles of incorporation or certificate of organization as an “independent director” or an “independent manager.”

     However, there can be no assurance that the activities of the seller would not result in a court concluding that the assets and liabilities of the seller should be consolidated with those of the company in a bankruptcy proceeding.

The Issuer

     The seller will either establish a separate trust that will issue the securities, or the seller will issue the securities.

The Trustee

     The trustee for each series of securities will be identified in the prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee detailed in the trust agreement.

     The prospectus supplement will specify procedures for the trustee’s and for a successor trustee’s appointment, resignation or removal.

The Trust Property

     The trust property will be specified in the prospectus supplement and will include:

•	a pool of primarily “non-prime” automobile loans;

•	all monies, including accrued interest, due on the loans on or after the cut-off date;

•	amounts that the servicer or trustee may hold in one or more accounts;

•	the security interests, if any, in the vehicles financed by the automobile loans;

•	the right to proceeds from claims on credit life, credit disability, physical damage policies covering the vehicles or the obligors;

•	the proceeds of any repossessed financed vehicles;

•	amounts payable to the company under dealer recourse obligations;

•	the rights of the company under the related automobile loan acquisition agreement, if any;

•	interest earned on short-term investments held in the trust property, unless the prospectus supplement specifies that the interest may be paid to the servicer or the company; and

•	any and all proceeds of the foregoing.

     If specified in the prospectus supplement, the trust property will also include monies on deposit in a pre-funding account. The trustee will use these monies to acquire or receive a security interest in additional automobile loans during a pre-funding period. In addition, some combination of credit enhancement may be issued to or held by the trustee on behalf of the trust for the benefit of the securityholders.

     “Non-prime” or “sub-prime” automobile loans, the principal component of the trust property, are common terms used to describe loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties.

     The automobile loans comprising the trust property will be either:

•	originated by dealers and acquired by the company;

•	originated by the company;

•	originated by manufacturers (or their captive finance companies) and acquired by the company;

•	originated by other lenders and acquired by the company; or

•	acquired by the company from originators or owners of automobile loans.

     The trust property will include automobile loans for which the related vehicle is subject to federal or state registration or titling requirements.

The Automobile Loans

Automobile Loan Pools

     The prospectus supplement will describe the composition of the automobile loans and the distribution of the automobile loans by:

•	geographic concentration;

•	payment frequency; and

•	current principal balance.

The Automobile Loans

     The automobile loans may consist of any combination of:

•	rule of 78s automobile loans;

•	actuarial automobile loans; or

•	simple interest automobile loans.

Rule of 78s Automobile Loans

     Rule of 78s automobile loans provide for fixed level monthly payments that will amortize the full amount of the automobile loan over its term. The rule of 78s automobile loans provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method — the rule of 78s. Each rule of 78s automobile loan requires the obligor to pay a specified total amount of payments, in monthly installments, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate for the term of the automobile loan. Under the rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a contract and lower during later months than that under a constant yield method for allocating payments between interest and principal. Nevertheless, all payments received by the servicer on or in respect of the rule of 78s automobile loans may be allocated on an actuarial or simple interest basis.

Actuarial Automobile Loans

     An actuarial automobile loan provides for amortization of the loan over a series of fixed level payment monthly installments. Each scheduled monthly payment is deemed to consist of an amount equal to 1/12 of the stated annual percentage rate of the automobile loan multiplied by the outstanding principal balance of the automobile loan and an amount of principal equal to the remainder of such scheduled monthly payment.

Simple Interest Automobile Loans

     Simple interest automobile loans provide for the amortization of the amount financed over a series of fixed level monthly payments. However, unlike the rule of 78s automobile loans, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the automobile loan multiplied by the stated APR and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a simple interest automobile loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     If an obligor elects to prepay a rule of 78s automobile loan in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a simple interest contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a rule of 78s automobile loan generally will be less than the remaining scheduled payments of interest that would be due under a simple interest automobile loan for which all payments were made on schedule. Distributions to securityholders may not be affected by rule of 78s rebates because under the prospectus supplement the distributions may be determined using the actuarial or simple interest method.

Delinquencies and Net Loss Information on the Automobile Loans

     The prospectus supplement will describe the company’s delinquency and net loss experience with respect to automobile loans it has originated or acquired. This information may include, among other things, the experience with respect to all automobile loans in the company’s portfolio during specified periods. There can be no assurance that the delinquency and net loss experience on any trust property will be comparable to the company’s prior experience.

Maturity on Prepayment Considerations on the Automobile Loans

     The weighted average life of the securities will be influenced by the rate at which the principal of the automobile loans backing those securities are paid. If an automobile loan permits a prepayment, the payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the securities. The rate of prepayments on the automobile loans may be influenced by a variety of economic, financial and other factors. In addition, the trust agreements or acquisition agreements will require the company, under specific circumstances, to acquire automobile loans from the related trust property as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower rate of principal repayment on the securities will be borne entirely by the securityholders.

     Each prospectus supplement will provide additional information regarding the maturity and prepayment considerations applicable to a particular pool of automobile loans and series of securities, together with a description of any prepayment penalties.

The Company’s Automobile Financing Program

General

     The company engages primarily in the business of purchasing, selling and servicing consumer automobile loans originated primarily by dealers, and, in some cases, originated by other lenders or itself. The company acquires retail installment loans indirectly by purchasing loans primarily through franchise dealers, with the remainder through independent dealers. The company also originates direct loans through the internet under the “RoadLoans” brand. The company acquires direct consumer loans by originating such loans with obligors and by purchasing such loans from other lenders. The company specializes in “non-prime” lending to customers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers’ captive finance companies. These customers generally have a limited credit history and lower than average income or past credit problems. The company offers a variety of automobile financing programs. The loan offerings vary based upon the loan customer’s overall credit quality and the pricing established by the company. These variations affect the coupon charged on the loan. For all such programs, the maximum loan to wholesale value ratio, including approved additional items such as taxes, license fees and warranties, is equal to 150%.

Sales and Marketing

     Through its organizational structure, the company maintains a sales organization to solicit new dealer relationships, increase volume with existing dealer relationships, and to provide a high degree of customer service. The company currently employs field representatives who are supervised by regional managers. Each representative works with the dealers to stimulate origination volume and maintain efficiency targets; however, the representative does not have any underwriting authority.

Underwriting

     Loan underwriting is performed in each of the company’s three regional servicing centers in Huntington Beach, California, Ft. Lauderdale, Florida, or Dallas, Texas.

     In the case of indirect loans, which are loans originated by dealers and sold to the company, dealers typically remit applications to the operations center by facsimile or electronically. In the case of direct loans, which are loans originated directly by the company, applications are submitted electronically over the internet. A portion of applications are automatically declined based on scorecard and credit policy criteria. In other cases, credit analysts underwrite each application using the company’s written underwriting guidelines. After completion of the credit analysis, an underwriter makes a final decision regarding the application: approval, conditional approval or turndown. A conditional approval is an agreement by the company to fund the application under certain specific conditions as determined by the company. In the case of indirect loans, once a dealer chooses the company as its funding source, it assembles the financing package in accordance with the company’s requirements. The primary elements of the standard package include the contract, credit application, proof of residence, proof of income, an agreement to provide insurance, and titling paperwork. Packages are generally delivered by overnight mail. In the case of direct loans, once the company confirms that an approved or conditionally approved applicant will purchase a vehicle using its RoadLoans site draft; a fulfillment package is express mailed to the applicant. Each package includes a site draft, note and security agreement, instruction letter to the vehicle seller and instruction letter to the applicant. The company may conduct any or all of the following independent verifications for each package:

•	application information, generally verified directly with the loan customer;

•	mortgage or rental information, generally verified directly with the loan customer’s mortgage holder or landlord, as appropriate;

•	insurance, verified directly with the insurance agent;

•	employment and income levels, verified directly with the loan customer’s employer; and

•	reference information.

     In the case of indirect loans, the company also reviews each contract for completeness and accuracy. The company attempts to maintain a two-day turn-around time from when it receives a complete funding package until it purchases the contract from the dealer. Funding packages with deficiencies are not funded and are returned to the submitting dealer.

Servicing and Collections

General

     The company’s servicing responsibilities consist of collecting, accounting for and posting of all payments received with respect to its loans, responding to borrower inquiries, taking steps to maintain the security interest granted in financed vehicles or other collateral, investigating delinquencies, communicating with the loan customers, repossessing and liquidating collateral when necessary, and generally monitoring each loan and the related collateral. The company began servicing all new contract purchases in June 1996.

     The company currently performs all servicing and collection functions from its operations centers in Huntington Beach, California, Ft. Lauderdale, Florida and Dallas, Texas. The company sends payment invoices to loan customers each month for amounts due, including any amounts past due and late charges, if any. Subject to applicable law, the company’s current collection policies conform to the following procedures:

•	A welcome call is made prior to the first payment date to verify customer information and reduce early payment delinquency.

•	The initial contacts are made through phone calls, with continued attempts to contact the loan customer for payment at least every two days.

•	In cases where a loan customer has broken a promise to make a payment by a certain date, such loan customer is called within a day.

•	If the company’s collection department is unsuccessful in contacting a customer by phone, alternative methods of contact, such as the use of outside agent field calls or location gathering through references, employers, landlords, or other credit references are pursued, generally within 15 to 20 days of the account becoming delinquent.

Repossessions

     As part of the collection process, all practical means of contacting the customer are attempted. If, at any point, a collector feels that there is little or no chance that the company will be able to establish contact with the customer or that the customer will not make the required payments, the collector will submit the contract for repossession. The decision to repossess a vehicle is influenced by many factors, such as previous account history, reasons for delinquency and cooperation of the customer. All contracts submitted are evaluated by collection supervisors to determine if more follow-up work is needed prior to repossession. If so determined, the supervisor provides suggestions to assist the collector in further efforts to collect the payment and/or locate the customer. If the supervisor feels all leads have been exhausted, the contract will be forwarded to the assistant collection manager or collection manager for review. If the collection manager agrees with the supervisor, it will be returned to the collector “approved” for repossession.

     Once the decision to repossess a vehicle is made, the contract is referred to an outside agency which handles the actual repossession. Most state laws require that the customer be sent a “Notice of Intent to Sell,” which informs the borrower of the lender’s intent to sell the vehicle. The various states provide for a period of time, generally 15 to 20 days, during which the customer may have the right, depending on the applicable statute, either to reinstate the contract by making all past due payments and paying the repossession and storage expenses, or to redeem the vehicle by paying the contract in full, plus expenses associated with repossession and storage of the vehicle. If the customer does not exercise his right to reinstate the contract or redeem the vehicle, as provided by the applicable statute, the company immediately begins the process to sell the vehicle at private or public auction. The vehicle is usually sold within 31 to 45 days after being repossessed. After a repossessed vehicle is sold, the company’s collection staff applies for rebates on any extended warranty or life, accident and health insurance policies that may have been financed as part of the vehicle purchase.

     The company’s collection policies provide for loan extensions to assist an obligor when temporary financial difficulties interfere with their ability to make scheduled payments. In granting extensions, the company typically requires, with respect to a particular loan, that:

•	at least six payments have been made;

•	at least twelve months have passed since the last extension was granted; and

•	the maximum number of months extended over the life of the loan, depending on the original loan term, not exceed six months.

Information Technology and Systems

     The Company’s information technology needs are met with a system consisting of client servers, a personal computer local area network and a mainframe computer provided by a vendor. The Company’s loan accounting and collections systems (Shaw IL 2000 and CS 2000) are housed on a mainframe computer provided by Affiliated Computer Services, Inc., or ACS. ACS’s mainframe is located in Dallas, Texas and communicates with the company’s operation center through a dedicated, leased telephone line. The Company’s credit application processing system, APPRO, is maintained on a client server at the company’s operations center in Huntington Beach.

Risk Management

     The company’s risk management group, located in the Huntington Beach, California office, plays a significant role within all areas of the company’s operations, in particular in new account acquisition programs, in loan approval and in improving operational efficiencies.

     New Account Acquisition Programs. The company uses an internal scorecard in conjunction with its credit policy to underwrite the automobile loans. The new account acquisition program has three components: a static risk score based on loan application and credit bureau data, a deal score based on loan structure, and the credit policy.

     Loan Approval — Fraud Detection. As part of the application process, the underwriter will check for fraud in the case of applications in the higher-risk tiers, self-employed applicants and all applications for which there is a question regarding the validity of the information. This is done using the RiskWise system, a database of public information which can verify an applicant’s name, home and work address, home and work phone numbers and social security number.

     Loan Approval — Risk-Based Pricing. Using the “Pricing Side App Evaluator,” an underwriter is able to determine the appropriate pricing for an approved application based on the applicant’s credit risk. This software system was developed internally and provides automated pricing based on the company’s custom risk scores.

     Operational Efficiencies. Operational efficiencies in originations are achieved by automated declinations of applications that do not meet minimum credit criteria. Operational efficiencies in collections are achieved by use of a behavioral score to classify obligors by risk. Collection strategies are implemented based on such risk classifications.

Pool Factors

     The pool factor for each class of securities will be a seven-digit decimal, computed by the servicer prior to each distribution. The pool factor indicates the remaining outstanding principal balance of a class as of the applicable payment date, as a fraction of the initial outstanding principal balance of the class. Each pool factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class.

     A securityholder’s portion of the aggregate outstanding principal balance of the related class is the product of:

•	the original aggregate purchase price of the securityholder’s securities; and

•	the applicable pool factor.

     The securityholders of record will receive reports on or about each payment date concerning:

•	the payments received on the automobile loans;

•	the pool balance (as defined in the prospectus supplement);

•	each pool factor; and

•	other items of information.

     In addition, securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

Use of Proceeds

     The proceeds from the sale of the securities of a given series will be used by the seller for the acquisition of the automobile loans, and to make the deposit of the pre-funded amount into the pre-funding account, if any, and/or to provide for other forms of credit enhancement specified in the prospectus supplement. Unless the prospectus supplement specifies otherwise, the net proceeds to be received by the seller will be used for general corporate purposes, including:

•	the origination or acquisition of additional receivables;

•	repayment of indebtedness; and

•	general working capital purposes.

     The company expects that it will make additional transfers of automobile loans to the trust from time to time, but the timing and amount of any additional transfers will be dependent upon a number of factors, including:

•	the volume of automobile loans the company originates or acquires;

•	prevailing interest rates;

•	availability of funds; and

•	general market conditions.

Description of the Securities

General

     The securities will be issued in series. The following statements summarize the material terms and provisions common to the securities. A more detailed description of the securities of each series will appear in the related prospectus supplement. These summaries are subject to all of the provisions of the trust agreement for the related securities and the related prospectus supplement.

     Each series of securities — or in some instances, two or more series of securities — will be issued under a trust agreement.

     All of the offered securities will be rated in one of the four highest rating categories by one or more rating agencies.

     The securities may be offered in the form of certificates representing beneficial ownership interests in the trust property held by the trust or in the form of notes representing debt secured by the trust property held by the trust.

     Each series or class of securities may have a different interest rate, which may be fixed or adjustable. The prospectus supplement will specify the interest rate for each series or class of securities, or the initial interest rate and the method for determining subsequent changes to the interest rate.

     A series may include one or more classes of strip securities which are:

•	stripped of regular interest payments and entitled only to principal distributions, with disproportionate, nominal or no interest distributions; or

•	stripped of regular principal payments and entitled only to interest distributions, with disproportionate, nominal or no principal distributions.

     In addition, a series of securities may include two or more classes of securities that differ as to:

•	timing;

•	sequential order;

•	priority of payment;

•	interest rate; or

•	amount of principal or interest distribution or both.

     Distributions of principal or interest or both on any class of securities may be made upon:

•	the occurrence of specified events;

•	in accordance with a schedule or formula; or

•	on the basis of collections from designated portions of the related pool of automobile loans.

     A series may include one or more classes of accrual securities. Accrual securities will not distribute accrued interest but rather will add the accrued interest to the principal balance, or nominal balance, in the case of accrual securities which are also strip securities, on each payment date, or in the manner described in the prospectus supplement.

     A series may include one or more other classes of securities that are senior to one or more other classes of securities in respect of distributions of principal and interest and allocations of losses on automobile loans. A series of securities may have a balance that may decrease based on the amortization of automobile loans or increase based on principal collections used to purchase additional automobile loans.

     A series or class of securities may also include a derivative arrangement. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

     In addition, some classes of senior, or subordinate, securities may be senior to other classes of senior, or subordinate, securities in respect of distributions or losses.

General Payment Terms of Securities

     Securityholders will be entitled to receive payments on their securities on specified payment dates. Payment dates will occur monthly, quarterly, semi-annually or as described in the prospectus supplement.

     The prospectus supplement will describe a record date for each payment date, as of which the trustee or its paying agent will fix the identity of the securityholders for the purpose of receiving payments on that payment date. The prospectus supplement and the agreements will describe a period, known as the collection period, prior to each payment date. Interest accrued and principal collected on the automobile loans during a collection period will be required to be remitted by the servicer to the trustee prior to the payment date and will be used to distribute payments to securityholders on that payment date.

     None of the securities or the automobile loans will be guaranteed or insured by any governmental agency or instrumentality, the lenders, the servicer, the trustee, or any of their respective affiliates.

Payment Dates

     On each payment date, distributions of principal and interest or, where applicable, of principal only or interest only, on each class of securities will be made either by the trustee or a paying agent appointed by the trustee, to the persons who are registered as securityholders at the close of business on the record date. Interest that accrues and is not payable on a class of securities may be added to the principal balance of each security of the class. Distributions will be made in immediately available funds, by wire transfer or otherwise, to the account of a securityholder. If the securityholder has notified the trustee or the paying agent, as the case may be, and the agreements provide, payment may be in the form of a check mailed to the address of the person entitled thereto as it appears on the register. Except under certain circumstances, the final payment distribution upon retirement of the securities will be made only upon presentation and surrender of the securities at the office or agency of the trustee specified in the notice to securityholders of the final distribution.

Determination of Principal and Interest on the Securities

     The method of determining, and the amount of, distributions of principal and interest or, principal only or interest only, on a particular series of securities will be described in the prospectus supplement. Each class of securities, except for principal only securities, may bear interest at a different interest rate. Interest on the securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the interest period over 360, or on the basis of the actual number of days in the interest period over 365 or 366, as the case may be.

     On each payment date, the trustee or the paying agent will distribute to each securityholder an amount equal to the percentage interest represented by the security held by the securityholder multiplied by the total amount to be distributed on that payment date on account of that class.

     For a series of securities that includes two or more classes, the timing, sequential order, priority of payment, amount of distributions in respect of principal, any schedule or formula or other provisions applicable to the determination of distributions among multiple classes of senior securities or subordinate securities will be described in the prospectus supplement.

     Prior to each payment date the trustee will determine the amounts of principal and interest which will be due to securityholders on that payment date. If the amount then available to the trustee is insufficient to cover the amount due to securityholders, the trustee will be required to notify the credit enhancement provider, if there is one for that series providing credit enhancement for this type of deficiency. The credit enhancement provider, in this case, will then be required to fund the deficiency.

Soft Bullets

     Since the automobile loan pools that will back the securities will generate principal collections in each period, and will have unpredictable amortization rates, the securities will generally not be structured as “bullet” maturities similar to corporate debt, meaning a debt security which pays interest in all periods but principal only in a single payment at maturity.

     However, a trust may enter into forward purchase or liquidity arrangements which result in a security not unlike “bullet maturity” corporate debt. These securities, commonly known as soft bullets, typically have interest payments due in all periods and a single principal payment due on a date certain, but the payment of that principal on that date certain may be dependent on the trust’s ability at the time to issue refunding debt, or to access certain liquidity lines. If the refunding debt cannot be issued, or if the liquidity lines cannot be accessed, the securities will then begin to amortize in each period until final maturity.

Fixed Rate Securities

     Each class of securities may bear interest at an annual fixed rate or at a variable or floating rate per annum, as more fully described below and in the prospectus supplement. Each class of fixed rate securities will bear interest at the interest rate specified in the prospectus supplement.

Floating Rate Securities

     Each class of floating rate securities will bear interest for each related interest period at a rate per annum determined by reference to an interest rate index, commonly known as the base rate, plus or minus a spread, if any, or multiplied by a spread multiplier, in each case as specified in the prospectus supplement. The spread is the percentage above or below the base rate at which interest will be calculated that may be specified in the prospectus supplement as being applicable to such class. Thespread multiplier is the percentage that may be specified in the prospectus supplement as being applicable to such class.

     The prospectus supplement will designate a base rate for a given floating rate security based on the London interbank offered rate, commonly called LIBOR, eurodollar synthetic forward rates, commercial paper rates, federal funds rates, U.S. Government treasury securities rates, negotiable certificates of deposit rates or another rate as set forth in the prospectus supplement.

     As specified in the prospectus supplement, floating rate securities may also have either or both of the following, in each case expressed as an annual rate: (1) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period, which may be an available funds cap rate and (2) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. The interest rate on either type of security will not be higher than the maximum rate permitted by applicable law.

     Each trust that issues a class of floating rate securities will appoint and enter into agreements with a calculation agent to calculate interest rates on each class of floating rate securities. The prospectus supplement will set forth the identity of the calculation agent for each such class of floating rate securities which may be the trustee for the series. All determinations of interest by the calculation agent will, in the absence of manifest error, be conclusive for all purposes and binding on the holders of floating rate securities of a given class.

     The trust may also include a derivative arrangement for any series or any class of securities. A derivative arrangement may include a guaranteed rate agreement, a maturity liquidity facility, a tax protection agreement, an interest rate cap or floor agreement, an interest rate or currency swap agreement or any other similar arrangement.

Indexed Securities

     Any class of securities may consist of securities in which the indexed principal amount, the principal amount payable at the final scheduled payment date, is determined by reference to a measure commonly known as an index. The index will be related to one or more of the following:

•	the difference in the rate of exchange between United States dollars and a currency or composite currency;

•	the difference in the price of a specified commodity on specified dates;

•	the difference in the level of a specified stock index, which may be based on U.S. or foreign stocks, on specified dates; or

•	other objective price or economic measures as are described in the prospectus supplement.

     The prospectus supplement will describe the manner of determining the indexed principal amount of an indexed security and historical and other information about the applicable index, together with information about tax consequences to the holders of indexed securities.

     If the determination of the indexed principal amount of an indexed security is based on an index calculated or announced by a third party and the third party either suspends the calculation or announcement of the index or changes the basis upon which the index is calculated — other than changes consistent with policies in effect at the time the indexed security was issued and permitted changes described in the prospectus supplement — then the index will be calculated for purposes of that indexed security by an independent calculation agent on the same basis, and subject to the same conditions and controls, as applied to the original third party. If for any reason the index cannot be calculated on the same basis and subject to the same conditions and controls as applied to the original third party, then the indexed principal amount of the indexed security will be calculated in the manner described in the prospectus supplement. In the absence of manifest error, any determination of the independent calculation agent will bind all parties.

     The indexed security will pay interest based on an amount designated in the prospectus supplement. The prospectus supplement will describe how the principal amount of the indexed security, if any, will be payable upon redemption or repayment prior to the applicable final scheduled distribution date.

Scheduled Amortization Securities; Companion Securities

     The securities may include one or more classes of scheduled amortization securities and companion securities. Scheduled amortization securities are securities for which payments of principal are to be made in specified amounts on specified payment dates, to the extent of funds being available on that payment date. Companion securities are securities that receive payments of all or a portion of any funds available on a given payment date which are in excess of amounts required to be applied to payments on scheduled amortization securities on that payment date. Because of the manner of application of payments of principal to companion securities, the weighted average lives of companion securities of a series may be expected to be more sensitive to the actual rate of prepayments on the automobile loans in the related trust than will the scheduled amortization securities of that series.

Book-Entry Registration

     We expect that the securities of each series will be issued in uncertificated book-entry form, and will be registered in the name of Cede, the nominee of the Depository Trust Company, commonly known as DTC, in the United States, or Clearstream Banking, société anonyme (formerly Cedelbank), commonly known as Clearstream, Luxembourg, or the Euroclear system, in Europe. Clearstream, Luxembourg and Euroclear will hold omnibus positions for Clearstream, Luxembourg participants and Euroclear participants, respectively, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries will hold these positions in customers’ security accounts in the depositaries names on DTC’s books. The prospectus supplement will state if the securities will be in physical rather than book-entry form.

     DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the Uniform Commercial Code and a clearing agency registered under Section 17A of the Securities Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, eliminating the need for physical movement of certificates. DTC’s participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. Indirect access to the DTC system also is available to indirect participants such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly.

     Transfers between DTC participants will occur according to DTC rules. Transfers between Clearstream, Luxembourg participants and Euroclear participants will occur according to their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected in DTC according to DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require the counterparty to deliver instructions to the relevant European international clearing system according to the counterparty rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment according to normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to the depositaries.

     Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear resulting from a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and the credits or any transactions in the securities settled during the processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear resulting from sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

     Clearstream, Luxembourg was incorporated in 1970 as Cedel S.A., a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme, merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG.

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including U.S. dollars. Clearstream, Luxembourg provides, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account-holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New

York as the operator of the Euroclear System in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and Euroclear.

     Euroclear was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating both the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 37 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York, under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not Euroclear Clearance. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related operating procedures of the Euroclear system and applicable Belgian law. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

     Under a book-entry format, securityholders that are not DTC participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of securities registered in the name of Cede, as nominee of DTC, may do so only through participants and indirect participants. In addition, these securityholders will receive all distributions of principal of and interest on the securities from the trustee through DTC and its participants. Securityholders may receive payments after the payment date because DTC will forward these payments to its participants, which thereafter will be required to forward these payments to indirect participants or securityholders. Unless and until physical securities are issued, it is anticipated that the only securityholder will be Cede, as nominee of DTC, and that the beneficial holders of securities will not be recognized by the trustee as securityholders under the agreements. Securityholders that are not DTC participants will only be permitted to exercise their rights under the agreements through DTC or through its participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among its participants and is required to receive and transmit payments of principal of and interest on the securities. DTC’s participants and indirect participants are required to make book-entry transfers and receive and transmit payments on behalf of their respective securityholders. Accordingly, although securityholders will not possess physical securities, the rules provide a mechanism by which securityholders will receive distributions and will be able to transfer their interests.

     Unless and until physical securities are issued, securityholders that are not DTC participants may transfer ownership of securities only through DTC participants by instructing those participants to transfer securities through DTC for the account of the purchasers of the securities, which account is maintained with their respective participants. Under DTC’s rules and in accordance with DTC’s normal procedures, transfers of ownership of securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the respective participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing securityholders.

     Because DTC can only act on behalf of its participants, who in turn act on behalf of indirect participants and some banks, the ability of a securityholder to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of the securities, may be limited due to the lack of a physical certificate for the securities.

     DTC advises that it will take any action permitted to be taken by a securityholder under the agreements only at the direction of one or more of its participants to whose account the securities are credited. Additionally, DTC advises that it will take actions only at the direction of and on behalf of its participants whose holdings include current principal amounts of outstanding securities that satisfy the minimum percentage established in the agreements. DTC may take conflicting actions if directed by its participants.

     Any securities initial registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the agreements and described in the prospectus supplement. Upon the occurrence of any of the events specified in “Definitive Securities” in this prospectus or in the agreements and the prospectus supplement, DTC will be required to notify its participants of the availability through DTC of physical certificates. Upon surrender by DTC of the securities and receipt of instruction for reregistration, the trustee will issue the securities in the form of physical certificates, and thereafter the trustee will recognize the holders of the physical certificates as securityholders. Thereafter, payments of principal of and interest on the securities will be made by the trustee directly to securityholders in accordance with the procedures set forth in the agreements. The final distribution of any security whether physical certificates or securities registered in the name of Cede, however, will be made only upon presentation and surrender of the securities on the final payment date at the office or agency specified in the notice of final payment to securityholders.

     None of the company, any finance subsidiary, the originators, the servicer or the trustee will have any liability for any actions taken by DTC or its nominee Cede or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of the securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to the securities.

Definitive Securities

     The securities will be issued in fully registered, certificated form, commonly called definitive securities, to the securityholders or their nominees, rather than to DTC or its nominee, only if:

•	the trustee advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to the securities and the trustee is unable to locate a qualified successor;

•	the trustee, at its option, elects to terminate the book-entry-system through DTC; or

•	after the occurrence of an event of default under the indenture or a default by the servicer under the trust agreements, securityholders representing at least a majority of the outstanding principal amount of the securities advise the trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the securityholders’ best interest.

     Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will notify all affected securityholders through participants of the availability of definitive securities. Upon surrender by DTC of its securities and receipt of instructions for re-registration, the trustee will reissue the securities as definitive securities.

     Distributions of principal of, and interest on, the securities will then be made by the trustee in accordance with the procedures in the indenture or trust agreement directly to holders of definitive securities in whose names the definitive securities were registered at the close of business on the applicable record date. Distributions will be made by check mailed to the address of the securityholder as it appears on the register maintained by the trustee. The final payment on any security, however, will be made only upon presentation and surrender of the security at the office or agency specified in the notice of final distribution.

     Definitive securities will be transferable and exchangeable at the offices of the trustee or of a certificate registrar named in a notice delivered to holders of the definitive securities. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

Reports To Securityholders

     On or prior to each payment date, the servicer or the trustee will forward or cause to be forwarded to each securityholder of record a statement or statements with respect to the trust property generally describing the following information:

(1)	the amount of the distribution with respect to each class of securities;

(2)	the amount of the distribution allocable to principal;

(3)	amount of the distribution allocable to interest;

(4)	pool balance, if applicable, as of the close of business on the last day of the related collection period;

(5)	the aggregate outstanding principal balance and the pool factor for each class after giving effect to all payments reported under (2) above on the payment date;

(6)	the amount paid to the servicer, if any, with respect to the related collection period;

(7)	amount of the aggregate purchase amounts for automobile loans that have been reacquired, if any, for the related collection period; and

(8)	amount of coverage under any form of credit enhancement covering default risk as of the close of business on the payment date and a description of any substitute credit enhancement.

     Each amount described under subclauses (1), (2), (3) and (5) will be expressed as a dollar amount per $1,000 of the initial principal balance of the securities, as applicable. The actual information to be described in statements to securityholders will be detailed in the prospectus supplement.

     Within the prescribed period of time for tax reporting purposes after the end of each calendar year, the trustee will provide the securityholders a statement containing the amounts described in (2) and (3) above for that calendar year and any other information required by applicable tax laws.

Forward Commitments; Pre-Funding

     A trust may enter into a forward purchase agreement with the seller where the seller will agree to transfer additional automobile loans to the trust following the date on which the trust is established and the securities are issued. The trust may enter into forward purchase agreements to acquire additional automobile loans that could not be delivered by the company or have not formally completed the origination process, prior to the closing date. Any forward purchase agreement will require that any automobile loans transferred to the trust conform to specified requirements.

     If a forward purchase agreement is utilized, and unless otherwise specified in the prospectus supplement, the trustee will be required to deposit in a pre-funding account up to 100% of the net proceeds received by the trustee in connection with the sale of one or more classes of securities. The additional automobile loans will be transferred to the trust in exchange for money released to the company from the pre-funding account. Each forward purchase agreement will set a specified funding period during which any transfers must occur. For a trust that elects federal income treatment as a grantor trust, the funding period will be limited to three months from the date the trust is established. For a trust that is treated as a mere security device for federal income tax purposes, the funding period will be limited to one year from the date the trust is established. The forward purchase agreement or the trust agreement will require that any monies originally deposited in the pre-funding account and not used by the end of the funding period be applied as a mandatory prepayment of the related class or classes of securities.

     During the funding period the monies deposited to the pre-funding account will either:

•	be held uninvested; or

•	be invested in cash-equivalent investments rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization.

     The invested monies will either mature prior to the end of the funding period, or will be drawable on demand and in any event, will not constitute the type of investment that would require registration of the trust as an “investment company” under the Investment Company Act of 1940, as amended.

Description of the Trust Agreements

     Each series of securities will be issued under one or more trust agreements that will establish the trust, transfer the automobile loans and issue the securities. The following paragraphs describe the material provisions common to the agreements. A more detailed discussion of the trust agreements governing your specific series will appear in the prospectus supplement. The term trust agreement as used with respect to a trust means, except as otherwise specified, any and all agreements relating to the establishment of the trust, the servicing of the automobile loans and the issuance of the securities, including the indenture.

Sale And Assignment of the Automobile Loans

     On or prior to the closing date, the company will sell and assign the automobile loans originated by the company to the seller, without recourse, either to a trust, or will pledge the company’s or the finance subsidiary’s right, title and interests in and to the automobile loans to a trustee on behalf of the securityholders.

     The company will be obligated to acquire from the related trust any automobile loan transferred to a trust or pledged to a trustee if the interest of the securityholders is materially adversely affected by a breach of any representation or warranty made by the company with respect to the automobile loan, which breach has not been cured following the discovery by or notice to the company. In addition, the company may from time to time reacquire automobile loans or substitute other automobile loans for automobile loans under conditions described in the trust agreement.

Accounts

     For each series of securities issued by a trust, the servicer will establish and maintain with a trustee one or more collection accounts, in the trustee’s name on behalf of the securityholders and any credit enhancement providers. The servicer will deposit all payments made on or with respect to the automobile loans into the collection accounts. The servicer will also establish and maintain with the trustee separate distribution accounts, in the trustee’s name on behalf of the securityholders and any credit enhancement providers. Amounts released from the collection account, the reserve account or other credit enhancement will be deposited into the distribution account and will be used to make distributions to securityholders.

     The prospectus supplement will describe any other accounts to be established with respect to a trust.

     For any series of securities, funds in the collection account, the distribution account, any reserve account and other accounts (collectively, the trust accounts) will be invested in eligible investments. Eligible investments are limited to investments acceptable to the rating agencies as being consistent with the rating of the securities. Eligible investments may include securities issued by the company, the servicer or their respective affiliates or other trusts created by the company or its affiliates. Except as described below or in the prospectus supplement, eligible investments are limited to obligations or securities that mature not later than the business day immediately preceding a payment date. However, subject to any conditions specified in the related agreements, funds in the reserve account may be invested in securities that will not mature prior to the next distribution date and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of the reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections exceeds the amount of cash in the reserve account, a temporary shortfall in the amounts distributed to the related securityholders could result. This could, in turn, increase the average life of the securities. The servicer will deposit investment earnings on funds in the trust accounts, net of losses and investment expenses, in the applicable collection account on each payment date. The investment earnings will be treated as collections of interest on the automobile loans.

     The trust accounts will be maintained as eligible deposit accounts. An eligible deposit account is an account that is either (a) a segregated account with the corporate trust department of the related indenture trustee of the related trustee, (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the depository institution has a credit rating from each rating agency which signifies investment grade or (c) a segregated account with a depository institution organized under the laws of the United States of America or any one of the states or the District of Columbia, or any domestic branch of a foreign bank.

     The depository institution or its parent corporation must have either:

•	a long-term unsecured debt rating acceptable to the rating agencies; or

•	a short-term unsecured debt rating or certificate of deposit rating acceptable to the rating agencies.

     In addition, the depository institution’s deposits must be insured by the FDIC.

Payments on Automobile Loans

     The servicer will deposit into the collection account all payments on the related automobile loans, from whatever source, and all proceeds of the automobile loans collected within three business days of receipt of available funds. The servicer may not commingle monies deposited in the collection account with funds from other sources.

     However, so long as Triad Financial Corporation is the servicer, if each condition to making monthly deposits as may be required by the related sale and servicing agreement or pooling and servicing agreement (including, the satisfaction of specified ratings criteria and the absence of any servicer default) is satisfied, the servicer may retain these amounts until the business day immediately preceding the related payment date. The servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into or on deposit in the collection account, amounts previously deposited in the collection account but later determined to have resulted from mistaken deposits or postings. Except in some circumstances described in the related sale and servicing agreement or pooling and servicing agreement, pending deposit into the collection account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds.

The Servicer

     The servicer under each trust agreement will be named in the prospectus supplement. The servicer may be the company or an affiliate of the company and may have other business relationships with the company or the company’s affiliates. Any servicer may delegate its servicing responsibilities to one or more sub-servicers, but delegation will not relieve it of its liabilities under the trust agreements.

     The servicer will make representations and warranties regarding its authority to enter into, and its ability to perform, its obligations under the trust agreement. An uncured breach of a representation or warranty that materially and adversely affects the interests of the securityholders will constitute a servicer default.

Servicing Procedures

     Each trust agreement requires the servicer to make reasonable efforts to:

•	collect all payments due on the automobile loans which are part of the trust fund; and

•	make collections on the automobile loan using the same collection procedures that it follows with respect to automobile loans that it services for itself and others.

     Consistent with its normal procedures, the servicer may, in its discretion, arrange with an obligor on an automobile loan to extend or modify the payment schedule. Some of the arrangements — including, without limitation, any extension of the payment schedule beyond the final scheduled payment date for the securities — may result in the servicer acquiring the automobile loan if the loan becomes a defaulted automobile loan. The servicer may sell the vehicle securing the defaulted automobile loans, if any, at a public or private sale, or take any other action permitted by applicable law. The prospectus supplement will describe the material aspects of any particular servicer’s collections and other relevant procedures.

Servicing Compensation

     The servicer will be entitled to receive a servicing fee for each collection period at a rate equal to a specified percentage per year of the value of the assets of the trust property, generally as of the first day of the collection period. Each prospectus supplement and servicing agreement will specify the priority of distributions with respect to the servicing fee — together with any portion of the servicing fee that remains unpaid from prior payment dates. The servicing fee will be paid prior to any distribution to the securityholders.

     The servicer will also collect and retain any late fees, the penalty portion of interest paid on past due amounts and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans. In addition, the servicer will be entitled to reimbursement from each trust for specified liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments and late fees and other charges in accordance with the servicer’s normal practices and procedures.

     The servicing fee will compensate the servicer for performing the functions of a third party servicer of similar types of automobile loans as an agent for their beneficial owner. These functions include:

•	collecting and posting all payments;

•	responding to inquiries of obligors on the related automobile loans;

•	investigating delinquencies;

•	sending billing statements to obligors;

•	reporting tax information to obligors;

•	paying costs of collection and disposition of defaults;

•	policing the collateral;

•	administering the automobile loans; and

•	accounting for collections and furnishing statements to the trustee or the indenture trustee with respect to distributions.

     The servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred in connection with administering the automobile loans.

Distributions

     Distributions of principal and interest, or, where applicable, of principal or interest only, on each class of securities will be made by the indenture trustee to the noteholders and by the trustee to the certificateholders. The timing, calculation, allocation, order, source, priorities of and requirements for each class of noteholders and all distributions to each class of certificateholders will be detailed in the prospectus supplement.

     On each payment date, the servicer will transfer collections on the automobile loans from the collection account to the distribution account for distribution to securityholders. Credit enhancement may be available to cover any shortfalls in the amount available for distribution, to the extent specified in the prospectus supplement. Distributions in respect of principal of a class of securities will be subordinate to distributions in respect of interest on the class, and distributions in respect of the certificates of a series may be subordinate to payments in respect of the notes of a series.

Credit and Cash Flow Enhancements

     The amounts and types of credit enhancement arrangements, if any, and the credit enhancement provider, with respect to each class of securities will be detailed in the prospectus supplement. Credit enhancement may be in the form of:

•	an insurance policy;

•	subordination of one or more classes of securities;

•	reserve accounts;

•	overcollateralization resulting from the excess of principal value of the automobile loans over the aggregate principal amount of the securities;

•	letters of credit;

•	credit or liquidity facilities;

•	third party payments or other support;

•	surety bonds;

•	guaranteed cash deposits; or

•	other arrangements or any combination of two or more of the foregoing.

     Credit enhancement for a class may cover one or more other classes of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

     Credit enhancement for any class or series of securities is intended to enhance the likelihood that securityholders of that class or series will receive the full amount of principal and interest due and to decrease the likelihood that the securityholders will experience losses. Credit enhancement for a class or series of securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest. If losses occur that exceed the amount covered by any credit enhancement, or that are not covered by any credit enhancement, securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of securities, securityholders of those series will be subject to the risk that the credit enhancement will be exhausted by the claims of securityholders of other series.

Statements to Indenture Trustees and Trustees

     Prior to each payment date, the servicer will provide to the applicable indenture trustee and/or the trustee and credit enhancement provider as of the close of business on the last day of the preceding collection period a statement describing substantially the same information provided in the periodic reports to securityholders. These reports are described under “Description of the Securities — Reports to Securityholders.”

Evidence as to Compliance

     The trust agreements require the servicer to deliver to the trust an annual statement signed by an officer of the servicer stating that the servicer, to such officer’s knowledge, has fulfilled its obligations in all material respects under the trust agreements throughout the preceding calendar year, except as specified in the statement. Each year, a firm of independent certified public accountants will furnish a report to the trustee or the indenture trustee stating that the accountants have examined documents and the records relating to servicing of the automobile loans, in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, and, except as disclosed in the report, the report disclosed no exceptions or errors in the records relating to automobile and light duty trucks serviced for others that such firm is required to report under the program. The servicer is not required to deliver the report if the servicer is a consolidated subsidiary and there are no separate audits of its books and records.

     Securityholders may obtain copies of these statements and certificates by requesting them in writing from the indenture trustee or the trustee.

Certain Matters Regarding the Servicer

     The servicer may not resign from its obligations and duties as servicer, except upon determination that the performance by the servicer of its duties is no longer permissible under applicable law. No resignation will become effective until the trustee or a successor servicer has assumed the servicer’s servicing obligations and duties under the trust agreement.

     The servicer will not be liable to the securityholders for taking any action, or for errors in judgment. However, that the servicer will not be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. The servicer will be under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities and that, in its opinion, may cause it to incur any expense or liability.

     Any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, an entity in each of the prior cases that assumes the obligations of the servicer, will be the successor to the servicer.

Rights Upon Servicer Termination Event

     A “servicer termination event” will consist of the events set forth in the related prospectus supplement. As long as a servicer termination event remains unremedied, the trustee, the insurer, the credit enhancement provider or securityholders evidencing not less than 50% of the voting rights of the then outstanding securities may terminate all the rights and obligations of the servicer. If this happens, a successor servicer appointed by either the trustee or the insurer, or the trustee itself, will succeed to all the responsibilities, duties and liabilities of the servicer and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

     With respect to each trust, unless otherwise provided in the prospectus supplement and subject to the approval of any credit enhancement provider, holders of securities evidencing at least a majority of the voting rights of the then outstanding securities may, on behalf of all securityholders, waive any default by the servicer in the performance of its obligations under the trust agreement and its consequences, except a default in making any required deposits to or payments from any of the trust accounts. The waiver will not impair the securityholders’ rights with respect to subsequent defaults.

Amendment

     If not materially adversely affecting the securityholders and subject to an opinion of counsel acceptable to the trustee and any credit enhancement provider’s approval, the trust agreements may be amended, without the securityholders’ consent for the purpose of adding, changing or eliminating any provisions of the trust agreements or of modifying in any manner the rights of the securityholders. The seller, the servicer, and the trustee with the consent of securityholders evidencing at least a majority of the voting rights of the then outstanding securities may amend the trust agreements to add, change in any manner, or eliminate any provisions of the trust agreements or to modify in any manner the rights of the securityholders including provisions that would adversely affect the ratings of the securities. However, no amendment may:

•	increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections on the automobile loans or distributions that are required to be made for the benefit of the securityholders; or

•	without the consent of the securityholders reduce the percentage of securities that are required to consent to any such amendment.

Termination of Trusts

     With respect to each trust, the obligations of the servicer, the seller and the trustee will terminate upon the earlier to occur of:

•	the maturity or other liquidation of the last automobile loan and the disposition of any amounts received upon liquidation of any remaining automobile loans; and

•	the payment to securityholders of all amounts required to be paid to them pursuant to the trust agreements and the expiration of any preference period related thereto.

     If the pool balance of the automobile loans is less than a specified percentage of the initial pool balance, the servicer may, at its option, purchase, as of the end of any collection period immediately preceding a payment date, all remaining automobile loans. The remaining automobile loans will be purchased at a price equal to the aggregate of the purchase amounts described as of the end of the collection period, but not less than the outstanding principal balance of the securities plus accrued and unpaid interest thereon.

     Any outstanding securities of the related series will be redeemed following such purchase.

Material Legal Aspects of the Automobile Loans

General

     The transfer of automobile loans by the company to the seller and by the seller to the trust, the perfection of the security interests in the automobile loans, and the enforcement of rights to realize on the vehicles are subject to a number of federal and state laws, including the UCC as codified in various states. The servicer will take necessary actions to perfect the trustee’s rights in the automobile loans. If, through inadvertence or otherwise, a third party were to purchase — including the taking of a security interest in — an automobile loan for new value in the ordinary course of its business, without actual knowledge of the trust’s interest, and then were to take possession of the automobile loan, the purchaser would acquire an interest in the automobile loan superior to the trust’s interest. No entity will take any action to perfect the trustee’s right in proceeds of any insurance policies covering individual vehicles or obligors. Therefore, the rights of a third party with an interest in these proceeds could prevail against the rights of the trust prior to the time the servicer deposits the proceeds into a trust account.

Security Interests in the Financed Vehicles

General

     In all of the states in which automobile loans have been originated, the automobile loans are evidenced either by retail installment sales contracts or by promissory notes with a security interest in the vehicle. The installment sales contracts and promissory notes with a security interest are chattel paper under the UCC. Perfection of security interests in automobiles and light duty trucks is generally governed by the vehicle registration or titling laws of the state in which each vehicle is registered or titled. In most states a security interest in a vehicle is perfected by noting the secured party’s lien on the vehicle’s certificate of title.

Perfection

     The company will sell and assign the automobile loans it has originated or acquired and its security interests in the financed vehicles to the trust. Alternatively, the company may assign the automobile loans and its interest in the financed vehicles to the seller or another affiliate of the company. The seller will then sell and assign the automobile loans and related security interests to the trust. The prospectus supplement will specify whether, because of the administrative burden and expense, the company, the servicer or the trustee will not amend any certificate of title to identify the trustee as the new secured party on the certificates of title. The prospectus supplement will specify the UCC financing statements to be filed in order to perfect the transfer of the automobile loans to the seller and their subsequent transfer by the seller to the trust. Further, although the trust will not rely on possession of the automobile loans as the legal basis for the perfection of its interest in the automobile loans or in the security interests in the vehicles, the servicer will continue to hold, either on its own or through third party vendors, or cause a third party custodian to hold, the automobile loans and any certificates of title in its possession as custodian for the trustee. This practice should preclude any other party from claiming a competing security interest in the automobile loans on the basis that their security interest is perfected by possession.

     In most states, a secured creditor can perfect its security interest in a motor vehicle against creditors and subsequent purchasers without notice only by one or more of the following methods:

•	depositing with the related Department of Motor Vehicles or analogous state office a properly endorsed certificate of title for the vehicle showing the secured party as legal owner or lienholder on the vehicle;

•	filing a sworn notice of lien with the related Department of Motor Vehicles or analogous state office and noting the lien on the certificate of title; or

•	if the vehicle has not been previously registered, filing an application in usual form for an original registration together with an application for registration of the secured party as legal owner or lienholder, as the case may be.

     However, under the laws of most states, a transferee of a security interest in a motor vehicle is not required to reapply to the related Department of Motor Vehicles or analogous state office for a transfer of registration when the security interest is sold or transferred by the lienholder to secure payment or performance of an obligation. Accordingly, under the laws of these states, the assignment by the company of its interest in the automobile loans to the trust effectively conveys the company’s security in the automobile loans and, specifically, the vehicles, without re-registration and without amendment of any lien noted on the certificate of title, and the trustee will succeed to the company’s rights as secured party.

     Although it is not necessary to re-register the vehicle to convey the perfected security interest in the vehicles to the trustee, the trustee’s security interest could be defeated through fraud, negligence, forgery or administrative error because it may not be listed as legal owner or lienholder on the certificates of title. However, in the absence of these events, the notation of the company’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers or subsequent creditors who take a security interest in a vehicle. The company will represent and warrant that it has taken all action necessary to obtain a perfected security interest in each vehicle. If there are any vehicles for which the company failed to obtain a first priority perfected security interest, the company’s security interest would be subordinate to, among others, subsequent purchasers and the holders of first priority perfected security interests in these vehicles. Such a failure, however, would constitute a breach of the company’s representations and warranties. Accordingly, the company would be required to repurchase these automobile loans from the trustee unless the breach were cured.

Continuity of Perfection

     Under the laws of most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the state in which it is initially registered and continues until the owner re-registers the motor vehicle in the new state. To re-register a vehicle, a majority of states require the registering party to surrender the certificate of title. In those states that require a secured party to take possession of the certificate of title to maintain perfection, the secured party would learn of the re-registration through the obligor’s request for the certificate of title so it could re-register the vehicle. In the case of vehicles registered in states that provide for notation of a lien on the certificate of title but that do not require possession, Texas, for example, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the new state. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, the debtor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require the re-registering party to surrender the certificate of title, re-registration could defeat perfection. The trust agreements will require the servicer to take steps to re-perfect the security interest upon receiving notice of re-registration or information from the obligor that it relocated. Similarly, when an obligor sells a vehicle, the servicer will have an opportunity to require that the loan be satisfied before it releases the lien. The opportunity arises because the servicer will be required to surrender possession of the certificate of title in connection with the sale, or because the servicer will receive notice as a result of its lien being noted on the certificate. The servicer will hold, either on its own or through third party vendors, or will cause a third party custodian to hold, the certificates of title for the vehicles as custodian for the trustee and will be obligated to take appropriate steps, at its own expense, to maintain perfected security interests in the vehicles.

Priority of Certain Liens Arising by Operation of Law

     Under the laws of most states, statutory liens take priority over even a first priority perfected security interest in a vehicle. These statutory liens include:

•	mechanic’s, repairmen’s and garagemen’s liens;

•	motor vehicle accident liens;

•	towing and storage liens;

•	liens arising under various state and federal criminal statutes; and

•	liens for unpaid taxes.

     The UCC also grants certain federal tax liens priority over a secured party’s lien. Additionally, the laws of most states and federal law permit governmental authorities to confiscate motor vehicles under certain circumstances if used in or acquired with the proceeds of unlawful activities. Confiscation may result in the loss of the perfected security interest in the vehicle. The company will represent and warrant to the trustee that, as of the closing date, each security interest in a vehicle is a valid and enforceable first priority security interest in the vehicle. However, liens for repairs or taxes superior to the trustee’s security interest in any vehicle, or the confiscation of a vehicle, could arise at any time during the term of an automobile loan. No notice will be given to the trustee or any securityholder if these types of liens or confiscations arise. Moreover, any liens of these types or any confiscation arising after the closing date would not give rise to the company’s repurchase obligation.

Repossession

     If an obligor defaults, the holder of the related automobile loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Under the UCC, a secured party’s remedies include the right to repossession by self-help, unless self-help would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is accomplished simply by taking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a secured party must obtain a court order from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify the debtor of the default and the intent to repossess the collateral and then must give the debtor a time period within which to cure the default. Generally, this right of cure may only be exercised on a limited number of occasions during the term of the related automobile loan. Other jurisdictions permit repossession without prior notice if it can be accomplished without a breach of the peace. However, in some states, a creditor's course of conduct in accepting late payments has been held to create a right by the obligor to receive prior notice.

Notice of Sale; Redemption Rights

     The UCC and other state laws require a secured party to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. In addition, some states also impose substantive timing requirements on the sale of repossessed vehicles and/or various substantive timing and content requirements on the notices. In some states, after a financed vehicle has been repossessed, the obligor may redeem the collateral by paying the delinquent installments and other amounts due. The obligor has the right to redeem the collateral prior to actual sale or entry by the secured party into a contract for sale of the collateral by paying the secured party:

•	the unpaid principal balance of the automobile loan;

•	accrued interest on the automobile loan;

•	the secured party’s reasonable expenses for repossessing, holding, and preparing the collateral for sale and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees and legal expenses; or

•	in some other states, by paying the delinquent installments on the unpaid principal balance on the automobile loans.

Deficiency Judgments and Excess Proceeds

     The proceeds from the resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to satisfying the outstanding debt. In many instances, the remaining principal amount of the indebtedness will exceed the proceeds. Under the UCC and laws applicable in some states, a creditor is entitled to bring an action to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of a motor vehicle securing such debtor’s loan. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Additionally, in some states a creditor is prohibited from seeking a deficiency judgment from a debtor whose financed vehicle had an initial cash sales price less than a specified amount, usually $3,000. Some states impose prohibitions, limitations or notice requirements on actions for deficiency judgments. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible.

     In addition to the notice requirement described above, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable.” Courts have held that when a sale is not “commercially reasonable,” the secured party loses its right to a deficiency judgment. Also, prior to a sale, the UCC permits the debtor or other interested person to obtain an order mandating that the secured party refrain from disposing of the collateral if it is established that the secured party is not proceeding in a commercially reasonable manner in accordance with the “default” provisions under the UCC.

     Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

     Occasionally, after a secured party sells a vehicle and uses the sale proceeds to pay all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the vehicle or if no subordinate lienholder exists or if there are remaining funds after the subordinate lienholder is paid, the UCC requires the creditor to remit the surplus to the obligor.

Consumer Protection Laws

     Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include:

•	the Truth-in-Lending Act;

•	the Equal Credit Opportunity Act;

•	the Federal Trade Commission Act;

•	the Fair Credit Reporting Act;

•	the Fair Debt Collection Practices Act;

•	the Magnuson-Moss Warranty Act;

•	the Federal Reserve Board’s Regulations B and Z;

•	state adaptations of the Uniform Consumer Credit Code;

•	state motor vehicle retail installment sale and loan acts;

•	state “lemon” laws; and

•	other similar laws.

     In addition, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require other disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the trustee’s ability to enforce consumer finance contracts such as the automobile loans.

     The Federal Trade Commission’s so-called “holder-in-due-course” rule has the effect of subjecting any assignee of the seller in a retail installment sale, and other related creditors and their assignees, to all claims and defenses which the obligor in the transaction could assert against the retail seller. However, liability under the FTC rule is limited to the amounts paid by the obligor under the contract. Because of the FTC Rule, the assignee may be unable to collect any balance due from the obligor. The FTC rule is generally duplicated by the Uniform Consumer Credit Code, other state statutes or the common law in some states. To the extent that the automobile loans will be subject to the requirements of the FTC rule, the trustee, as holder of the automobile loans, will be subject to any claims or defenses that the purchaser of the related vehicle may assert against the seller. These claims will be limited to a maximum liability equal to the amounts paid by the obligor under the related automobile loan.

     Under most state vehicle dealer licensing laws, sellers of automobiles and light duty trucks must be licensed to sell vehicles at retail sale. In addition, the Federal Trade Commission’s rule on sale of used vehicles requires that all sellers of used vehicles prepare, complete and display a “Buyer’s Guide” explaining the warranty coverage for the vehicles.

Furthermore, federal odometer regulations and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if the seller did not provide either a buyer’s guide or odometer disclosure statement to the purchaser, the obligor may be able to assert a defense against the seller. If an obligor on an automobile loan were successful in asserting these claims or defenses, the servicer would pursue on behalf of the trust any reasonable remedies against the vehicle seller or manufacturer.

     Any loss, to the extent not covered by credit support, could result in losses to securityholders. If an obligor were successful in asserting any claim or defense described in the two immediately preceding paragraphs, the claim or defense may constitute a breach of a representation and warranty under the trust agreement and may create an obligation of the company to repurchase the automobile loan unless the breach were cured.

     The company will represent and warrant that each automobile loan complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trustee because the company violated any law and the claim materially and adversely affects the trustee’s interest in an automobile loan, the violation would create an obligation of the company to repurchase the automobile loan unless the violation were cured.

Soldiers’ and Sailors’ Civil Relief Act of 1940

     Under the terms of the Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended, the holder of an automobile loan may not charge an obligor who enters military service after the obligor takes out a loan more than a 6% annual rate, including fees and charges, during the obligor’s active duty status, unless a court orders otherwise upon application of the lender. The relief act applies to obligors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the relief act applies to obligors who enter military service, including reservists who are called to active duty, after origination of the automobile loan, the company cannot provide information as to the number of loans that may be effected. Application of the relief act would adversely affect, for an indeterminate period of time, the servicer’s ability to collect full amounts of interest on some automobile loans. Any shortfall in interest collections resulting from the application of the relief act or similar legislation or regulations, which would not be recoverable from the related automobile loans, would result in a reduction of the amounts distributable to securityholders, and would not be covered by advances, or any form of credit enhancement provided in connection with the securities. In addition, the relief act imposes limitations that would impair the ability of the servicer to repossess an automobile loan during the obligor’s period of active duty status, and, in some circumstances, during an additional three month period afterward. Thus, if the relief act or similar legislation or regulations applies to any automobile loan that goes into default, there may be delays in payment and losses on the securities. Any other interest shortfalls, deferrals or forgiveness of payments on the automobile loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders.

Other Limitations

     In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of the trust or the servicer to repossess a vehicle or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under an automobile loan or change the rate of interest and time of repayment of the indebtedness. Any such shortfall, to the extent not covered by credit support, could result in losses to securityholders.

Material Federal Income Tax Consequences

General

     The following is a general discussion of the material anticipated federal income tax consequences to investors of the purchase, ownership and disposition of the securities offered by this prospectus. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion does not deal with all federal tax consequences applicable to all categories of investors. Some securityholders, including insurance companies; tax-exempt organizations; regulated investment companies; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; securityholders that hold their securities as part of a hedge, straddle, appreciated financial position or conversion transaction; and securityholders that will hold their securities as other than capital assets may be subject to special rules that are not discussed below or in the prospectus supplement.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the securities.

     Dewey Ballantine LLP, as tax counsel to the seller, has provided its opinion of the federal income tax consequences of an investment in securities offered by this prospectus. With respect to each series of securities, tax counsel will deliver its opinion with respect to federal tax matters for that series prior to the issuance of the securities. Each opinion will be attached on Form 8-K to be filed with the SEC prior to the sale of that series.

     The following discussion addresses in greater detail securities of four general types:

•	grantor trust securities, representing interests in a grantor trust;

•	debt securities, that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans;

•	partnership interests, representing interests in a trust, that is intended to be treated as a partnership under the Internal Revenue Code of 1986, as amended (the “Code”); and

•	FASIT securities, representing interests in a financial asset securitization investment trust, a FASIT, or a portion of a FASIT, which the seller will covenant to elect to have treated as a FASIT under sections 860H through 860L of the Code. The prospectus supplement for each series of securities will indicate whether a FASIT election, or elections, will be made for the related trust. If a FASIT election is to be made, the prospectus supplement will identify all “regular interests,” “high-yield interests” and the “ownership interest” in the FASIT.

Grantor Trust Securities

     In the opinion of Dewey Ballantine LLP:

•	each grantor trust security will be issued by a trust that qualifies as a grantor trust for federal income tax purposes; and

•	each beneficial owner of a grantor trust security will generally be treated as the owner of an interest in the automobile loans included in the grantor trust.

     A grantor trust security representing an undivided equitable ownership interest in the principal of the automobile loans constituting the related grantor trust, together with interest thereon at a pass-through rate, is referred to as a grantor trust fractional interest security. A grantor trust security representing ownership of all or a portion of the difference between interest paid on the automobile loans constituting the related grantor trust and interest paid to the beneficial owners of grantor trust fractional interest securities issued with respect to a grantor trust is referred to as a grantor trust strip security.

Taxation of Beneficial Owners of Grantor Trust Securities

     Generally, beneficial owners of grantor trust fractional interest securities will be required to report on their federal income tax returns their respective shares of the income from the automobile loans, including amounts used to pay reasonable servicing fees and other expenses. They will not be required to report amounts payable to beneficial owners of any corresponding grantor trust strip securities, and, subject to limitations, they will be entitled to deduct their shares of any reasonable servicing fees and other expenses. If a beneficial owner acquires a grantor trust fractional interest security for an amount that differs from its outstanding principal amount, the amount includible in income on a grantor trust fractional interest security may differ from the amount of its distributable interest. See “Discount and Premium,” below. Individuals holding a grantor trust fractional interest security directly or through a pass-through entity will be allowed a deduction for reasonable servicing fees and expenses only to the extent that the aggregate of a beneficial owner’s miscellaneous itemized deductions exceeds 2% of a beneficial owner’s adjusted gross income. Further, beneficial owners may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income unless they are a corporation which is subject to the alternative minimum tax.

     Beneficial owners of grantor trust strip securities will generally be required to treat the securities as “stripped coupons.” Accordingly, a beneficial owner will be required to treat the excess of the total amount of payments on a security over the amount paid for a security as original issue discount and to include a discount in income as it accrues over the life of a security. See “Discount and Premium,” below.

     Grantor trust fractional interest securities may also be subject to the coupon stripping rules if a class of grantor trust strip securities is issued as part of the same series of securities. The consequences of the application of the coupon stripping rules appears to be that any discount arising upon the purchase of a security, and perhaps all its stated interest, would be classified as original issue discount and includible in the beneficial owner’s income as it accrues, regardless of the beneficial owner’s method of accounting, as described below under “Discount and Premium.”

Sales of Grantor Trust Securities

     Any gain or loss recognized on the sale of a grantor trust security, equal to the difference between the amount realized on the sale and the adjusted basis of a grantor trust security, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income. The adjusted basis of a grantor trust security will generally equal its cost, increased by any income reported by the beneficial owner, including original issue discount and market discount income, and reduced, but not below zero, by any previously reported losses, any amortized premium and any distributions of principal.

Grantor Trust Reporting

     With each distribution the trustee will furnish to each beneficial owner of a grantor trust fractional interest security a statement detailing the amount of the distribution allocable to principal on the underlying automobile loans and to interest thereon at the related interest rate. In addition, the trustee will furnish to each beneficial owner during the year the information to enable beneficial owners of grantor trust securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the “IRS”).

Debt Securities

     In the opinion of Dewey Ballantine LLP, debt securities will be:

•	issued by a trust that, for federal income purposes, is treated either as a partnership or as a disregarded entity, which means that its separate existence is disregarded for federal income tax purposes; and will be treated as indebtedness for federal income tax purposes; and

•	will not be treated as ownership interests in the automobile loans or the trust. Beneficial owners will be required to report income received with respect to the debt securities in accordance with their normal method of accounting. For additional tax consequences relating to debt securities purchased at a discount or with premium, see “Discount and Premium,” below.

Taxation of Beneficial Owners of Debt Securities

     If the debt securities are characterized as indebtedness, interest paid or accrued on a debt security will be treated as ordinary income to the beneficial owner and principal payments on a debt security will be treated as a return of capital to the extent of the beneficial owner’s basis in the debt security. An accrual method taxpayer will be required to include in income interest on the debt security when earned, even if not paid, unless it is determined to be uncollectible. The trust will report to beneficial owners of record and the IRS the amounts of interest paid and original issue discount, if any, accrued on the debt securities.

Sales of Debt Securities

     If a beneficial owner of a debt security sells or exchanges the security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner’s adjusted basis in the security. The adjusted basis in the security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller’s gross income regarding the security and reduced by the payments previously received on the security, other than payments of qualified stated interest, and by any amortized premium.

     In general, except as described in “Discount and Premium — Market Discount,” below, any gain or loss on the sale or exchange of a debt security, will be capital gain or loss and will be long-term or short-term depending on whether the security has been held for more than one year.

Debt Securities Reporting

     The trustee will furnish to each beneficial owner of a debt security with each distribution a statement setting forth the amount of a distribution allocable to principal and to interest on it at the related interest rate. In addition, the trustee will furnish to each beneficial owner during a year to enable beneficial owners of debt securities to prepare their tax returns and will furnish comparable information to the IRS.

Partnership Interests

     In the opinion of Dewey Ballantine LLP:

•	each partnership interest will be issued by a trust that is treated as a partnership for federal income tax purposes; and

•	each beneficial owner of a partnership interest will generally be treated as the owner of an interest in the automobile loans.

Taxation of Beneficial Owners of Partnership Interests

     If the trust is treated as a partnership for federal income tax purposes, the trust will not be subject to federal income tax. Instead, each beneficial owner of a partnership interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the trust.

     The trust’s assets will be the assets of the partnership. The trust’s income will consist primarily of interest and finance charges earned on the underlying automobile loans. The trust’s deductions will consist primarily of interest accruing with respect to any indebtedness issued by the trust, servicing and other fees, and losses or deductions upon collection or disposition of the trust’s assets.

     Substantially all of the taxable income allocated to a beneficial owner of a partnership interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity, including an individual retirement account, will constitute “unrelated business taxable income” generally taxable to a securityholder.

Sale or Exchange of Partnership Interests

     Generally, capital gain or loss will be recognized on a sale or exchange of partnership interests in an amount equal to the difference between the amount realized and the seller’s tax basis in the partnership interests sold. A beneficial owner’s tax basis in a partnership interest will generally equal the beneficial owner’s cost increased by the beneficial owner’s share of trust income recognized and decreased by any distributions received with respect to the partnership interest. In addition, both the tax basis in the partnership interest and the amount realized on a sale of a partnership interest would take into account the beneficial owner’s share of any indebtedness of the trust. A beneficial owner acquiring partnership interests at different prices may be required to maintain a single aggregate adjusted tax basis in the partnership interests, and upon sale or other disposition of some of the partnership interests, to allocate a portion of the aggregate tax basis to the partnership interests sold, rather than maintaining a separate tax basis in each partnership interest for purposes of computing gain or loss on a sale of that partnership interest.

     Any gain on the sale of a partnership interest attributable to the beneficial owner’s share of unrecognized accrued market discount on the assets of the trust would generally be treated as ordinary income to the securityholder and would give rise to special tax reporting requirements. If a beneficial owner of a partnership interest is required to recognize an aggregate amount of income over the life of the partnership interest exceeding the aggregate cash distributions with respect to the partnership interest, the excess will generally give rise to a capital loss upon the retirement of the partnership interest. If a beneficial owner sells its partnership interest at a profit or loss, the transferee will have a higher or lower basis in the partnership interests than the transferor had. The tax basis of the trust’s assets will not be adjusted to reflect that higher or lower basis.

Partnership Reporting

     The trustee is required to report each beneficial owner’s allocable share of items of trust income and expense to beneficial owners and the IRS on Schedule K-1.

     The trust will provide the Schedule K-1 information to nominees that fail to provide the trust with the information statement described below and the nominees will be required to forward the information to the beneficial owners of the partnership interests. Generally, beneficial owners of a partnership interest must file tax returns that are consistent with the information return filed by the trust or be subject to penalties unless the beneficial owner of a partnership interest notifies the IRS of all inconsistencies.

     Any person that holds partnership interests as a nominee at any time during a calendar year is required to furnish the trust with a statement containing information on the nominee, the beneficial owners and the partnership interests so held. The information includes the name, address and taxpayer identification number of the nominee and of each beneficial owner.

     In addition, brokers and financial institutions that hold partnership interests through a nominee are required to furnish directly to the trust information regarding themselves and their ownership of partnership interests. A clearing agency registered under section 17A of the Exchange Act is not required to furnish any information statement to the trust. Nominees, brokers and financial institutions that fail to provide the trust with the information described above may be subject to penalties.

     The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the trust by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a partnership interest and, under circumstances, a beneficial owner of a partnership interest may be precluded from separately litigating a proposed adjustment to the items of the trust. An adjustment could also result in an audit of the beneficial owner of a partnership interest’s returns and adjustments of items not related to the income and losses of the trust.

FASIT Securities

     If provided in a related prospectus supplement, an election will be made to treat the trust as a FASIT.

     In the opinion of Dewey Ballantine LLP:

•	the trust issuing FASIT securities will qualify as a FASIT; and

•	the FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments.

     Continuing to qualify as a FASIT requires ongoing compliance with certain conditions. The tax opinion delivered prior to the sale of, and in connection with, a FASIT issuance, will state that the permissible characteristics and composition of the trust property will enable the trust to meet the requirements for qualification and taxation as a FASIT. A trust for which a FASIT election is made is referred to in this prospectus as a FASIT trust. The securities of each class will be designated as

“regular interests” or “high-yield regular interests” in the FASIT trust except that one separate class will be designated as the “ownership interest” in the FASIT trust. The prospectus supplement for your series of securities will state whether securities of each class will constitute either a regular interest or a high-yield regular interest, a FASIT regular security, or an ownership interest, a FASIT ownership security.

Taxation of Beneficial Owners of FASIT Regular Securities

     A FASIT trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT regular securities generally will be treated for federal income tax purposes as newly-originated debt instruments. Interest paid to holders of regular interests in a FASIT is deductible by the FASIT in computing its net income as passed through to its owner. In general, interest, original issue discount and market discount on a FASIT regular security will be treated as ordinary income to the beneficial owner, and principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular security will be treated as a return of capital to the extent of the beneficial owner’s basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT regular securities, regardless of the method of accounting otherwise used by the beneficial owners. See “Discount and Premium” below.

     In order for the FASIT trust to qualify as a FASIT, there must be ongoing compliance with the following requirements:

     •  there is a single ownership interest held directly by an eligible corporation;

     •  all other interests that are issued by the FASIT qualify as regular interests;

     •  no later than three months after formation and at all times thereafter, substantially all assets of the FASIT (including assets treated as held by the entity, such as assets held by the owner or a person related to the owner that support any regular interest in such entity) are permitted assets; and

     •  the entity is not a regulated investment company (RIC) (such as a mutual fund).

     Permitted assets consist of cash or cash equivalents, debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and hedges, and contracts to acquire the same, foreclosure property and regular interests in another FASIT or in a Real Estate Mortgage Investment Conduit, commonly referred to as a REMIC. Based on proposed regulations issued by the Treasury Department (the “Proposed Regulations”), the “substantially all” requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT’s assets. The FASIT provisions of the Code, also require the FASIT ownership interest and “high-yield regular interests,” described below, to be held only by fully taxable domestic corporations.

      The various interests in a FASIT must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and:

1.	unconditionally entitles the securityholder to receive a specified principal amount, or other similar amount;

2.	provides that interest payments, or other similar amounts, if any, at or before maturity are payable based on either a fixed rate or a qualified variable rate;

3.	has a stated maturity of not longer than 30 years;

4.	has an issue price not greater than 125% of its stated principal amount; and

5.	has a yield to maturity not greater than 5 percentage points higher than the related applicable federal rate, as defined in Code section 1274(d).

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements (1), (2), (4), or (5) is a “high-yield regular interest.” A high-yield regular interest that fails requirement (2) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

     If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable portion thereof will not be treated as a FASIT thereafter. The Proposed Regulations indicate, however, that the Commissioner may allow an entity to continue to be a FASIT or to re-elect FASIT status if loss of its status is determined by the Commissioner to have been inadvertent, it takes prompt steps to requalify and the holders of the ownership interests in the entity agree to make such adjustments as the Commissioner may require with respect to the period in which the entity failed to qualify as a FASIT. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments are treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

     Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the FASIT ownership security at a 100% rate. Prohibited transactions generally include (1) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default, (b) bankruptcy or insolvency of the FASIT, (c) a qualified, complete liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the securityholder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (2) the receipt of income from nonpermitted assets; (3) the receipt of compensation for services; or (4) the receipt of any income derived from a loan originated by the FASIT (subject to certain safe harbors). It is unclear the extent to which tax on the transactions could be collected from the FASIT trust directly under the applicable statutes rather than from the holder of the FASIT ownership security.

     The Proposed Regulations are subject to change before being adopted as final regulations, and it is unclear whether they will be applied retroactively when adopted.

     Due to the complexity of these rules and the proposed form of the Treasury regulations, you should consult with your own tax advisors regarding the tax treatment of your acquisition, ownership and disposition of the FASIT regular securities.

Discount and Premium

     A security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all grantor trust strip securities and various grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules of the Code.

     In very general terms:

•	original issue discount is treated as a form of interest and must be included in a beneficial owner’s income as it accrues, regardless of the beneficial owner’s regular method of accounting, using a constant yield method;

•	market discount is treated as ordinary income and must be included in a beneficial owner’s income as principal payments are made on the security, or upon a sale of a security; and

•	if a beneficial owner elects, premium may be amortized over the life of the security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

     In general, a security will be considered to be issued with original issue discount equal to the excess, if any, of its “stated redemption price at maturity” over its “issue price.” The issue price of a security is the initial offering price to the public, excluding bond houses and brokers, at which a substantial number of the securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first remittance period and the closing date. The stated redemption price at maturity of a security that has a notional principal amount or receives principal only or that provides for or may provide for accruals of interest is equal to the sum of all distributions to be made under the security. The stated redemption price at maturity of any other security is its stated principal amount, plus an amount equal to the excess, if any, of the interest payable on the first payment date over the interest that accrues for the period from the closing date to the first payment date. The trustee will supply to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the securities.

     Notwithstanding the general definition, original issue discount will be treated as de minimis if the discount is less than 0.25% of the stated redemption price at maturity of the security multiplied by its weighted average life. The weighted average life of a security is computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying:

     •  the number of complete years, rounding down for partial years, from the closing date until the date on which each distribution is expected to be made under the assumption that the automobile loans prepay at the rate specified in the related prospectus supplement, in the Prepayment Assumption section; by

     •  a fraction, the numerator of which is the amount of the distribution and the denominator of which is the security’s stated redemption price at maturity.

     Original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called “teaser” interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of such de minimis original issue discount and a fraction, the numerator of which is the amount of such principal payment and the denominator of which is the outstanding stated principal amount of the security. Securityholders also may elect to accrue de minimis original issue discount into income currently based on a constant yield method.

     The Code contains special original issue discount rules applicable to prepayable securities. Under these rules, described in greater detail below, (a) the amount and rate of accrual of original issue discount on each series of securities will be based on (1) the prepayment assumption, and (2) in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains equal to the value of that rate on the closing date, and (b) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the prepayment assumption.

     The Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in the Treasury regulations. To date, no regulations have been promulgated. The legislative history indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The seller anticipates that the prepayment assumption for each series of securities will be consistent with this standard. The seller makes no representation, however, that the automobile loans for a given series will prepay at the rate reflected in the prepayment assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the securities.

     Each beneficial owner must include in gross income the sum of the “daily portions” of original issue discount on its security for each day during its taxable year on which it held the security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each “accrual period.” Original issue discount calculations must be based on accrual periods of no longer than one year either:

     •  beginning on a payment date, or, in the case of the first period, the closing date, and ending on the day before the next payment date; or

     •  beginning on the next day following a payment date and ending on the next payment date.

     The portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of:

     •  the sum of (1) the present values of all the distributions remaining to be made on the security, if any, as of the end of the accrual period and (2) the distribution made on the security during the accrual period of amounts included in the stated redemption price at maturity; over

     •  the adjusted issue price of the security at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence will be calculated based on:

     •  the yield to maturity of the security, calculated as of the closing date, giving effect to the prepayment assumption;

     •  events, including actual prepayments, that have occurred prior to the end of the accrual period;

     •  the prepayment assumption; and

     •  in the case of a security calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the closing date over the entire life of the security.

     The adjusted issue price of a security at any time will equal the issue price of the security, increased by the aggregate amount of previously accrued original issue discount with respect to the security, and reduced by the amount of any distributions made on the security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

     In the case of grantor trust strip securities and various FASIT securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of negative amounts. The legislative history indicates that negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of the securities should consult their own tax advisors concerning the treatment of negative accruals.

     A subsequent purchaser of a security that purchases the security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds the security, the daily portion of original issue discount with respect to the security, but reduced, if the cost of the security to the purchaser exceeds its adjusted issue price, by an amount equal to the product of (1) the daily portion and (2) a constant fraction, the numerator of which is the excess and the denominator of which is the sum of the daily portions of original issue discount on the security for all days on or after the day of purchase.

Market Discount

     A beneficial owner that purchases a security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of the security, or, in the case of a security with original issue discount, its adjusted issue price, will be required to allocate each principal distribution first to accrued market discount on the security, and recognize ordinary income to the extent the distribution does not exceed the aggregate amount of accrued market discount on the security not previously included in income. For securities that have unaccrued original issue discount, the market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a security at a market discount may also be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a security may be treated as accruing either (1) under a constant yield method or (2) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the security, in any case taking into account the prepayment assumption. The trustee will make available to beneficial owners of securities information necessary to compute the accrual of market discount.

     Notwithstanding the above rules, market discount on a security will be considered to be zero if the discount is less than 0.25% of the remaining stated redemption price at maturity of the security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments, including prepayments, prior to the date of acquisition of the security by the subsequent purchaser. If market discount on a security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the security and, when each distribution is received, ordinary income equal to the discount allocated to the distribution will be recognized.

Premium

     A purchaser of a security that purchases the security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased a premium security, at a premium. A purchaser need not include in income any remaining original issue discount and may elect to treat the premium as “amortizable bond premium.” If a beneficial owner makes an election, the amount of any interest payment that must be included in the beneficial owner’s income for each period ending on a payment date will be reduced by the portion of the premium allocable to that period based on the premium security’s yield to maturity. The premium amortization should be made using constant yield principles. If an election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income, “fully taxable bonds,” held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If an election is not made:

     •  a beneficial owner must include the full amount of each interest payment in income as it accrues; and

     •  the premium must be allocated to the principal distributions on the premium security and when each distribution is received a loss equal to the premium allocated to the distribution will be recognized.

     Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the premium security.

Special Election

     A beneficial owner may elect to include in gross income all “interest” that accrues on the security by using a constant yield method. For purposes of the election, the term interest includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. You should consult with your own tax advisors regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding and Information Reporting

     Distributions of interest and principal, as well as distributions of proceeds from the sale of securities, may be subject to the “backup withholding tax” if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient’s federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

Foreign Investors

Grantor Trust Securities, Debt Securities, and FASIT Regular Securities

     Distributions made on a grantor trust security, debt security or a FASIT regular security to, or on behalf of, a beneficial owner that is not a U.S. person generally will be exempt from U.S. federal income and withholding taxes. The term U.S. person means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided:

• the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the security;

• the beneficial owner signs a statement under penalties of perjury that certifies that the beneficial owner is not a U.S. person, and provides the name and address of the beneficial owner; and

• the last U.S. person in the chain of payment to the beneficial owner receives a statement from a beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false.

     Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner of a FASIT regular security that also owns 10% or more of the FASIT ownership securities of any FASIT trust, or to a beneficial owner that is a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code.

High-Yield FASIT Regular Securities

     High-yield FASIT regular securities may not be sold to or beneficially-owned by non-U.S. persons. Any purported transfer will be null and void and, upon the trustee’s discovery of any purported transfer in violation of this requirement, the last preceding owner of a high-yield FASIT regular securities will be restored to ownership thereof as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to a high-yield FASIT regular securities for federal income tax purposes. The trust documents will provide that, as a condition to transfer of a high-yield FASIT regular security, the proposed transferee must furnish an affidavit as to its status as a U.S. person and otherwise as a permitted transferee.

Partnership Interests

     Depending upon the particular terms of the trust documents, a trust may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the trust is considered to be engaged in a trade or business in the United States for these purposes and the trust is treated as a partnership, the income of the trust distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a partnership interest that is a corporation may be subject to the branch profits tax. If the trust is notified that a beneficial owner of a partnership interest is a foreign person, the trust may withhold as if it were engaged in a trade or business in the United States in order to protect the trust from possible adverse consequences of a failure to withhold. A foreign securityholder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the trust was not in a U.S. trade or business.

     A look-through rule would apply in the case of tiered partnerships. In addition, the withholding regulations may require that a foreign beneficial owner, including, in the case of a foreign partnership, the partners thereof, obtain a United States taxpayer identification number and make certain certifications if the foreign beneficial owner wishes to claim exemption from, or a reduced rate of, withholding under an income tax treaty. Non-U.S. persons should consult their own tax advisors regarding the application to them of the withholding regulations.

State and Local Tax Consequences

     In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” you should consider the state and local income tax consequences involved in purchasing, owning, and disposing of the securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors with respect to the various state and local tax consequences of an investment in the securities.

ERISA Considerations

General

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended, should consider the fiduciary standards thereunder in the context of the plan’s particular circumstances before authorizing an investment of a portion of such plan’s assets in the securities offered by this prospectus. Accordingly, pursuant to Section 404 of ERISA, such fiduciary should consider, among other factors:

•	whether the investment is for the exclusive benefit of plan participants and their beneficiaries;

•	whether the investment satisfies the applicable diversification requirements;

•	whether the investment is in accordance with the documents and instruments governing the plan; and

•	whether the investment is prudent, considering the nature of the investment.

     Fiduciaries of plans also should consider ERISA’s prohibition on improper delegation of control over, or responsibility for, plan assets.

     In addition, employee benefit plans and other retirement arrangements subject to ERISA, as well as individual retirement accounts, certain types of Keogh plans not subject to ERISA but subject to section 4975 of the Code, and entities (including insurance company separate or general accounts) whose underlying assets include plan assets by reason of such plans, arrangements or accounts investing in such entities, are prohibited from engaging in a broad range of transactions involving plan assets with persons that are parties in interest under ERISA or disqualified persons under the Code. Such transactions are treated as prohibited transactions under Section 406 of ERISA and excise taxes and/or other penalties are imposed on such persons under ERISA and/or section 4975 of the Code unless a statutory, regulatory or administrative exemption applies. The underwriter, the servicer, any subservicers, any insurer, the trustee, any indenture trustee and certain of their affiliates might be considered parties in interest or disqualified persons with respect to a plan. If so, the acquisition, holding or disposition of securities by or on behalf of such plan could be considered to give rise to a prohibited transaction unless an exemption is available.

     Governmental plans and certain church plans are not subject to the requirements of ERISA or section 4975 of the Code. Accordingly, assets of these plans may be invested in securities without regard to the ERISA considerations discussed below; however, investment by such plans may be subject to the provisions of other applicable federal, state and local law. Any plan that is qualified and exempt from taxation under sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in section 503 of the Code.

ERISA Considerations regarding Securities that are Certificates

Plan Assets

     The Department of Labor has issued regulations defining what constitutes “plan assets” for purposes of ERISA and section 4975 of the Code.

     The plan asset regulations provide that if a plan makes an investment in an equity interest in an entity, an undivided portion of the assets of the entity will be considered the assets of such plan unless certain exceptions set forth in such regulations apply. Securities that are certificates will be considered equity interests in the issuer for purposes of the plan asset regulations, and there can be no assurance that the issuer will qualify for any of the exceptions under the plan asset regulations. As a result, a plan that invests in certificates may be deemed to have acquired an undivided interest in the trust property, and transactions occurring in connection with the management and operation of the trust, including the servicing of the automobile loans, might constitute prohibited transactions unless an exemption is available.

Underwriter Exemptions

     The Department of Labor has issued to various underwriters individual prohibited transaction exemptions which generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of securities issued by investment pools whose assets consist of:

•	certain types of secured receivables, secured loans and other secured obligations, including obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles;

•	property securing a permitted obligation;

•	undistributed cash, cash credited to a pre-funding account or a capitalized interest account, and certain temporary investments made therewith; and

•	certain types of credit support arrangements, including yield supplement agreements and interest-rate swaps that meet certain requirements set forth in exemptions.

     The securities covered by the underwriter exemptions include certificates representing a beneficial ownership interest in the assets of a trust (including a grantor trust, owner trust or FASIT) and which entitle the securityholder to payments of principal, interest and/or other payments made with respect to the assets of such trust.

     Among the conditions that must be satisfied for the underwriter exemptions to apply are the following:

•	the plan must acquire the securities on terms, including the security price, that are at least as favorable to the plan as they would be in an arm’s-length transaction with an unrelated party;

•	the securities must not be subordinated to any other class of securities issued by the same issuer, unless the securities are issued in a designated transaction;

•	at the time of acquisition, the securities acquired by the plan must have received a rating in one of the three (or, in the case of designated transactions, four) highest generic rating categories from one of the following rating agencies: Standard and Poor’s, Moody’s Investors Service, Inc. or Fitch, Inc.;

•	the trustee must not be an affiliate of any other member of the restricted group;

•	the sum of all payments made to and retained by the underwriters must not total more than reasonable compensation for underwriting the securities, the sum of all payments made to and retained by the issuer’s sponsor for assigning the obligations to the issuer must not total more than the fair market value of the obligations, and the sum of all payments made to and retained by any servicer must not total more than reasonable compensation and expense reimbursement for its services;

•	the plan must be an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the commission under the Securities Act of 1933; and

•	in the event that all of the obligations used to fund the issuer have not been transferred to the issuer on the closing date, additional obligations having an aggregate value equal to no more than 25% of the total principal amount of the securities being offered may be transferred to the issuer under a pre-funding feature within ninety days or three months following the closing date.

     For purposes of the underwriter exemptions, the term “designated transaction” includes any securitization transaction in which the assets of the issuer consist of obligations that bear interest or are purchased at a discount and which are fully secured by motor vehicles.

     The issuer must also meet the following requirements:

•	the assets of the issuer must consist solely of assets of the type that have been included in other investment pools;

•	securities evidencing interests the other investment pools must have been rated in one of the three (or in the case of designated transactions, four) highest rating categories by a rating agency for at least one year prior to the plan’s acquisition of securities;

•	investors other than plans must have purchased securities evidencing interests in the other investment pools for at least one year prior to the plan’s acquisition of securities.

     The underwriter exemptions also provide relief from various self-dealing/conflict of interest prohibited transactions that may occur when a plan fiduciary causes a plan to acquire securities of an issuer and the fiduciary, or its affiliate, is an obligor with respect to obligations or receivables contained in the issuer; provided that, among other requirements:

•	in the case of an acquisition in connection with the initial issuance of the securities, at least fifty percent of each class of securities in which plans have invested is acquired by persons independent of the restricted group and at least fifty percent of the aggregate interest in the issuer is acquired by persons independent of the restricted group;

•	the fiduciary, or its affiliate, is an obligor with respect to five percent or less of the fair market value of the obligations or receivables contained in the issuer;

•	the plan’s investment in each class of securities does not exceed twenty-five percent of all of the securities of that class outstanding at the time of acquisition; and

•	immediately after the plan acquires the securities, no more than twenty-five percent of the plan’s assets for which the person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

     The underwriter exemptions do not apply to plans sponsored by a member of the restricted group, which includes the underwriter, the issuer’s sponsor, the servicer, any subservicer, the trustee, any obligor with respect to obligations or receivables included in the issuer constituting more than five percent of the aggregate unamortized principal balance of the issuer’s assets, any insurer, the counterparty to any interest-rate swap entered into by the issuer and any affiliate of these parties.

ERISA Considerations regarding Securities that are Notes

     Securities that are notes will not be considered equity interests in the issuer for purposes of the plan asset regulations if the notes are treated as indebtedness under applicable local law and have no substantial equity features. If the notes have substantial equity features, a plan that purchased notes might be deemed to have acquired an undivided interest in the trust property, and certain transactions involving the trust property might constitute prohibited transactions. If the notes are treated as indebtedness without substantial equity features, the issuer’s assets would not be deemed to include assets of a plan that acquired notes. However, in such circumstances, the acquisition or holding of notes by or on behalf a plan could nevertheless give rise to a prohibited transaction if such acquisition or holding were deemed to be a prohibited loan to a party in interest or disqualified person with respect to the plan. There can be no assurance that the issuer or an affiliate will not become party in interest or disqualified person with respect to a plan that acquires notes.

     Prohibited transaction exemption 2000-58 amended the underwriter exemptions and extended the relief available thereunder to transactions involving the initial purchase, the holding and the subsequent resale by plans of securities denominated as debt that are issued by, and are obligations of, investment pools whose assets are held in trust or held by a partnership, special purpose corporation or limited liability company. The same conditions described above relating to certificates must also be met with respect to notes. In addition, prior to the issuance of the notes, the issuer must receive a legal opinion to the effect that the noteholders will have a perfected security interest in the issuer’s assets. As with certificates, exemptive relief would not be available for plans sponsored by a member of the restricted group.

     If the underwriter exemptions are not applicable to the notes, one or more other prohibited transaction exemptions could apply to the purchase, holding and resale of notes by a plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire or dispose of the notes. Included among these exemptions are:

•	PTCE 84-14, regarding transactions effected by qualified professional asset managers;

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts;

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds;

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts; and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.

     Each purchaser and each transferee of a note that is treated as debt for purposes of the plan asset regulations may be required to represent and warrant (or, in the case of a book-entry note, may be deemed to represent and warrant) either that it is not using plan assets or that its purchase and holding of the note will be covered by one of the exemptions listed above or by another Department of Labor class exemption.

Consultation with Counsel

     The prospectus supplement will provide further information that plans should consider before purchasing the securities. A plan fiduciary considering the purchase of securities should consult its tax and/or legal advisors regarding:

•	whether the trust’s assets would be considered plan assets;

•	the possibility of exemptive relief from the prohibited transaction rules; and

•	other ERISA issues and their potential consequences.

     In addition, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in securities is appropriate for the plan, taking into account the plan’s overall investment policy and the composition of the plan’s investment portfolio. The sale of securities to a plan is in no respect a representation by the company or the underwriters that this investment meets all relevant requirements regarding investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Methods of Distributions

     The issuer will offer the securities offered by this prospectus and by the prospectus supplement in series through one or more of the methods described below. The prospectus supplement will describe the offering method and will state the public offering or purchase price and the net proceeds to the company from the sale.

     The company intends that securities will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of securities may be made through a combination of two or more of these methods. The methods are as follows:

•	By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

•	By placements by the company with institutional investors through dealers;

•	By direct placements by the company with institutional investors; and

•	By competitive bid.

     In addition, securities may be offered in whole or in part in exchange for the automobile loans — and other assets, if applicable — that would comprise the trust property.

     If underwriters are used in a sale of any securities, other than in connection with an underwriting on a best efforts basis, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The securities will be described on the cover of the prospectus supplement and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

     In connection with the sale of the securities, underwriters may receive compensation from the company or from purchasers of the securities in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the securities may be deemed to be underwriters in connection with the securities, and any discounts or commissions received by them from the company and any profit on the resale of securities by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933. The prospectus supplement will describe any compensation paid by the company.

     It is anticipated that the underwriting agreement pertaining to the sale of securities will provide that the obligations of the underwriters will be subject to conditions precedent providing that the underwriters will be obligated to purchase all the securities if any are purchased, other than in connection with an underwriting on a best efforts basis, and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against certain civil liabilities, including liabilities under the Securities Act of 1933 or will contribute to payments required to be made.

     For any securities offered by placements through dealers, the prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of securities.

     Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard prior to any reoffer or sale.

Legal Opinions

     Certain legal matters relating to the issuance of the securities of any series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Dewey Ballantine LLP, New York, New York, or other counsel specified in the prospectus supplement.

Incorporation by Reference

     The company will from time to time, file various items with the Securities and Exchange Commission relating to the issuing trusts and the securities offered by this prospectus and the prospectus supplements. These items will include the definitive legal documents used for each issuance, definitive prospectus supplements and computational materials, as well as periodic reports on Forms 8-K and 10-K, which the company will file for each trust for so long as that trust is subject to the reporting requirements of the Exchange Act. In addition, the financial statements of each credit enhancement provider, if not attached to the related prospectus supplement, will also be incorporated by reference.

     All of these items will be incorporated by reference into the registration statement of which this prospectus is a part. This means that those items are considered to be a part of this registration statement for purposes of the federal securities laws. These items will be publicly available through the Securities and Exchange Commission — see “Where You Can Find More Information” in the related prospectus supplement.

Financial Information

     Certain specified trust property will secure each series of securities, however, no trust will engage in any business activities or have any assets or obligations prior to the issuance of the securities, except for the capital contribution made to any trust that is a Delaware business trust. Accordingly, financial statements with respect to the trust property of any trust which is a Delaware business trust will be included in the prospectus supplement. A prospectus supplement may also contain the financial statements of the related credit enhancement provider, if any.

Prospectus Supplement
(To the Prospectus dated ____, 2002)

Triad Auto Receivables Trust 200_-___

Issuer
[Triad Financial Special Purpose LLC]
Seller
Triad Financial Corporation
Company/Servicer

You should read the section entitled “Risk Factors” on page S-__ of this prospectus supplement and on page __ of the accompanying prospectus and consider these factors before making a decision to invest in these securities.

Neither these certificates nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the certificates only if accompanied by the prospectus.

The certificates—

•	Represent beneficial ownership interest in the assets of the issuer;

•	The assets of the issuer will include a pool of “non-prime” automobile installment sale contracts, referred to in this prospectus supplement and the accompanying prospectus as the automobile loans, secured by new and used automobiles and light duty trucks. “Non-prime” automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties;

•	Receive distributions on the ___ day of each month beginning on ______ ; and

•	Currently have no trading market.

Credit enhancement for the certificates will consist of

•	[Overcollateralization resulting from the excess of principal value of the initial automobile loans over the aggregate principal amount of the certificates; and]

•	[A financial guarantee insurance policy issued by [name of insurer] unconditionally and irrevocably guaranteeing timely payment of interest and principal.]

			Final	Initial
			Scheduled	Public
	Issuance	Pass-through	Distribution	Offering	Underwriting	Net
	Amount	Rate	Date	Price(1)	Discount	Proceeds(2)

Class A Certificates

(1)	Initial public offering price is before adding accrued interest, if any, from __________.

(2)	Net proceeds are before deducting expenses, estimated to be $____________.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

[Underwriters]

The date of this prospectus supplement is ____________.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Prospectus

Until [Date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

S-2

Important Notice About The Information Presented In This Prospectus Supplement
And The Accompanying Prospectus

•	We provide information to you about the certificates in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and (2) this prospectus supplement, which describes the specific terms of your series of certificates.

•	This prospectus supplement does not contain complete information about the offering of the certificates. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the certificates to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of certificates varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross--references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

•	We include a glossary in this prospectus supplement where defined terms are explained in detail.

Where You Can Find More Information

     Triad Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission’s regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     [The consolidated financial statements of insurer and its subsidiaries included in, or as exhibits to, the following documents filed by insurer with the SEC are hereby incorporated by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, ______, and

S-3

(b)	Quarterly Report on Form 10--Q for the period ended _________________.

     All financial statements of insurer, included in, or as exhibits to, documents filed by insurer pursuant to Section 13(a), 13(c), 14, or
15(d) of the Securities and Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the certificates, shall be deemed incorporated by reference in this prospectus supplement and to be a part hereof.]

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: Triad Financial Corporation, 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647; (714) 373-8300.

     Triad Financial Corporation on behalf of the issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement related to the certificates offered by this prospectus supplement, and the offering of such certificates at that time will be considered an initial bona fide offering.

S-4

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	There are material risks associated with an investment in the certificates. You should read the section entitled “Risk Factors” beginning on page S- of this prospectus supplement and page of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the certificates.

The Issuer

•	Triad Auto Receivables Owner Trust 200__, or the issuer, is a Delaware business trust. The issuer will issue the certificates and be liable for their payment. The issuer’s principal asset will be a pool of automobile loans.

The Seller

•	[Triad Financial Special Purpose Corporation] or the seller, is a [Delaware corporation] which is a wholly-owned special-purpose subsidiary of the company. The seller will sell the automobile loans to the issuer.

The Servicer

•	Triad Financial Corporation, or the company, is a California corporation. The company either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. The servicer will sell the automobile loans to the seller.

The Insurer

•	Insurer, is a [State] [financial guaranty insurance company], insurer will issue a policy, that will guarantee the payment of timely interest and principal due on the certificates but only as described in the section of the prospectus supplement titled “The Policy.”]

The Trustee

•	[Trustee], or [Trustee], is a [entity], [Trustee] will be the trust collateral agent, the indenture trustee, and the backup servicer.

S-5

Initial Cutoff Date

•	, 200 . The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

•	On or about , 200 .

Denominations

•	The issuer will issue the certificates in minimum denominations of $100,000 and integral multiples of $1,000.

No Listing

•	The certificates will not be listed on any securities exchange.

Distribution Date

The distribution date will be the [  ] day of each month, subject to the business day rule set forth below, commencing on          , 200 .

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Final Scheduled Distribution Date

If the certificates have not already been paid in full, the issuer will pay the outstanding principal amount of the certificates in full on          .

Interest

•	On each distribution date, the issuer will pay interest at the applicable interest rate that accrued during the prior interest accrual period.

•	Interest on the certificates will accrue at the applicable interest rate from [a distribution date to the day before the next distribution date][the first day of the immediately preceding calendar month]. In the case of the first distribution date, interest begins to accrue on the day of the closing.

•	Interest on the certificates will be calculated [on the basis of a [360]-day year and the actual number of days elapsed in the interest accrual period] [on the basis of a 360-day year consisting of twelve 30-day months].

•	Amounts to be paid to holders of the certificates will be shared in proportion to their interest in the issuer.

Principal

•	On each distribution date, the issuer will distribute principal equaling:

(1)	the amount of principal paid by obligors on the automobile loans during the prior month, plus

(2)	the principal portion of any purchase amount paid by the company or the servicer to repurchase an automobile loan from the trust property, plus

(3)	the amount of excess interest collected on the automobile loans during the prior month up to an amount necessary to cover:

(a)	the outstanding principal balance of each automobile loan that became an uncollectible automobile loan during the prior month, plus

S-6

(b)	the amount of any court ordered reduction in the principal balance or total scheduled payments of any automobile loan during the prior month.

The Trust Assets

The issuer’s assets will principally include:

•	a pool of “non-prime” automobile loans secured by new and used automobiles and light duty trucks;

•	collections on the automobile loans received after , 200 ;

•	an assignment of the security interests in the vehicles securing the automobile loan pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	an assignment of the seller’s rights against dealers under agreements between the company and the dealers;

•	amounts held in certain bank accounts, including the reserve account, and the proceeds of those accounts;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders and then acquired by the company, or motor vehicle loans originated by the company directly with consumers, [through its Internet direct-lending division, Roadloans.com.] The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

Statistical Information

The statistical information in this prospectus supplement is based on the automobile loans in the pool as of          , 200 . The statistical distribution of the characteristics of the automobile loan pool as of the initial cutoff date, which is      , 200 , will vary somewhat from the statistical distribution of those characteristics as of      , 200 , although that variance will not be material.

•	As of , 200 the automobile loans in the pool have:

•	an aggregate principal balance of $ ;

S-7

•	a weighted average annual percentage rate of approximately [____]%;

•	a weighted average original maturity of approximately [____] months;

•	a weighted average remaining maturity of approximately [____] months; and

•	an individual remaining term of not more than [____] months and not less than [____] months.

•	As of ____, 200__ the automobile loans in the pool are expected to have an aggregate principal balance of approximately $_______.

[Pre-Funding Feature

Approximately $_____ of the proceeds of the certificates will be held by [the Trustee] in a pre-funding account, and will be used to purchase additional automobile loans from the seller. The issuer will purchase the additional automobile loans from time to time on or before ___________200___, from funds on deposit in this account.

These additional automobile loans will also have been originated by the company, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.]

Redemption

•	Optional repurchase:

As an administrative convenience, the servicer may purchase all the initial automobile loans and other property of the issuer on any payment date if the aggregate principal balance has declined to less than 10% of the balance on the statistical calculation date. To exercise such option, the company must pay the aggregate purchase amounts for the initial automobile loans. The purchase price paid by the company will be deposited into the collection account and then distributed.

The company must give 10 days’ notice of any redemption to the Trustee, who will give five days’ notice to any noteholder.

•	Mandatory redemption:

If an event of default occurs under the indenture the certificates

•	may be accelerated and subject to immediate payment at par [So long as insurer is not in default, the power to declare an event of default will be held by insurer. The policy issued by insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless insurer elects, in its sole discretion, to pay those amounts in whole or in part.]
•	If the pre-funding account is not depleted:

Each class of certificates will be redeemed in part in the event that any pre-funding account moneys remain unused on _________, 200___. The principal amount of each class of certificates to be redeemed will be an amount equal to the class’s pro rata share of the remaining amount.

Federal Income Tax Consequences

For federal income tax purposes:

•	Dewey Ballantine LLP, special tax counsel, of the opinion that the certificates will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.
•	Interest on the certificates will be taxable as ordinary income:
-	when received by a holder using the cash method of accounting, and
-	when accrued by a holder using the accrual method of accounting.

ERISA Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase certificates. Fiduciaries of such plans may wish to consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Rating of the Certificates

•	The certificates must receive at least the following ratings from a nationally recognized rating agency in order to be issued:

CLASS	RATING [S&P]

•	You must not assume that the ratings will not be lowered, qualified or withdrawn by the rating agencies.

•	See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the certificates.

S-8

Risk Factors

This section and the section under the caption “Risk Factors” in the accompanying prospectus describe the principal risk factors associated with an investment in the certificates. You should consider these factors in connection with the purchase of the certificates:

Geographic concentrations of automobile loans may increase concentration risks	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of ________ ____, obligors with approximately _______%, of the automobile loans based on the automobile loans’ remaining principal balance were located in _______________. No other state accounts for 10% or more of the automobile loans as of _________.

The certificates are backed by the assets of the issuer and the issuer has only limited assets	The sole sources for repayment of the certificates are payments on the automobile loans, [amounts on deposit in the pre-funding account, the spread account,] other cash accounts held by [name of trustee] [and payments made under the insurance policy.] [The money in the pre-funding account will be used solely to acquire additional automobile loans and is not available to cover losses on the automobile loan pool. The capitalized interest account is for obligations of the issuer relating to that portion of its assets not invested in the automobile loan pool and is not intended to provide protection against losses on the automobile loan pool.] [The spread account is for losses on the automobile loan pool; however, the existence of the spread account should not be relied upon as a source of funds to pay the certificates because the spread account funding requirements or the existence of the spread account may be amended, modified or terminated by the seller, insurer and the trustee.] [Furthermore, if [name of insurer] defaults in its obligations under the insurance policy, the issuer will depend on current distributions on the automobile loan pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [name of insurer] to make payments on the certificates.]

S-9

Use of Proceeds

The issuer will use the proceeds from issuing the certificates to:

•	pay the seller the automobile loan purchase price;

•	[to deposit the pre-funded amount into the pre-funding account];

•	[to fund the capitalized interest account]; and

•	to fund the required balance in any other trust account.

     The seller or its affiliates may use the net proceeds to pay their debt, including “warehouse” debt secured by the automobile loans prior to their sale to the issuer. This warehouse debt may have been owed to one or more of the underwriters or their respective affiliates.

The Company/Servicer

     We refer you to “The Company’s Automobile Financing Program” in the prospectus for a description of the company and its underwriting and servicing functions.

Delinquency and Credit Loss Information

     The following tables detail information about the company’s delinquency and credit loss experience regarding all automobile loans it has originated and continues to service. This information includes the company’s experience with respect to all automobile loans in its portfolio, including automobile loans that do not meet the automobile loan pool selection criteria and automobile loans that the company previously sold but continues to service.

     Delinquencies, defaults, repossession and losses generally increase during periods of economic recession. These periods also may be accompanied by decreased consumer demand for automobiles and declining values of automobiles securing outstanding loans. This decline in values weakens collateral coverage and increases the amount of a loss if the obligor defaults on the loan. Significant increases in the inventory of used automobiles during periods of economic recession may also depress the prices at which repossessed automobiles may be sold or delay the timing of these sales. Because the company focuses on non-prime borrowers, the actual rates of delinquencies, defaults, repossessions and losses on the loans included in the trust property could be higher than those experienced in the general automobile finance industry and could be more dramatically affected by a general economic downturn.

     We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

S-10

Triad Financial Corporation
Delinquency Experience

	, 2002		December 31, 2001		December 31, 2000		December 31, 1999

		Net		Net		Net		Net
	Number	Contractual	Number	Contractual	Number	Contractual	Number	Contractual
	of Loans	Amount	of Loans	Amount	of Loans	Amount	of Loans	Amount

Portfolio		$		$		$		$
Period of Delinquency(1)
30-59
60-89
90+
Total Delinquencies		$		$		$		$
Total Delinquencies as a Percent of the Portfolio	%	%	%	%	%	%	%	%

(1)	Delinquencies include bankruptcies. Bankruptcies represent __%, __%, __% and __% of outstanding principal for the periods ending December 31, 1999, 2000, 2001 and ______, 2002, respectively.

S-11

Triad Financial Corporation
Loan Loss Experience

	Months Ended	12 Months Ended	12 Months Ended	12 Months Ended
	,	December 31,	December 31,	December 31,
	2002	2001	2000	1999

Contracts serviced at end of period	$	$	$	$
Average contracts serviced during the period	$	$	$	$
Net chargeoffs (1)	$	$	$	$
Net chargeoffs as a percentage of contracts serviced during the period (2)	%	%	%	%

(1)	Net Charge-Offs equal Gross-Offs minus Recoveries. Gross Charge-Offs do not include unearned finance charges and other fees. Recoveries include repossession proceeds received from the sale of repossessed vehicles, refunds of unearned premiums from credit life and credit accident and health insurance and extended service contract costs obtained and financed in connection with the vehicle financing and recoveries from obligors on deficiency balances.

(2)	Annualized.

S-12

The Seller

     [Triad Financial Special Purpose LLC], the company’s wholly-owned subsidiary, is a Delaware [limited liability company], incorporated on [date]. The seller’s address is 711 Center Avenue, Suite 100, Huntington Beach, California 92647; telephone (714) 373-8300.

     The seller was organized for the limited purpose of acquiring, owning and transferring interests in specified financial assets and any activities incidental or necessary for that purpose. The seller has structured this transaction so that the bankruptcy of the company will not result in the consolidation of the seller’s assets and liabilities with the company’s. The seller has received a legal opinion, subject to various facts, assumptions and qualifications opining that if the company were adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller’s assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of the company.

     Delays in distributions on the certificates and possible reductions in distribution amounts could occur if a court decided to consolidate the seller’s assets with the company’s, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Issuer

     The issuer is a [State] [common law] trust formed under a pooling and servicing agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

•	acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

•	issuing the certificates;

•	making payments on the certificates; and

•	engaging in other activities that are necessary or suitable or convenient to accomplish these other activities.

     The issuer will use the proceeds from the initial sale of the certificates to acquire the initial automobile loans from the seller [and to fund the deposits in the pre-funding account, collateral accounts maintained for the benefit of the insurer, and the capitalized interest account.]

S-13

The Trustee

     [Name of trustee], a [type of entity], is the trustee, [the custodian] and the backup servicer. [Name of trustee’s] address is _________________.

The Trust Property

     The trust property will include the following:

•	“non-prime” quality, automobile loans secured by new and used automobiles and light duty trucks;

•	monies received [(a) for the initial automobile loans,] on or after _____, [or (b) for the subsequent, primarily “non-prime” quality, automobile loans, after the related cutoff date;]

•	proceeds from liquidating the automobile loans;

•	amounts that may be held in the lockbox accounts, the collection account, [the spread account] [the pre-funding account and the capitalized interest account;

•	an assignment of the security interests in the financed vehicles;

•	an assignment of the rights of the seller against dealers under agreements between the company and dealers;

•	an assignment of the right to receive proceeds from claims on and refunds of unearned premiums on insurance policies covering the financed vehicles or the obligors, including any vendor’s single interest physical damage policy relating to the automobile loans in which the company is the named insured and the trustee is an additional named insured;

•	an assignment of the right to receive refunds under extended service contracts covering the vehicles;

•	the automobile loans files;

•	all proceeds from the items described above; and

•	other rights under the trust documents.

     [The pre-funding account will initially be funded with $_____, which is _____% of the initial certificate balance. Prior to the time the funds in the pre-funding account are applied to the purchase of the additional automobile loans, those amounts

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will be invested in high-quality short-term investments, such as “A-1/P-1” commercial paper, or government money market funds.]

     The trust property also will include an assignment of the seller’s rights against the company for breaches of representations and warranties under a purchase agreement. The [initial] automobile loans will be purchased by the seller under this purchase agreement on or prior to the date of issuance of the certificates.

     [The issuer will purchase additional automobile loans and related property from the seller on or before ______, from funds on deposit in the pre-funding account. These subsequent automobile loans will be purchased by the seller from the servicer pursuant to one or more subsequent purchase agreements between the seller and the servicer.]

     The [initial] automobile loans were, [and the subsequent automobile loans were or will be,] originated by dealers according to the company’s requirements, have been or will be so assigned, and evidence or will evidence the indirect financing made available to the obligors. Dealer agreements may provide for repurchase or recourse against the dealer in the event of a breach of a representation or warranty by the dealer.

     The pool balance represents:

(a)	the aggregate principal balance of the automobile loans as of the end of the preceding calendar month;

     [plus

(b)	any amounts in the pre-funding account.]

     Under the pooling and servicing agreement, the issuer will grant a security interest in the trust property to the trustee for the certificateholders’ benefit [and for the insurer’s benefit in support of the obligations owed to the insurer.] Any proceeds of the security interest will be distributed according to the pooling and servicing agreement. [The insurer will be entitled to the distributions only after payment of amounts owed to, among others, certificateholders.]

     An automobile loan’s principal balance, as of any date, is the sum of:

(a)	the amount financed;

     minus

(b)	the principal portion of all amounts received on or prior to that date including any prepayments;

     minus

(c)	any Cram Down Loss for the automobile loan;

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     minus

     (d)  the principal portion of any purchase amount the seller or servicer must remit with respect to the automobile loan.

The Automobile Loans

     Automobile loans are originated by the company by purchasing loans from automobile dealers. The automobile loans were made to individuals with less than perfect credit due to factors, including:

•	the manner in which these individuals have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Eligibility Criteria

     The automobile loans included in the trust property were or will be selected from the company’s portfolio of automobile loans according to several criteria, including the following criteria:

(a)	each automobile loan was originated in the United States, based on the billing address of the obligors;

(b)	each automobile loan has an original maturity of not more than _____ months;

(c)	each automobile loan provides for level monthly payments that fully amortize the amount financed over the original term;

(d)	each automobile loan has a remaining maturity of not more than _____ months;

(e)	each automobile loan has an outstanding principal balance of not more than $_____ ;

(f)	each automobile loan is not more than days past due;

(g)	each automobile loan has an annual percentage rate (APR) of not less than ___ %;

(h)	each obligor was not in bankruptcy at the time of origination of the related automobile loan nor has the obligor filed for bankruptcy since such time, that has not been discharged, dismissed or reaffirmed; and

(i)	each automobile loan has a scheduled maturity no later than ___________.

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     [During the funding period, the seller must purchase the additional automobile loans from the company and then sell them to the issuer. The company anticipates that the aggregate principal balance of the additional automobile loans will equal approximately $___________. The seller will sell the additional automobile loans to the issuer on the additional transfer dates and the issuer will pay the seller the outstanding principal balance of the additional automobile loans as of their respective additional cutoff dates, which is the price the seller will pay the company. The issuer will use the funds in the pre-funding account for the purpose of purchasing the additional automobile loans.

     No transfer of additional automobile loans to the issuer will be made unless:

(a)	as of each additional automobile loan’s additional cut-off date, each additional automobile loan and/or additional financed vehicle must satisfy the automobile loan eligibility criteria specified in the pooling and servicing agreement and the transfer agreement;

(b)	[the insurer, if there is no insurer default, has approved the additional automobile loans transfer to the issuer;]

(c)	neither the company nor the seller has selected the additional automobile loans in a manner that either of them believes is adverse to the interests of [the insurer or] the certificateholder;

(d)	the company and the seller will deliver certain opinions of counsel regarding the validity of the additional automobile loan transfer; and

(e)	the ratings on the certificates have not been withdrawn or reduced because of the additional automobile loans transferred to the issuer.

     Because the additional automobile loans may be originated after the initial automobile loans, the automobile loan pool’s characteristics after the transfer of additional automobile loans to the pool may vary from the initial pool.

     In addition, the issuer’s obligation to purchase the additional automobile loans is subject to the condition that the automobile loans in the trust, including the additional automobile loans to be transferred, meet the following criteria:

(a)	the weighted average annual percentage rate (APR) of the automobile loans is not less than __%;

(b)	the weighted average remaining term is not greater than _____ months and the weighted average original term of the automobile loans is not greater than ____ months;

(c)	not more than __% of the obligors on the automobile loans reside in _______________;

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(e)	not more than __% of the aggregate principal balance of the automobile loans will represent loans to finance the purchase of used vehicles.

     The criteria will be based on the characteristics of:

•	the initial automobile loans on the initial cutoff date; and

•	the subsequent automobile loans on the related subsequent cutoff date.

     Except for the above described criteria, there are no required characteristics for the subsequent automobile loans. Therefore, following the transfer of subsequent automobile loans to the issuer, the aggregate characteristics of the entire pool of automobile loans included in the trust may vary, including the:

•	composition of the automobile loans;

•	geographic distribution;

•	distribution by remaining principal balance;

•	distribution by APR;

•	distribution by remaining term; and

•	distribution of the automobile loans secured by new and used vehicles.]

Composition

     The statistical information presented in this prospectus supplement is based on the [initial] automobile loans as of the [statistical calculation date] which is __________.

•	As of the [statistical calculation date], the initial automobile loans have an aggregate principal balance of $___________.

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•	As of the [initial] cutoff date, initial automobile loans have an aggregate principal balance of $___________.

     [The company will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition, some amortization has occurred prior to the initial cutoff date but after the statistical calculation date.] In addition, some automobile loans included as of the [statistical calculation date] have prepaid in full or have been determined not to meet the eligibility requirements and have not been included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the [initial cutoff date] varies from the statistical distribution of characteristics as of the [statistical calculation date], although the variance is not material.

     The composition, distribution by APR, distribution by adjusted APR, distribution by contract date, distribution by loan age, distribution by remaining principal balance, distribution by remaining term, distribution by manufacturer, distribution by model year, geographic distribution of the automobile loans as of the [Initial Cutoff Date] are set forth in the following tables. The sum of the columns below may not equal the total indicated due to rounding.

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Composition of the Automobile Loans
As of the [Initial Cutoff Date]

Weighted	Aggregate	Number of	Weighted Average	Weighted Average	Average Principal
Average APR	Principal Balance	Automobile loans	Remaining Term	Original Term	Balance

_____%	$ _____	_____	__ months	__ months	$ _____

Distribution of the Automobile Loans by APR
As of the [Initial Cutoff Date]

		Percentage of	Aggregate	Percentage of
	Number of	Number of	Principal	Aggregate
APR Range	Automobile Loans	Automobile Loans(1)	Balance	Principal Balance(1)

______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%
______% - ______%

Total

(1)	Percentages may not add to 100.00% because of rounding.

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Distribution of the Automobile Loans by Model Year of Financed Vehicle As of the [Initial Cutoff Date]

		Percentage of	Aggregate	Percentage of
	Number of	Number of	Principal	Aggregate
Model Year	Automobile Loans	Automobile Loans(1)	Balance	Principal Balance(1)

____
____
____
____
____
____
____
____
____
____
____
____

Total

(1)	Percentages may not add to 100.00% because of rounding.

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Geographic Distribution of the Automobile Loans
As of the [Initial Cutoff Date]

		Percentage of	Aggregate	Percentage of
	Number of	Number of	Principal	Aggregate
State(1)	Automobile Loans	Automobile Loans(2)	Balance	Principal Balance(2)

__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________
__________

Total

(1)	Based upon address of the dealer.

(2)	Percentages may not add to 100.00% because of rounding.

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     All the automobile loans provide the obligor to pay:

•	a specified total amount of payments;

•	in substantially equal monthly installments on each due date.

     Each obligor’s total payment amount equals the amount financed plus interest for the automobile loan’s term. The interest charges on the automobile loans are determined either by the simple interest method or by adding a precomputed interest charge to the automobile loan as of its origination date.

     Under a simple interest automobile loan, the amount of an obligor’s fixed level installment payment allocated to interest is equal to the product of the fixed interest rate on the loan, typically the APR, multiplied by the elapsed time period, expressed as a fraction of a year, since the preceding loan payment. The obligor’s remaining payment amount is allocated to reduce the principal amount financed.

     The issuer will account for all automobile loans, including simple interest automobile loans and precomputed automobile loans, as if those automobile loans amortized under the simple interest method. Amounts received on a full prepayment of a precomputed automobile loan in excess of the loan’s outstanding principal balance and accrued interest, calculated pursuant to the simple interest method, will be deposited in the collection account and paid — minus amounts required to be rebated to the obligor — to the servicer as additional servicing fees [or otherwise deposited in the spread account].

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Yield and Prepayment Considerations

     An obligor may prepay an automobile loan at any time. If an obligor prepays an automobile loan, the actual weighted average life of the automobile loans may be shorter than the scheduled weighted average life. These prepayments include:

•	prepayments in full;

•	partial prepayments;

•	repurchases of automobile loans due to breaches of certain representations and warranties of the company with respect to automobile loans and, while the company is acting as servicer, for certain breaches of the servicer’s obligations under the pooling and servicing agreement;

•	liquidations due to default; and

•	proceeds from physical damage, credit life, credit accident and health insurance policies.

     Weighted average life means the average amount of time during which each dollar of principal on an automobile loan is outstanding.

     The prepayment rate on the automobile loans may be influenced by a variety of economic, social and other factors, including the fact that an obligor may not sell or transfer the financed vehicle without the servicer’s consent. The prepayment rate on the automobile loans may also be affected by the type of obligor, the type of financed vehicle and servicing decisions. The servicer believes that the actual prepayment rate will result in the automobile loans having a substantially shorter weighted average life than their scheduled weighted average life.

     The rate of payment of principal of the certificates will depend on the rate of payment, including prepayments, of the automobile loans’ principal balances. As a result, final payment of the certificates could occur significantly earlier than the certificates final scheduled distribution date. Certificateholders will bear any reinvestment risk resulting from the early payment on the certificates.

     To the extent that any certificates are sold at a premium or a discount, such certificates will be sensitive to the rate of prepayments on the automobile loans. A faster than expected rate of prepayments of the automobile loans could result in a yield to investors in certificates sold at a premium that is lower than the expected yield. Conversely, a slower than expected rate of prepayments of the automobile loans could result in a yield to investors in certificates sold at a discount that is lower than the anticipated yield.

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[The Insurer]

     [The following information has been obtained from [name of insurer] (hereinafter in this section, “_____”) and has not been verified by the seller or the underwriters.]

[IF AN INSURANCE POLICY COVERING THE CERTIFICATES IS ISSUED,
INFORMATION REGARDING THE INSURER WILL BE PROVIDED BY THE INSURER]

Description of the Certificates

General

     The certificates will be issued according to the terms of the pooling and servicing agreement, a form of which has been filed as an exhibit to the registration statement. The following statements (together with the additional statements under “Description of the Purchase Agreements and the Trust Documents” below and under “Description of the Securities” and “Description of the Trust Documents” in the prospectus) summarize material terms and provisions of the certificates and the pooling and servicing agreement. These summaries do not claim to be complete and are subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the certificates of any given series and the related pooling and servicing agreement described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement replace those descriptions.

     The issuer will offer the certificates in denominations of $100,000 and integral multiples of $1,000 in book-entry form only. The certificates will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association. Persons acquiring beneficial interests in the certificates will hold their interests through The Depository Trust Company in the United States or Clearstream, Luxembourg, société anonyme or in the Euroclear System in Europe. See “Description of the Securities — Book-Entry Registration” in the prospectus and Annex A to this prospectus supplement, which Annex is an integral part of this prospectus supplement.

     The certificates represent beneficial ownership interests in the issuer.

Distribution Dates

     The certificates will pay interest and principal on the _____ day of each month or, if the _____ day is not a business day, on the next following business day. The first distribution date will be _____________. Holders of record as of the close of business on the last day of the month immediately preceding the month in which the distribution date occurs, commonly known as a record date, will receive payments on that distribution date. A business day is a day other than a Saturday, Sunday or other day on which commercial banks or trust companies located in the States of California or __________ are authorized or obligated to be closed.

•	The final scheduled distribution date is _____________.

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Distribution of Interest

     Interest on the certificates will be distributable monthly on each distribution date for each interest period at the applicable pass-through rate from and including [the most recent distribution date that interest was paid or, in the case of the first distribution date, from and including the closing date, but excluding, the following distribution date] [the first day of the immediately preceding calendar month to the last day of the immediately preceding calendar month]. [In the case of the first distribution date, the interest period shall be __ days.] The interest accruing during an interest period will accrue on the outstanding principal amount of the certificates as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date. The per annum rate of interest accruing on the certificates is referred to as the pass-through rate. The pass-through rate for the certificates is ____%.

     For any distribution date; interest due but not distributed on the distribution date will be due on the next distribution date together with, to the extent permitted by law, interest on the amount at the applicable pass-through rate. The amount of interest distributable on the certificates on each distribution date will equal interest accrued during the related interest period, plus any shortfall amount carried forward. Interest on the certificates will be calculated [on the basis of a [360]-day year [and the actual number of days elapsed in the applicable interest period] [on the basis of a 360-day year consisting of twelve 30-day months].

     The trustee will distribute interest on the certificates from the available funds after distributing accrued and unpaid trustees’ fees, the issuers’ other administrative fees and the servicing fees. See “Description of the Purchase Agreements and the Trust Documents — Distributions” in this prospectus supplement.

Distributions of Principal

     Principal distributions equaling the Principal Distributable Amount, for the distribution date will be due on each distribution date as well as any unpaid portion of the Principal Distributable Amount for a prior distribution date. In addition, principal distributions will be due and distributable on the distribution date only to the extent of funds available for that purpose on the distribution date.

     In addition, the outstanding principal amount of the certificates, to the extent not previously paid, will be payable on the final scheduled distribution date for the certificates. The actual date on which the aggregate outstanding principal amount of the certificates is paid may be earlier than the final scheduled distribution date.

     [Amounts available from the spread account and under the insurance policy are available in the following circumstances:

•	from the spread account, and if insufficient, from the insurance policy, to cover shortfalls in interest distributions due on the certificates on each distribution date;

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•	from the spread account, to cover shortfalls in the Principal Distributable Amount on each distribution date; and

•	from the spread account, and if insufficient, from the insurance policy, to pay the outstanding principal balance of the certificates on the final scheduled distribution date.]

[Mandatory Redemption

     If any portion of the pre-funded amount remains on deposit in the pre-funding account at the end of the funding period, such funds will be used to redeem the certificates in part on the distribution date immediately following the end of the funding period.]

Optional Repurchase

     The certificates, to the extent still outstanding, may be prepaid in whole, but not in part, on any distribution date when the pool balance has declined to 10% or less of the original pool balance by the Company repurchasing the outstanding automobile loans for their outstanding balances and depositing the purchase price in the collection account for the benefit of the certificateholders. This repurchase will cause the early retirement of the certificates.

Description of The Purchase Agreements
And the Trust Documents

     The following statements (together with the additional statements under “Description of the Certificates” above and under “Description of the Securities” and “Description of the Trust Agreements” in the prospectus) summarize the material terms and provisions of the purchase agreements, which include the purchase agreement [and any subsequent purchase agreement,] and the trust documents which include [any subsequent transfer agreement and] the pooling and servicing agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. These summaries do not claim to be complete and are subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements, the description of the general terms and provisions of the trust agreement, that was detailed in the prospectus, and to the extent that the description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale and Assignment of Automobile Loans

     On or prior to the closing date, [or, with respect to subsequent automobile loans, the related subsequent transfer date,] the company will enter into a purchase agreement with the seller under which the company will sell and assign to the seller, without recourse, its entire interest in and to the related automobile loans. Under the purchase agreement, the company will also sell and assign, without recourse, its security interest in

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the financed vehicles securing the automobile loans and its rights to receive all payments on, or proceeds from the automobile loans to the extent paid or payable after the [applicable] cutoff date. Under the purchase agreement, the company will agree that, upon a breach of any representation or warranty under the trust documents which triggers the seller’s repurchase obligation, the trustee will be entitled to require the company to repurchase the automobile loans from the issuer. The issuer’s rights under the purchase agreement will constitute part of the trust property and may be enforced directly by the trustee [and the insurer]. In addition, the issuer will pledge the rights to the trustee as collateral for the certificates and the trustee may directly enforce those rights.

     On the closing date, [or, for subsequent automobile loans, the subsequent transfer date,] the seller will sell and assign to the issuer, without recourse, the seller’s entire interest in the automobile loans and the proceeds, including its security interest in the financed vehicles. Each automobile loan transferred by the seller to the issuer will be identified in an automobile loan schedule appearing as an exhibit to the pooling and servicing agreement.

Accounts

     The issuer will establish and maintain with the trustee, in the trustee’s name, on [both] the certificateholders’ [and insurer’s] behalf one or more collection accounts. The servicer will transfer to the collection account all amounts recovered on the automobile loan within two business days of receipt of available funds. The collection account may be maintained with the trustee so long as the trustee’s deposits have a rating acceptable to [the insurer] [the certificateholders]. If the deposits of the trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the trustee’s assistance if necessary, move the accounts to a bank whose deposits have the proper rating.

     [On the closing date, the issuer will deposit the initial pre-funded amount equaling $________ in the pre-funding account, which will be established with the trustee. The funding period encompasses the period from the closing date until the earliest of the date on which:

•	the amount on deposit in the pre-funding account is less than $________,

•	an event of default occurs under the pooling and servicing agreement, or

•	___________, 20__.

     [The initial pre-funded amount, as reduced during the funding period from the purchase of subsequent automobile loans, is the pre-funded amount. The seller expects that the pre-funded amount will be reduced to less than $__________ on or before the end of the funding period. The issuer will pay the certificateholders any pre-funded amount remaining at the end of the funding period as a mandatory redemption. The mandatory redemption date is the earlier of:

•	the distribution date in ___________; or

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•	the distribution date that relates to the determination date occurring in ______ or _______ __ if the last day of the funding period occurs on or prior to that determination date.

     [On the closing date, the issuer will deposit funds in the capitalized interest account that will be established with the trustee. The amount, if any, deposited in the capitalized interest account will be applied on the distribution dates occurring in _______, ___ and ____, ____ to fund the monthly capitalized interest amount that will equal the interest accrued for each distribution date at the [weighted average] interest rates on the pre-funded amount. Any amounts remaining in the capitalized interest account on the mandatory redemption date and not used for these purposes will be paid directly to the seller on that date.]

     As described in the prospectus, all accounts will be eligible deposit accounts, acceptable to [the insurer, so long as no insurer default has occurred and is continuing] [the certificateholders].

Servicing Compensation and Trustees’ Fees

     The servicer will receive a basic servicing fee on each distribution date. The basic servicing fee equals the product of ____ times the aggregate principal balance of the automobile loans as of the close of business on the last day of the second immediately preceding calendar month, or with respect to the first distribution date, as of the [initial] cut-off date. The servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner.

     These servicer functions include:

•	collecting and posting all payments:

•	responding to obligor inquiries on the automobile loans;

•	investigating delinquencies;

•	paying the disposition costs of defaulted accounts;

•	policing the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the issuer and the insurer with respect to distributions; and

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•	generating federal income tax information.

     The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred in connection with administering the automobile loans.

     On each distribution date, the trustee will receive a fee, in an amount agreed upon by the trustee and the servicer, for its services as trustee, backup servicer and [custodian] during the prior calendar month. The issuer will pay all these fees from the collection account.

Delivery of Servicer’s Certificate; Deficiency Claims

     On each determination date, the servicer will deliver the servicer’s certificate to the trustee, the seller, each rating agency, the issuer, the backup servicer and [the insurer] specifying, among other things:

•	the amount of aggregate collections on the automobile loans, and

•	the aggregate purchase amount of automobile loans to be purchased by the seller and the company, in the preceding calendar month.

     [Based solely on the information contained in the servicer’s certificate, on each determination date when there is a deficiency claim amount, the trustee will deliver to the insurer a deficiency notice specifying the deficiency claim amount, for the related distribution date. The deficiency notice will direct the trustee to remit the deficiency claim amount to the collection account from amounts on deposit in collateral accounts maintained for the insurer’s benefit. The deficiency notice will consist of a written notice delivered by the trustee to the insurer and any other person required under the insurance agreement, specifying the deficiency claim amount for the related distribution date.]

     The determination date for any calendar month is the _______ business day preceding the distribution date.

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Distributions

     Distribution Date Calculations and Payments.

     On each distribution date, the trustee based on the monthly servicer’s report prepared by the servicer, will make the following distributions from Available Funds in the following order of priority:

1.	to the company, any participation fees due to dealers with respect to the automobile loans during the related calendar month or any such fees that remain unpaid from prior calendar months;

2.	to the servicer, the servicing fee for the related calendar month and any unpaid fees from prior calendar months, including any simple interest excess for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds;

3.	to the trustee, the backup servicer and the custodian, any accrued and unpaid trustee fees, backup servicer fees and custodian fees;

4.	to the certificateholders, the Interest Distributable Amount;

5.	to the certificateholders, the Certificateholders’ Principal Distributable Amount;

6.	[to the insurer, any unpaid amounts owed to the insurer under the insurance agreement;]

7.	to the trustee, the backup servicer and the custodian, all reasonable out-of-pocket expenses incurred and not previously reimbursed subject to a maximum annual limit;

8.	to the backup servicer, system conversions expenses incurred by the backup servicer in the event that the backup servicer assumes the obligations of the servicer, to the extent not paid by the servicer and subject to a maximum limit; and

9.	to the [spread account], [certificateholder] or as otherwise specified in the trust documents, any remaining funds.

     [After considering all distributions made on the distribution date, amounts in the spread account on any distribution date exceeding the required balance for the distribution date, may be released to the residual certificateholder without the other certificateholders’ consent.]

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     [Policy Distribution Date Calculations and Payments

     If any servicer’s report delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 6 above, the trustee shall request the deficiency claim amount for the spread account.

     Further, in the event that any servicer’s certificate delivered by the servicer indicates that the sum of:

•	Available Funds with respect to a distribution date; plus

•	the amount on deposit in the spread account is insufficient to fully fund the amount described in clauses 1 through 5 above, the trustee shall furnish to the insurer no later than 12:00 noon New York City time on the third business day prior to the distribution date a completed notice of claim for the policy claim amount. The insurer will deposit the amounts it will pay under the notice into the policy payment account for distribution on the related distribution date.]

Statements to Certificateholders

     On or prior to each distribution date, the trustee will forward a statement to the certificateholders detailing information required under the trust documents. These statements will be based on the information in the related servicer’s report. Each statement that the trustee delivers to the certificateholders will include at least the following information regarding the certificates on the related distribution date:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	[the amount of the distribution, if any, distributable under the policy];

(d)	the aggregate outstanding principal amount of the certificates, after considering all payments reported under (b) above on that date;

(e)	the shortfall in any interest distribution or principal distribution due to the certificateholders, if any, and the change in those amounts from the preceding statement;

(f)	the dealer participation fees, the servicing fees and the backup servicer fees paid for the related calendar month;

(g)	[the amount on deposit in the spread account];

(h)	[the amount paid to the insurer for the related calendar month];

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(i)	[during the funding period, the remaining pre-funded amount, the amount in the pre-funding account and the amount remaining in the capitalized interest account;] and

(j)	the amount of losses and delinquencies on the automobile loans.

     Each amount described in subclauses (a), (b), (d) and (e) for the certificates will be expressed as a dollar amount per $1,000 of the certificates’ initial principal amount.

     Unless and until Definitive Certificates are issued, the trustee will send these reports to Cede & Co., as registered holder of the certificates and the nominee of DTC on the trust’s behalf. See “Reports to Securityholders” and “Description of the Securities” in the prospectus.

     After the end of each calendar year, within the required time period, the trustee will furnish to each person who at any time during the calendar year was a certificateholder:

•	a statement as to the aggregate amounts of interest and principal distributed to the certificateholder; and

•	other information as the seller deems necessary or as may be required by law to enable the certificateholder to prepare its tax returns.

Credit Support

     [The insurer will require the issuer to increase and maintain credit support at a level it establishes. This level changes over time, and may take two forms:

•	the spread account, which is a funded cash reserve account; and

•	[Overcollateralization resulting from the excess of principal value of the initial automobile loans over the aggregate principal amount of the certificates; and]

     The insurer may permit the required credit support level to reduce, or “step down,” over time.]

     [Spread Account

     On the closing date, the issuer may fund the spread account with an initial cash deposit. On each subsequent distribution date, the trustee will deposit additional amounts into the spread account from the automobile loan payments as described under “—Distributions” above to the extent that the funds in the spread account are below the required level. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any shortfall in Available Funds necessary to make required distributions on the distribution date, to the extent provided in the spread account agreement. Amounts on deposit in the spread account on any distribution date, after giving effect to all distributions made on the distribution date, in excess of the required

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balance for the distribution date will be released to the seller without the certificateholders’ consent.

     In addition, the seller, the insurer and the trustee may amend the spread account agreement — and any provisions in the insurance agreement relating to the spread account — in any respect, including, without limitation:

•	reducing or eliminating the required balance;

•	reducing or eliminating the spread account funding requirements; and/or

•	permitting those funds to be used for the benefit of persons other than certificateholders without the consent of, or notice to, the trustee or the certificateholders.

     Notwithstanding any reduction in or elimination of the spread account funding requirements or the spread account’s depletion, on each distribution date the insurer must fund the full amount of each scheduled interest distribution required to be distributed on the distribution date and on the final scheduled distribution date the insurer must fund the outstanding principal balance of the certificates, in each case, which would not be distributed in the absence of a policy payment. If the insurer breaches its obligations, the certificateholders will bear any losses on the automobile loans.]

     [Overcollateralization

     Overcollateralization is the excess principal value of the initial automobile loans over the aggregate principal amount of the certificates. Overcollateralization is created by applying excess interest to the payment of principal on the certificates. The excess interest is interest that is collected on the automobile loans in excess of the amount of interest that is paid on the certificates, used to pay fees, or, under certain circumstances, deposited to the spread account. Applying excess interest causes the outstanding principal balance to pay down more quickly than the pool balance.

     If the insurer permits the required overcollateralization level to step down, principal collections that would otherwise be paid through to the certificateholders as part of the Principal Distributable Amount may be released to the seller instead.]

Servicer Termination Event

     A servicer termination event under the pooling and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deliver any required payment to the trustee for distribution to the certificateholders, which failure continues unremedied for two business days;

•	the servicer’s failure to deliver the servicer’s certificate by the third business day prior to the distribution date; or failure to deliver the annual compliance

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report or the annual accounts report within five days after the due date for those reports;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the pooling and servicing agreement or the purchase agreement, which failure continues unremedied for [30] days after the trustee or [the insurer] gives the servicer written notice of such failure, [or if an insurer default has occurred and is continuing, [30] days after the majority of the certificateholders give the servicer written notice];

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or actions by the servicer, indicating its insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement proves incorrect and has a material adverse effect on the trust property, and the circumstances or conditions for which the representation, warranty or statement was incorrect are not eliminated or cured within [30] days after the trustee or [the insurer] gives the servicer written notice of such breach, [or if an insurer default has occurred and is continuing, [30] days after the majority of the certificateholders gives the servicer written notice];

•	[so long as a default by the insurer under the policy has not occurred or is not continuing, the insurer has not delivered an extension notice extending the servicer’s term];

•	[so long as a default by the insurer under the policy has not occurred or is not continuing, an Insurance Agreement Event of Default shall have occurred]; or

•	[a claim is made under the policy.]

     [Insurance Agreement Cross Defaults consist of:

•	a demand for payment under the policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer;

•	on any distribution date, after taking into account the application of the sum of Available Funds for the collection period plus the amounts available in the spread account for the distribution date, any amounts listed in clauses 1, 2, 3, 4, 5 and 6 under “Description of the Purchase Agreements and the Trust Documents — Distributions” in this prospectus supplement has not been distributed in full within 30 days of the distribution date or 10 days after the issuer and the company has received written notice from the insurer;

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•	the issuer becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; and

•	any failure to observe or perform in any material respect any other covenants or agreements in the pooling and servicing agreement, or any representation or warranty of the issuer made in the pooling and servicing agreement or in any certificate or other writing delivered under or in connection with the pooling and servicing agreement proves to be incorrect in any material respect when made, and the failure continue or is not cured, or the circumstances or conditions for which the representation or warranty was incorrect are not eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the trustee by the insurer.

      [A default by the insurer under the policy includes the occurrence and continuance of any of the following events:

(a)	the insurer’s failure to make a required policy payment;

(b)	the insurer’s:

•	filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

(c)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for the insurer or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of the insurer or to take possession of all or any material portion of the property of the insurer.]

Rights Upon Servicer Termination Event

     As long as a servicer termination event remains unremedied:

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•	[provided no insurer default has occurred and is continuing, the insurer in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the pooling and servicing agreement; or]

•	[if an insurer default has occurred and is continuing, then] the majority of the certificateholders may terminate all of the servicer’s rights and obligations under the pooling and servicing agreement; and

•	following the servicer’s termination, the trustee [or any other successor servicer that the [insurer (so long as no insurer default has occurred and is continuing)] [majority of the certificateholders] appoints will succeed to all the responsibilities, duties and liabilities of the servicer.

     Any successor servicer will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

[Waiver of Past Defaults

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Waiver of Past Defaults” in the prospectus, the insurer may, on behalf of all certificateholders, waive any default by the servicer under the pooling and servicing agreement and its consequences. No waiver will impair the certificateholders’ rights with respect to subsequent defaults.]

Amendment

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Amendment” in the prospectus, the seller, the servicer, and the trustee [and with the insurer’s consent, so long as no insurer default has occurred and is continuing,] but without the consent of the certificateholders, may amend the pooling and servicing agreement. The pooling and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment may not in any material respect adversely affect the interests of any certificateholder. The seller, the servicer and the trustee may also amend the pooling and servicing agreement with the [insurer’s], [the holders of a majority of the principal amount of the certificates’ outstanding] consent to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the certificateholders; provided that the action will not, without the consent of each affected certificateholder:

•	increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the certificateholders; or

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•	reduce the percentage of the certificateholders required to consent to any amendment.

[The Policy]

     [The following statements summarize the material terms of the insurance policy. This summary does not purport to be complete and is qualified in its entirety by reference to the insurance policy.]

[IF INSURANCE IS PROVIDED, INFORMATION WILL BE PROVIDED BY THE INSURER]

Material Federal Income Tax Consequences

     You should consider the following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the certificates only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not deal with all federal tax consequences applicable to all categories of investors. Some holders, including: insurance companies, tax-exempt organizations, financial institutions or broker dealers, taxpayers subject to the alternative minimum tax, holders that will hold the certificates as part of a hedge, straddle, constructive sale or conversion transaction, and holders that will hold the certificates as other than capital assets may be subject to special rules that are not discussed below or in the accompanying prospectus.

     You should consult with your own tax advisors to determine the particular federal, state and local consequences of the purchase, ownership and disposition of the certificates.

Tax Characterization of the Trust

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties comply with the terms of the governing agreements, the trust will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of Subtitle A of the Code and not as an association or publicly traded partnership taxable as a corporation for federal income tax purposes. Certificateholders will be treated as the owners of the trust, except as described below.

Tax Consequences to the Holders of the Certificates

     Owners of beneficial interests in the certificates will report their pro rata share of all income earned on the auto loans, other than amounts, if any, treated as a grantor trust strip security. Subject to certain limitations in the case of such owners who are

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individuals, trusts or estates, beneficial owners may deduct their pro rata share of reasonable servicing and other fees. See “Material Federal Income Tax Consequences — Grantor Trust Securities” in the accompanying prospectus.

Discount and Premium.

     Grantor trust strip securities and certain grantor trust fractional interest securities will be treated as having original issue discount by virtue of the coupon stripping rules in section 1286 of the Code. See “Material Federal Income Tax Consequences — Grantor Trust Securities — Taxation of Beneficial Owners of Grantor Trust Securities” and “— Discount and Premium — Original Issue Discount” in the accompanying prospectus. In addition, a subsequent purchaser who buys a certificate for less than its principal amount maybe subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a certificate for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Premium” in the accompanying prospectus.

Sale of Certificates.

     If a certificate is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder’s adjusted basis in each of them. See “Material Federal Income Tax Consequences — Grantor Trust Securities — Sales of Grantor Trust Securities” in the accompanying prospectus.

Other Matters.

     For a discussion of backup withholding and taxation of foreign investors in the certificates, see “Material Federal Income Tax Consequences — Backup Withholding and Information Reporting” and “— Foreign Investors — Grantor Trust Securities, Debt Securities and FASIT Regular Securities” in the accompanying prospectus.

State and Local Tax Consequences

     You should consider the state and local income tax consequences involved in the purchasing, owning and disposing of the certificates. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult with your own tax advisors as to the various state and local tax consequences of the investment in the certificates.

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ERISA Considerations

     The certificates may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — ERISA Considerations regarding Securities which are Certificates.”

     The Department of Labor has issued to the underwriters individual prohibited transaction exemptions which, as described in the prospectus, generally exempt from the application of certain prohibited transaction provisions of ERISA and the Code transactions with respect to the initial purchase, the holding and the subsequent resale by plans of certificates representing beneficial ownership interests in a trust which holds secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the exemption. The loans covered by the underwriter exemptions include loans such as the automobile loans.

     As of the initial cut-off date, there is no single automobile loan included in the trust that constitutes more than five percent of the aggregate unamortized principal balance of the assets of the trust. Before purchasing a certificate based on the underwriter exemptions, a fiduciary of a plan should itself confirm (1) that such certificate constitutes a certificate for purposes of the exemption and (2) that the conditions and other requirements set forth in the underwriter exemptions would be satisfied.

     Any plan fiduciary considering the purchase of a certificate may wish to consult with its counsel as to the potential applicability of ERISA, the Code and the underwriter exemptions prior to making an investment in the certificates. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the certificates is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

     The sale of the certificates to a plan is not a representation by the company or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or by any particular plan or that this investment is appropriate for plans generally or any particular plan.

Ratings

     It is a condition to the certificates’ issuance that the certificates have been assigned the following ratings: _______________. [The certificates’ ratings will be substantially based on the insurance policy.]

     We cannot assure you that the rating agencies will not lower or withdraw the ratings.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the certificates address the likelihood of the receipt by the certificateholders of all distributions to which

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the certificateholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that certificateholders might suffer a lower than anticipated yield.

Underwriting

     Subject to the terms and conditions described in an underwriting agreement, the seller has agreed to cause the issuer to sell to each of the underwriters named below the certificates. Each of the underwriters has severally agreed to purchase, the principal amount of the certificates set forth opposite its name below:

Principal Amount

[Underwriter]	$
[Underwriter]
[Underwriter]
[Underwriter]
Total	$

     The underwriters have advised the seller that they propose to initially offer the certificates to the public at the prices set forth on the cover page of this prospectus supplement, and to dealers at such price less a selling concession not in excess of ______% per certificate. The underwriters may allow and dealers may reallow a concession not in excess of _____% per certificate to other dealers. After the initial public offering of the certificates, the public offering prices and such concessions may be changed.

     Upon receiving a request by an investor who has received an electronic prospectus supplement and prospectus from an underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and prospectus, the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus supplement and prospectus.

     The seller and the company have agreed to indemnify the underwriters against liabilities under the Securities Act of 1933.

     The seller or its affiliates may apply all or any portion of the net proceeds of this offering to the repayment of debt, including “warehouse” debt secured by the automobile loans — prior to their sale to the issuer. One or more of the underwriters, or their respective affiliates, may have acted as a “warehouse lender” to its affiliates, and may receive a portion of the proceeds as a repayment of the “warehouse” debt.

     In connection with this offering the underwriters may over-allot or effect transactions that which stabilize or maintain the market prices of the certificates at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced, may be discontinued at any time.

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Experts

     [The consolidated balance sheets of [name of insurer] and its subsidiaries as of ___________ and ______ and the related consolidated statements of income, changes in shareholder’s equity and cash flows for each of the three years in the period ended _________, incorporated by reference in this prospectus supplement, are incorporated in reliance on the report of [              ], independent accountants, given on the authority of that firm as experts in accounting and auditing.]

Legal Opinions

     In addition to the legal opinions described in the prospectus, certain federal income tax and other matters have been passed upon for the seller and the issuer by Dewey Ballantine LLP. Certain legal matters relating to the certificates have been passed upon for the Underwriters by ___________________. [Certain legal matters have been passed upon for the insurer by ________________________.]

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Glossary

     “Available Funds” means, for any calendar month, the sum, without duplication, of:

•	the Collected Funds for the calendar month;

•	the Liquidation Proceeds collected during the calendar month;

•	the proceeds from recoveries on liquidated automobile loans collected during the calendar month;

•	all purchase amounts deposited in the collection account during the calendar month;

•	income on investments held in the collection account; and

•	[any amount transferred from the capitalized interest account to the collection account.]

     “Certificateholders’ Principal Distributable Amount” means, for any distribution date, other than the final scheduled distribution date, the sum of the Principal Distributable Amount for the distribution date and the Principal Carryover Amount, if any, as of the distribution date.

     The Certificateholders’ Principal Distributable Amount on the final scheduled distribution date will equal the outstanding principal amount of the certificates, if any.

     “Collected Funds” means, for any calendar month, the amount of funds in the collection account representing automobile loan collections during the calendar month.

     “Cram Down Loss” means, for any automobile loan, other than a liquidated automobile loan, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the automobile loan or otherwise modifying or restructuring the scheduled payments to be made on the automobile loan, an amount equal to:

•	the excess of the automobile loan’s principal balance immediately prior to the automobile loan order over the automobile loan’s principal balance as reduced; and/or

•	if the court issued an order reducing the effective interest rate on the automobile loan, the excess of the automobile loan principal balance immediately prior to the order over the automobile loan’s net present value — using as the discount rate the higher of the APR on the automobile loan or the rate of interest, if any, specified by the court in the order — of the scheduled payments as so modified or restructured.

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A Cram Down Loss will be deemed to have occurred on the order’s issuance date.

     “Interest Carryover Amount” means, for any determination date, all or any portion of the Interest Distributable Amount for the immediately preceding distribution date, that remains unpaid plus, to the extent permitted by law, interest on the unpaid amount at the pass-through rate paid on the certificates from the preceding distribution date to but excluding the distribution date.

     “Interest Distributable Amount” means, for any distribution date, the sum of the Monthly Interest Distributable Amount for the distribution date and the Interest Carryover Amount, if any, calculated as of the distribution date.

     “Liquidation Proceeds” means, for liquidated automobile loans:

•	proceeds received by the servicer from whatever source for a liquidated automobile loan; minus

•	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts the obligor is required to remit by law.

     “Monthly Interest Distributable Amount” means, for any distribution date, the interest accrued during the applicable interest period on the principal amount of the certificates outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date calculated [on the basis of a [360]-day year and the actual number of days elapsed or on the basis of a 360-day year consisting of twelve 30-day months.]

     “Principal Carryover Amount” means, as of any determination date, all or any portion of the Principal Distributable Amount from the preceding distribution date that remains unpaid.

     “Principal Distributable Amount” means, for any distribution date, the amount equal to the sum of the following amounts for the related calendar month, computed according to the simple interest method:

•	collections received on automobile loans, other than liquidated and purchased automobile loans, allocable to principal, including full and partial principal prepayments;

•	the principal balance of all automobile loans, other than purchased automobile loans, that became liquidated automobile loans during the calendar month;

•	the portion of the purchase amount allocable to principal of all automobile loans that became purchased automobile loans during the calendar month;

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•	[at the option of the insurer, the outstanding principal balance of those automobile loans that the seller or the company was required repurchase during the calendar month but were not repurchased]; and

•	the aggregate amount of Cram Down Losses during the related calendar month.

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Annex A

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX A IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

     Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream, Luxembourg or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream, Luxembourg and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

     Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear and as DTC participants.

     Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream, Luxembourg and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

     Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their securities through Clearstream, Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants

     Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

     Trading between Clearstream, Luxembourg or Euroclear Participants

     Secondary market trading between Clearstream, Luxembourg participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC, Seller and Clearstream, Luxembourg or Euroclear Participants

     When securities are to be transferred from the account of a DTC participant to the account of a Clearstream, Luxembourg participant or a Euroclear participant, the purchaser will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. Clearstream, Luxembourg or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream, Luxembourg participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream, Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

     Clearstream, Luxembourg participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream, Luxembourg or Euroclear. Under this approach, they may take on credit exposure to Clearstream, Luxembourg or Euroclear until the securities are credited to their account one day later.

     As an alternative, if Clearstream, Luxembourg or Euroclear has extended a line of credit to them, Clearstream, Luxembourg participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream, Luxembourg participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream, Luxembourg participant’s or Euroclear participant’s particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream, Luxembourg participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream, Luxembourg or Euroclear Seller and DTC Purchaser

     Due to time zone differences in their favor, Clearstream, Luxembourg participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream, Luxembourg or Euroclear through a Clearstream, Luxembourg participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream, Luxembourg or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream, Luxembourg participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream, Luxembourg participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream, Luxembourg participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

     Finally, day traders that use Clearstream, Luxembourg or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream, Luxembourg participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream, Luxembourg or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream, Luxembourg or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream, Luxembourg or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream, Luxembourg participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of securities holding securities through Clearstream, Luxembourg or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

(1) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and

(2) the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult with your own tax advisors for specific tax advice concerning your holding and disposing of the securities.

     Exemption for Non-U.S. Persons-Form W-8BEN

     Beneficial owners of global securities that are non-U.S. persons, as defined below, can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN Certificate of Foreign Status of Beneficial Owner for United States Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

     Exemption for Non-U.S. Persons with Effectively Connected Income-Form W-8ECI

     A non-U.S. person, as defined below, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid for a period of three years beginning on the date that the form is signed.

     Exemption or Reduced Rate for non-U.S. Persons Resident in Treaty Countries-Form W-8BEN.

     A non-U.S. person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. The Form W-8BEN is valid for a period of three years beginning on the date that the form is signed.

     Exemption for U.S. Persons-Form W-9

     U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 “Request for Taxpayer Identification Number and Certification.”

     A U.S. person is:

(1) a citizen or resident of the United States;

(2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof;

(3) an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4) a trust if a court within the United States can exercise primary supervision over its administration and at least one United States fiduciary has the authority to control all substantial decisions of the trust.

            A non-U.S. person is any person who is not a U.S. person.

Prospectus Supplement
(To the Prospectus dated __________     , 2002)

Triad Auto Receivables Trust 200_-_

Issuer

[Triad Financial Special Purpose LLC]

Seller

Triad Financial Corporation

Company/Servicer

You should read the section entitled "Risk Factors" on page S-    of this prospectus supplement and on page     of the accompanying prospectus and consider these factors before making a decision to invest in these securities.

Neither these notes nor the auto loans will be insured or guaranteed by any governmental agency or instrumentality.

Retain this prospectus supplement for future reference. This prospectus supplement may be used to offer and sell the notes only if accompanied by the prospectus.

The notes-

•	Represent beneficial ownership interest in the assets of the issuer;

•	The assets of the issuer will include a pool of “non-prime” automobile installment sale contracts, referred to in this prospectus supplement and the accompanying prospectus as the automobile loans, secured by new and used automobiles and light duty trucks. “Non-prime” automobile loans are automobile loans made to borrowers with limited credit histories or modest incomes or who have experienced prior credit difficulties;

•	Receive distributions on the day of each month beginning on ; and

•	Currently have no trading market.

Credit enhancement for the notes will consist of

•	[Overcollateralization resulting from the excess of principal value of the initial automobile loans over the aggregate principal amount of the notes; and]
•	[A financial guarantee insurance policy issued by [name of insurer] unconditionally and irrevocably guaranteeing timely payment of interest and principal.]

FINAL
SCHEDULED
	PRINCIPAL	INTEREST	DISTRIBUTION		UNDERWRITING	PROCEEDS TO
	AMOUNT	RATE	DATE	PRICE TO PUBLIC(1)	DISCOUNTS	SELLER(1)(2)

Class A-1 Notes
Class A-2 Notes
Class B Notes

(1)	Initial public offering price is before adding accrued interest, if any, from .

(2)	Net proceeds are before deducting expenses, estimated to be $ .

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the attached prospectus. Any representation to the contrary is a criminal offense.

[Underwriters]

The date of this prospectus supplement is _________________.

     You should rely only on the information contained in this document or that we have referred you to. We have not authorized any person to provide you with information that is different. The information in this document speaks only as of its date, and may not be accurate at any time after its date. This document is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

     We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Prospectus Supplement

Page
Summary	S-6
Risk Factors	S-12
Use Of Proceeds	S-14
The Servicer	S-14
The Seller	S-13
The Issuer	S-14
The Owner Trustee	S-15
The Indenture Trustee	S-15
The Trust Property	S-15
The Company’s Automobile Financing Program	S-16
The Automobile Loans	S-17
Delinquency And Loan Loss Information	S-23
Delinquency Experience	S-24
The Insurer	S-26
Description Of The Notes	S-28
Description Of The Purchase Agreements And The Trust Documents	S-33
Miscellaneous Matters Regarding Servicer/Backup Servicer	S-36
Material Federal Income Tax Consequences	S-46
State And Local Tax Consequences	S-48
Erisa Considerations	S-49
Ratings	S-49
Underwriting	S-49
Legal Opinions	S-50
Glossary	S-51

Prospectus

     Until [Date], all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Important Notice About The Information Presented In This Prospectus Supplement
And The Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

•	We include a glossary in this prospectus supplement where defined terms are explained in detail.

Where You Can Find More Information

     Triad Financial Corporation has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in such registration statement pursuant to the rules and regulations of the Commission.

     You can read and copy the registration statement at the public reference room at the Commission at 450 Fifth Street, N.W., Washington, DC 20549 or at the Commission’s regional offices at The Woolworth Building, 233 Broadway, New York, New York 10279 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You can obtain information about the public reference section by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a site on the World Wide Web containing reports, proxy materials, information statements and other items. The address is http://www.sec.gov.

     [The consolidated financial statements of insurer and its subsidiaries included in, or as exhibits to, the following documents, filed by insurer with the SEC are hereby incorporated by reference:

(a)	Annual Report on Form 10-K for the year ended December 31, , and

(b)	Quarterly Report on Form 10-Q for the period ended .

     All financial statements of insurer, included in, or as exhibits to, documents filed by insurer pursuant to Section 13(a), 13(c), 14, or 15(d) of the Securities and Exchange Act of 1934 after the filing of this prospectus supplement and before the termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement and to be a part hereof.]

     You may request a free copy of any of the filings incorporated by reference into this prospectus supplement by writing or calling: Triad Financial Corporation, 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647, (714) 373-8300.

     Triad Financial Corporation on behalf of the issuer hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the issuer’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 and each filing of the financial statements of Financial Security Assurance Inc. included in or as an exhibit to the annual report of Financial Security Assurance Holdings Ltd. filed pursuant to Section 13(a) or Section 15(d) of the Securities and Exchange Act of 1934 that is incorporated by reference in the registration statement will be considered a new registration statement related to the notes offered by this prospectus supplement, and the offering of such notes at that time will be considered an initial bona fide offering.

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

•	There are material risks associated with an investment in the notes. You should read the section entitled “Risk Factors” beginning on page S- of this prospectus supplement and page of the accompanying prospectus, and consider the risk factors described in those sections, before making a decision to invest in the notes.

The Issuer

Triad Auto Receivables Owner Trust 200_-_, or the issuer, is a Delaware business trust. The issuer will issue the notes and be liable for their payment. The issuer’s principal asset will be a pool of automobile loans.

The Seller

[Triad Financial Special Purpose Corporation] or the seller, is a [Delaware corporation] which is a wholly-owned special-purpose subsidiary of the company. The seller will sell the automobile loans to the issuer.

The Servicer

Triad Financial Corporation, or the company, is a California corporation. The company either purchased the automobile loans without recourse from automobile dealers and other third-party lenders or originated the automobile loans directly with consumers and will service the automobile loans on behalf of the issuer. The servicer will sell the automobile loans to the seller.

[The Insurer

Insurer, is a [State] [financial guaranty insurance company]. insurer will issue a policy, that will guarantee the payment of timely interest and principal due on the notes but only as described in the section of the prospectus supplement titled “The Policy.”]

The Trustee

[Trustee], or [Trustee], is a [entity]. [Trustee] will be the trust collateral agent, the indenture trustee and the backup servicer.

Initial Cutoff Date

____________, 200_. The issuer will receive amounts collected on the automobile loans after this date.

Closing Date

On or about ____________, 200_.

Description of the Securities

The issuer will issue three classes of its asset backed notes. The notes are designated as the [    ]% Asset Backed Notes, Class A-1, [    ]% Asset Backed Notes, Class A-2, and [   ]% Asset Backed Notes, Class A-3 .

Each class of notes will have the initial note principal amounts, interest rates and final scheduled distribution dates listed in the following table:

Final
Scheduled
	Initial Note				Distribution
	Principal				Date
Class	Balance		Interest Rate		Final

A-1	$	______	______	%	__________, 20__
A-2	$	______	______	%	__________, 20__
B	$	______	______	%	__________, 20__

The notes will initially be issued in book entry form only and will be issued in minimum denominations of $1,000 and multiples of $1,000.

The notes will not be listed on any securities exchange.

You may hold your notes through DTC in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe.

The notes will be secured solely by the pool of automobile loans and the other assets of the issuer that are described under the section of this summary entitled “The Trust Assets.”

Distribution Date

•	The distribution date will be the [ ] day of each month, subject to the business day rule set forth below, commencing on , 200__.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

Interest

Interest on the notes of each class will accrue at the interest rate for that class from a distribution date to the day before the next distribution date. In the case of the first distribution date, interest begins to accrue on the day of the closing.

•	Interest on the notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount equal to the sum of the following amounts:

(1)	the principal portion of all collected funds received by the Servicer; plus

(2)	the principal portion of all prepayments; plus

(3)	the principal portion of all financed vehicles that were repossessed, liquidated, or repurchased; plus

(4)	the aggregate amount of the cram down losses that occurred during the previous month; plus

(5)	principal shortfall, due from the previous month but not yet paid (if any).

•	The outstanding principal amount of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The classes of notes are “sequential pay” classes that will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class B Notes will begin to amortize, until they are paid off.

The Trust Assets

The issuer’s assets will principally include:

•	a pool of “non-prime” automobile loans, secured by new and used automobiles and light duty trucks;

•	collections on the automobile loans received after _________________, 200_;

•	an assignment of the security interests in the vehicles securing the automobile loan pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles or the obligors;

•	an assignment of all rights to proceeds from liquidating the automobile loans;

•	an assignment of the seller’s rights against dealers under agreements between the company and the dealers;

•	amounts held in certain bank accounts, including the reserve account, and the proceeds of those accounts;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Loan Pool

The automobile loans consist of motor vehicle retail installment sale contracts originated by dealers, or by third-party lenders and then acquired by the company, or motor vehicle loans originated by the company directly with consumers, [through its Internet direct-lending division, Roadloans.com.] The automobile loans were made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history, and limited financial resources.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile loans in the pool as of _____________________, 200_. The statistical distribution of the characteristics of the automobile loan pool as of the initial cutoff date, which is _____________________, 200_, will vary somewhat from the statistical distribution of those characteristics as of _____________________, 200_, although that variance will not be material.

•	As of _____________________, 200_ the automobile loans in the pool have:

•	an aggregate principal balance of $ ;

•	a weighted average annual percentage rate of approximately %;

•	a weighted average original maturity of approximately months;

•	a weighted average remaining maturity of approximately months; and

•	an individual remaining term of not more than months and not less than months.

•	As of _____________________, 200 the automobile loans in the pool are expected to have an aggregate principal balance of approximately $ .

Pre-Funding Feature

Approximately $               of the proceeds of the notes will be held by [the Trustee] in a pre-funding account, and will be used to purchase additional automobile loans from the seller. The issuer will purchase the additional automobile loans from time to time on or before _____________________, 200_, from funds on deposit in this account.

These additional automobile loans will also have been originated by the company, and will not be materially different from the automobile loans acquired by the issuer on the day of the closing.

The Insurance Policy

On the day of the closing, insurer will issue a financial guaranty insurance policy for the benefit of the noteholders. Under this policy, insurer will unconditionally and irrevocably guarantee the payments of interest and principal due on the notes during the term of the policy.

If, on any distribution date, the noteholders do not receive the full amount of the payment then due to them, the shortfall will be paid on the twelfth day of that month either from funds available from a reserve account or from the proceeds of a drawing under the policy.]

Redemption

•	Optional redemption

As an administrative convenience, the servicer may purchase all the initial automobile loans and other property of the issuer on any payment date if the aggregate principal balance has declined to less than 10% of the balance on the statistical calculation date. To exercise such option, the company must pay the aggregate purchase amounts for the initial automobile loans. The purchase price paid by the company will be deposited into the collection account and then distributed.

The company must give 10 days’ notice of any redemption to the Trustee, who will give five days’ notice to any noteholder.

•	Mandatory redemption:

If an event of default occurs under the indenture the notes may be accelerated and subject to immediate payment at par. [So long as insurer is not in default, the power to declare an event of default will be held by insurer. The policy issued by insurer does not guarantee payment of any amounts that become due on an accelerated basis, unless insurer elects, in its sole discretion, to pay those amounts in whole or in part.]

•	If the pre-funding account is not depleted:

Each class of notes will be redeemed in part in the event that any pre-funding account moneys remain unused on _____________________, 200_. The principal amount of each class of notes to be redeemed will be an amount equal to that class’s pro rata share of the remaining amount.

Federal Income Tax Consequences

For federal income tax purposes:

•	Dewey Ballantine LLP, special tax counsel, is of the opinion that the notes will be characterized as indebtedness and the issuer will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

•	Interest on the notes will be taxable as ordinary income:

•	when received by a holder using the cash method of accounting, and

•	when accrued by a holder using the accrual method of accounting.

Erisa Considerations

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may wish to purchase notes. Fiduciaries of such plans may wish to consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

Rating Of The Notes

The notes must receive at least the following ratings from a nationally recognized rating agency in order to be issued:

CLASS	RATING

[S&P]
A-1
A-2
A-3

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the Notes:

Geographic concentrations of automobile loans may increase concentration risks	Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile loans. As of________ obligors with respect to approximately _____%, _____%, _____% and _____% of the automobile loans based on the automobile loans’ remaining principal balance were located in ________, ________, ________, and ________, respectively. No other state accounts for more than _____% of the automobile loans as of ________________, 200_

Events of default under the indenture may result in an acceleration	So long as insurer has not defaulted and so long as any default by insurer is not continuing, following the occurrence of an event of default under the indenture, [the Trustee], will continue to submit claims under and in accordance with the insurance policy to enable the issuer to continue to make payments due with respect to the notes on the twelfth day of each month. Following the occurrence of an event of default under the indenture, insurer may, at its option, elect to cause the liquidation of the assets of the issuer, in whole or in part, and pay all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid.

A class of notes may be subordinate to another class	Interest due to the Class A-1 noteholders will be paid first, and interest due to the Class A-2 noteholders will be paid next. Class B noteholders will not receive their interest payments until all the interest due to the Class A-1 and Class A-2 noteholders has been paid. After all the classes have received their monthly interest payment, the Class A-1 noteholders will receive their monthly principal payment. Class A-2 noteholders will be paid their principal payment next, and the Class B noteholders will not receive their monthly principal payment until the A noteholders have received the interest and principal due them for the month. See “The Notes — Distributions from the Trust.”

Use Of Proceeds

     The issuer will use the proceeds from issuing the notes to:

•	pay the seller, the purchase price for the automobile loans;

•	make the initial deposit on the reserve account; and

•	pay for related expenses.

     Net amounts remaining after such payments, if any, will be distributed by the Seller to its sole shareholder, the company.

The Servicer

     The servicer is Triad Financial Corporation, a California corporation, wholly owned by Ford Credit, a subsidiary of Ford Motor company. The servicer was incorporated in California on May 19, 1989. The servicer’s executive offices are located at 7711 Center Avenue, Suite 100, Huntington Beach, CA 92647; telephone (714) 373-8300. The servicer purchases automobile loans that are originated and assigned to it by automobile dealers and, to a lesser extent, by third-party lenders. The servicer may also originate automobile loans directly to consumers through its Internet direct-lending division, RoadLoans.com. All automobile loans purchased or originated by the company are serviced by the company. The servicer will sell and assign the automobile loans to the seller. See “The Company’s Automobile Financing Program” in the prospectus for a description of the servicer’s contract acquisition, servicing and collection practices.

     The servicer will service and administer the automobile loans and will be compensated for acting as the servicer. The loans will be delivered to the indenture trustee on the closing date. In addition, the servicer’s accounting records and computer systems will be marked to reflect the sale of the loans, and appropriate UCC financing statements will be filed.

The Seller

     [Triad Financial Special Purpose LLC], the company’s wholly-owned subsidiary, is a Delaware limited liability company. The seller’s address is 7111 Center Avenue, Suite 390, Huntington Beach, CA 92647. The seller was organized for the limited purpose of purchasing automobile loans from the company and transferring the loans to third parties and any activities incidental or necessary for this purpose. The seller has structured this transaction so that the bankruptcy of the company will not result in the consolidation of the seller’s assets and liabilities with those of the company. The seller has received a legal opinion, subject to various facts, assumptions and qualifications, opining that if the company was adjudged bankrupt, it would not be a proper exercise of a court’s equitable discretion to disregard the separate corporate existence of the seller and to require the consolidation of the seller’s assets and liabilities with those of the company. However, there can be no assurance that a court would not conclude that the assets and liabilities of the seller should be consolidated with those of the company.

     Delays in distributions on the notes and possible reductions in distribution amounts could occur if a court decided to consolidate the seller’s assets with those of the company, or if a filing were made under any bankruptcy or insolvency law by or against the seller, or if an attempt were made to litigate any of those issues.

The Issuer

     The issuer is Triad Auto Receivables Owner Trust 200_-_, a [Delaware business trust] formed under a trust agreement to consummate the transactions described in this prospectus supplement. The issuer will not engage in any activity other than:

acquiring, holding and managing the automobile loans and its other assets and proceeds from its assets;

issuing the notes and the certificate which represents the residual interest in the Trust;

making payments on the notes; and

engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

     The issuer’s principal offices are in                     , [in care of [Owner Trustee] (          ) at the address listed below].

The Owner Trustee

     [Owner Trustee] is the owner trustee. It is a [entity]. Its principal offices are located at ________________________; telephone, (___) ___-____. The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

The Indenture Trustee

     [Indenture Trustee], a [entity], is the indenture trustee. [Indenture Trustee]’s address is ____________________; telephone (___) ___-____.

The Trust Property

     The trust property will include, among other things, the following:

•	initial automobile loans secured by new and used automobiles, and light duty trucks;

•	monies received (a) for the initial automobile loans, after the initial cutoff date, or (b) for the subsequent automobile loans, after the related cutoff date;

•	amounts that may be held in certain related accounts, including the collection account and the reserve account, and the proceeds from such accounts;

•	an assignment of the security interests of the servicer in the financed vehicles;

•	amounts payable to the servicer by dealers under agreements between the servicer and dealers;

•	certain rights under the Sale and Servicing Agreement and the Receivables Purchase Agreement ;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	the automobile loan files; and

•	any and all payments and proceeds of the foregoing.

     The initial automobile loans will be purchased by the seller under the purchase agreement on or prior to the date of issuance of the notes and will then be purchased by the issuer from the seller on the date of issuance of the notes.

     The initial automobile loans were originated by the company or by dealers and third-party lenders according to the company’s credit policies for assignment to the company. The initial automobile loans originated by dealers and third-party lenders have been assigned to the company and evidence the indirect financing made to the obligor. The company’s agreements with the dealers and third-party lenders who originate the automobile loans may provide for repurchase by or recourse against the dealer or third-party lender if there is a breach of a representation or warranty under the relevant agreement.

     Under the indenture, the issuer will grant a security interest in the trust property to the trust collateral agent for the indenture trustee’s benefit on the noteholders’ behalf and for the benefit of insurer in support of the obligations owed to insurer. Any proceeds of the trust property will be distributed according to the indenture. insurer will be entitled to the distributions only after payment of amounts owed to, among others, the noteholders have been made.

The Company’s Automobile Financing Program

     See “The Company’s Automobile Financing Program” in the accompanying prospectus for a description of the servicer’s contract acquisition, servicing and collection practices.

The Automobile Loans

     The company purchased or will purchase the automobile loans from manufacturer-franchised and independent dealers and third-party lenders, and has originated or will originate loans directly to consumers. The automobile loans were made to obligors with less than perfect credit due to factors including:

•	the manner in which they have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Eligibility Criteria

     The automobile loans were or will be selected according to several criteria, including those specified under “The Company’s Automobile Financing Program—Underwriting” in the accompanying prospectus. In addition, as of the initial cut-off date the initial automobile loans were selected from the company’s portfolio of automobile loans based on the following criteria:

     Each initial automobile loan:

(a)	has an original term to maturity of not less than [ ] or more than [ ] months;

(b)	has an annual percentage rate of at least % and the maximum rate permitted by law;

(c)	has a financed amount of not less than [ ]or more than [ ];

(d)	arises from the delivery and acceptance of a financed vehicle and which delivery and acceptance has been fully performed;

(e)	arises from the normal course of the dealers’ business if the loan was originated by a dealer;

(f)	is not in default;

(g)	the customer is a natural person residing in any state or the District of Columbia;

(h)	the customer is not a government or a governmental subdivision or agency;

(i)	met the company’s underwriting criteria at the time of purchase;

(j)	is denominated and payable in Dollars in the United States;

(k)	provides for equal monthly payments which will cause the loan to fully amortize during its term;

(l)	is in full force and effect and constitutes the legal, valid and binding obligation of the customer in accordance with its terms; and

(m)	is not subject to any dispute, litigation, counterclaim or defense, or any offset or right of offset at the time of purchase by the company, and to the best of the company’s knowledge, any exercisable right of recission.

     All of the initial automobile loans provide for the payment by the related obligor of a specific total amount of payments, payable in substantially equal monthly installments on each scheduled payment date, which total represents the amount financed plus interest charges on the amount financed for the term of such loan. Each loan provides for repayment of the financed amount by a customer according to

(1)	the Rule of 78’s,

(2)	the actuarial method, or

(3)	the simple interest method.

•	Rule of 78: calculates the rate at which the amount of finance charges is earned and, correspondingly, the amount of each scheduled monthly payment allocated to reduction of the outstanding principal balance of the related loan. Under the Rule of 78’s, the portion of a payment allocable to interest earned during that month is determined by multiplying the total amount of interest payable over the term of the loan by a fraction, the denominator of which is equal to the sum of a series of numbers beginning with one and ending with the number of scheduled monthly payments due under the related loan, and the numerator of which is the number of payments remaining under such Receivable before giving effect to the payment to which the fraction is being applied. The difference between the amount of the scheduled monthly payment made by the customer and the amount of earned interest calculated for the month is applied to principal reduction.

•	Actuarial: provides for amortization of the loan over a series of fixed level monthly installments. Each scheduled monthly payment is deemed to consist of an amount of interest equal to 1/12 of the stated APR of the loan multiplied by the outstanding principal balance of the loan and an amount of principal equal to the remainder of such scheduled monthly payment.

     All payments received by the servicer on or in respect of precomputed receivables, including the final scheduled payment, will be allocated pursuant to the Sale and Servicing Agreement on an actuarial basis. No adjustment will be made in the event of early or late payments, although in the latter case the obligor may be subject to a late charge.

•	Simple Interest Receivables: provide for the amortization of the amount financed under the receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a simple interest receivable, the amount received is applied first to interest accrued to the date immediately preceding the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a customer pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if a customer pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the customer pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

     In the event of a prepayment in full (voluntarily or by acceleration) of a precomputed receivable, a “rebate” in the loan accounting records of the company may be made to the customer of that portion of the total amount of payments under such loan allocable to “unearned” finance charges. In the event of the prepayment in full (voluntarily or by acceleration) of a simple interest receivable, a “rebate” will not be made to the customer, but the customer will be required to pay interest only to the date immediately preceding the date of prepayment. The amount of such rebate under a precomputed receivable generally will be less than or equal to the remaining scheduled payments of interest that would have been due under a simple interest receivable for which all remaining payments were made on schedule.

     The amount of a rebate calculated in accordance with the Rule of 78’s generally will be less than the amount of a rebate calculated in accordance with the actuarial method. Distributions to Noteholders will not be affected by Rule of 78’s rebates because pursuant to the sale and servicing agreement such distributions will be determined using the actuarial method. Amounts received upon prepayment in full of a Rule of 78’s receivable in excess of the then outstanding principal balance of such loan and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to noteholders.

Purchase Or Replacement Obligations

     Pursuant to the receivables purchase agreement and the sale and servicing agreement, the company and the seller, respectively, will be obligated to repurchase or replace any loan sold and assigned to the Trust as to which a breach has occurred as to certain representations or warranties made by the company and the seller with respect to the loan, if such breach has not been cured by the last day of the first full calendar month following the discovery by or notice to the company and the seller of the breach, if such breach will materially and adversely affect the interests of the noteholders or the trust in such loan. The indenture trustee will also have certain rights to enforce the corresponding obligations of the seller under the sale and servicing agreement and of the company under the receivables purchase agreement. See “The Transaction Documents—Sale and Assignment of Receivables” and “Trust Property.”

     The sale and servicing agreement also provides that if the servicer breaches certain servicing obligations (including but not limited to its obligation to maintain perfection of the first priority security interest of the company created by each loan in the related financed vehicle) or certain other covenants, in each case only in a manner that materially and adversely affects the interests of the noteholders or the trust in any loan, the seller will purchase or replace such loan from the trust, unless such breach has been cured by the last day of the first full calendar month following the discovery.

Composition

     The statistical information presented in this prospectus supplement is based on a statistical pool of automobile loans as of the statistical calculation date which is ___________________, 200_.

As of the statistical calculation date, the initial automobile loans in the statistical pool had an aggregate principal balance of $___________________.

As of the initial cutoff date, initial automobile loans are expected to have an aggregate principal balance of approximately $___________________.

     The company will acquire additional automobile loans after the statistical calculation date but prior to the initial cutoff date. In addition, some amortization of the automobile loans will have occurred since the statistical calculation date and some automobile loans included as of the statistical calculation date will have prepaid in full or have been determined not to meet the eligibility requirements regarding automobile loans and therefore will not be included in the automobile loan pool. As a result, the statistical distribution of characteristics as of the initial cutoff date will vary from the statistical distribution of characteristics as of the statistical calculation date. However, the variance in statistical distribution of characteristics will not be material.

     The automobile loan pool’s composition and distribution by APR and its geographic concentration as of the statistical calculation date are detailed in the following tables:

Composition of the Initial Automobile Loans (1)
(as of the Statistical Calculation Date)
Aggregate Principal Balance	$[ ]
Number of Receivables	[ ]
Average Amount Financed	$[ ]
Range of Amounts Financed	$[ ] to $[ ]
Average Current Principal Balance	$[ ]
Range of Current Principal Balances	$[ ] to $[ ]
Weighted Average APR	[ ]%
Range of APRs	[ ]% to [ ]%
Weighted Average Original Term to Scheduled Maturity(1)	[ ] months
Range of Original Terms to Scheduled Maturity	[ ] to [ ] months
Weighted Average Remaining Term to Scheduled Maturity(1)	[ ] months
Range of Remaining Terms to Scheduled Maturity	[ ] to [ ] months

(1)	Rounded to the nearest month.

Distribution of Initial Automobile Loans by Current Principal Balance
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Current Principal Balance	Receivables	of Receivables(1)	Balance	Balance(1)

$[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

Distribution of Initial Automobile Loans by Amount Financed
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Amount Financed	Receivables	of Receivables(1)	Balance	Balance(1)

$[ ]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

Distribution of Initial Automobile Loans by APR
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Range of APRs	Receivables	of Receivables(1)	Balance	Balance(1)

[Percent]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

Distribution of Initial Automobile Loans by Model Year of Financed Vehicle
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Model Year	Receivables	of Receivables(1)	Balance	Balance(1)

[Year]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

(1)	Percentages may not add up to 100.00% due to rounding.

Distribution of Initial Automobile Loans by Remaining Term to Scheduled Maturity
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Range of Remaining Terms	Receivables	of Receivables(1)	Balance	Balance(1)

[Range of months]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

Distribution of Initial Automobile Loans by Original Term to Scheduled Maturity
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
Range of Original Terms	Receivables	of Receivables(1)	Balance	Balance(1)

[Range of months]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

Distribution of Initial Automobile Loans by Principal Place of Business of
Dealer
(as of the Statistical Calculation Date)

Percentage
		Percentage of	Current	of Aggregate
	Number of	Total Number	Principal	Principal
State	Receivables	Of Receivables(1)	Balance	Balance(1)

[State]	[ ]	[ ]	[ ]	[ ]
TOTAL	[ ]	100.00%	$ [ ]	100.00%

(1)	Percentages may not add up to 100.00% due to rounding.

Yield And Prepayment Considerations

     All the automobile loans are prepayable at any time. If prepayments are received on the automobile loans, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the automobile loans may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an automobile loan.

     The rate of prepayments on the automobile loans may be influenced by a variety of economic, social, and other factors, including the fact that no customer under an automobile loan may sell or transfer that automobile loan without the consent of the company unless the loan is repaid by the customer at the time of sale or transfer. The company believes that the weighted average life of the automobile loans will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on the company’s assessment of what the actual rate of prepayments will be. Any risk resulting from faster or slower prepayments of the automobile loans will be borne solely by the noteholders.

     The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the automobile loans. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Delinquency And Loan Loss Information

     The following tables provide information relating to the company’s delinquency and loan loss experience for each period indicated with respect to all automobile loans it has originated or purchased and serviced. The following tables set forth information relating to the delinquency and loss experience of the company for the period indicated. Scheduled payments made by the obligor must be at least 90% of such scheduled payment for a contract to be considered current with respect to such scheduled payment. The data presented in the delinquency and loss tables below are for illustrative purposes only. There is no assurance that the delinquency and credit loss experience with respect to the company’s automobile and light-duty truck auto loans in the future, or that the experience of the trust property with respect to the automobile loans pledged to the Indenture Trustee for the benefit of the holders of the Notes, will be similar to that set forth below. Losses and delinquencies are affected by, among other things, general and regional economic conditions and the supply of and demand for automobiles and light-duty trucks.

We cannot assure you that the levels of delinquency and loss experience reflected in the following tables are indicative of the performance of the automobile loans included in the trust.

Delinquency Experience

Bankrupt accounts which have not yet been charged off are included as delinquent accounts in the table below. [To be updated quarterly.]

		Principal	% of		Principal	% of
	Number of	Balance	Principal	Number of	Balance	Principal
	Receivables	As of	Balance	Receivables	As of	Balance

Aggregate Principal Balance at Period End (1), (2)
Delinquencies(3)
31-60 Days
61-90 Days
91 + Days
Total Delinquencies Amount in Repossession(4)
Total Delinquencies and Amount in Repossessed
Total Delinquencies as a Percentage of the Portfolio
Total Repossessed Assets as a Percentage of the Portfolio
Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio

		Principal	% of		Principal	% of
	Number of	Balance	Principal	Number of	Balance	Principal
	Receivables	As of	Balance	Receivables	As of	Balance

Aggregate Principal Balance at Period End(1),(2)
Delinquencies(3)
31-60 Days
61-90 Days
91 + Days
Total Delinquencies Amount in Repossession(4)
Total Delinquencies and Amount in Repossessed
Total Delinquencies as a Percentage of the Portfolio
Total Repossessed Assets as a Percentage of the Portfolio
Total Delinquencies and Repossessed Assets as a Percentage of the Portfolio

(1)	The aggregate principal balance is equal to the gross receivable less unearned finance charges on precomputed plus the principal balance on Simple Interest Receivables.

(2)	Represents the aggregate principal balance of all contracts purchased and serviced by Triad

(3)	Prior to May 30, 1998 scheduled payments not made by the obligors must be less than $40 for a contract to be considered current.

(4)	Represents the aggregate principal balance as of the repossession date.

Loan Loss Experience

	During the Three-	During the Three-
	Month Period Ended	Month Period Ended

Average Aggregate Principal Balance(1),(2)
Gross Charge-Offs(3)
Recoveries(4)
Net Losses
Net Losses as a Percentage of Average Aggregate Principal Balance(5)

(1)	The aggregate principal balance is equal to the gross receivable less unearned finance charges on Precomputed Receivables plus the principal balance on Simple Interest Receivables.

[(2)	Other than for the Year Ended June 30, 1998, represents the three-month average for the related period of the aggregate principal balance of all contracts purchased and serviced by the company.]

(3)	Gross Charge-Offs are defined as the remaining principal balance of the charged-off contract less the net proceeds of the liquidation of the related vehicle.

(4)	Recoveries include post-liquidation amounts received on previously charged-off contracts, including deficiency payments, rebates on related extended service contracts and insurance policies.

(5)	Other than the Year Ended June 30, 1998, net loss percentages are not annualized.

The Insurer

     The following information has been obtained from insurer and has not been verified by the seller or the underwriters. No representations or warranty is made by the seller or the underwriters with respect thereto.

General

                    , which is referred to in this prospectus supplement as “insurer,” is a [monoline] insurance company incorporated in          under the laws of the State of                . insurer is licensed to engage in the financial guaranty insurance business in [all 50 states, the District of Columbia, Puerto Rico, the U.S. Virgin Islands and Guam].

     insurer and its subsidiaries are engaged in the business of [Insurer information].

     insurer is a wholly-owned subsidiary of [Insurer information].

     The principal executive offices of insurer are located at ___________________, and its telephone number at that location is (___) ___-____.

Reinsurance

     [Insurer information].

Rating Of Claims-Paying Ability

     insurer’s insurance financial strength is rated [“Aaa"] by Moody’s Investors Service and [“AAA”] by Fitch, Inc. insurer’s insurer financial strength is rated [“AAA”] by Standard & Poor’s and Standard & Poor’s (Australia) Pty. Ltd. insurer’s claims-paying ability is rated [“AAA”] by Rating and Investment Information, Inc. These ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by those rating agencies. See “Risk Factors — Ratings on notes are dependent upon insurer’s creditworthiness” herein.

Capitalization

     The following table sets forth the capitalization of insurer and its subsidiaries as of ________________, on the basis of accounting principles generally accepted in the United States of America:

[as of date]

(In thousands)
Deferred Premium Revenue (net of prepaid reinsurance premiums)	$
Surplus Notes
Minority Interest
Shareholder’s Equity:
Common Stock
Additional Paid-In Capital
Accumulated Other Comprehensive Income (net of deferred income taxes)
Accumulated Earnings
Total Shareholder’s Equity

Total Deferred Premium Revenue, Surplus Notes, Minority Interest and Shareholder’s Equity	$

     For further information concerning insurer, see the Consolidated Financial Statements of insurer and Subsidiaries, and the notes thereto, incorporated by reference in this prospectus supplement. insurer’s financial statements are included as exhibits to the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Commission by insurer and may be reviewed at the EDGAR website maintained by the Commission and at insurer’ website, ___________________. Copies of the statutory quarterly and annual statements filed with the

[State Insurance Authority] by insurer are available upon request to the [State Insurance Authority].

Insurance Regulation

     insurer is licensed and subject to regulation as a [financial guaranty insurance corporation] under the laws of the State of                , its state of domicile. In addition, insurer and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a [financial guaranty insurance corporation] licensed to do business in the State of               , insurer is subject to [Article 69 of the New York Insurance Law] which, among other things, limits the business of a financial guaranty insurer to writing financial guaranty insurance and related business lines, requires each financial guaranty insurer to maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each financial guaranty insurer, and limits the size of individual transactions and the volume of transactions that may be underwritten by each financial guaranty insurer. Other provisions of the [New York Insurance Law], applicable to non-life insurance companies such as insurer, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.]

Description Of The Notes

     The issuer will issue the notes under an indenture, a form of which has been filed as an exhibit to the registration statement. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

     The issuer will offer the notes in denominations of $              and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through [The Depository Trust Company in the United States or Clearstream Banking, societe anonyme or in the Euroclear System in Europe]. See “Description of the Securities — Book-Entry Registration” in the prospectus and Annex A in this prospectus supplement.

Optional Purchase of Receivables

     As an administrative convenience, the company may purchase all the initial automobile loans and other trust property on any payment date if the aggregate principal balance has declined to less than [    ]% of the balance on the statistical calculation date. To exercise such option, the company must pay the aggregate purchase amounts for the initial automobile loans. The purchase price paid by the company will be deposited into the collection account and then distributed in redemption of notes. The purchase price for the automobile loans will be equal to the sum of the outstanding principal amount of the automobile loans plus interest accrued since the date of the last payment made by the underlying borrower.

     The company must give 10 days’ notice of any redemption to the indenture trustee, who will give five days’ notice to any noteholder.

Distribution Dates

     The notes will pay interest and principal on the [              ] day of each month, or, if the [               ] day is not a business day, on the next following business day. The first distribution date will be               , 200__. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

     The final scheduled distribution dates are as follows:

     for the Class A-1 Notes,                , 200_;

     for the Class A-2 Notes,                , 200_; and

     for the Class B Notes,                , 200_.

Payments Of Interest

     Interest on each class of notes will accrue during each interest period at the applicable interest rate from and including the most recent distribution date that interest was paid — or, in the case of the first distribution date, from and including the closing date — but excluding the following distribution date. In the case of the first distribution date, the interest period shall be      days for the Class A-1 notes,      days for the Class A-2 notes, and      days for the Class B notes. The interest accruing during an interest period will accrue on each class’ outstanding principal amount as of the end of the prior distribution date — or, in the case of the first distribution date, as of the closing date.

     For any distribution date, interest due but not paid on that distribution date will be due on the next insured distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the [Class A-1, Class A-2 and Class B Notes] will be calculated on the basis of a 360-day year consisting of twelve 30-day months

     The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees’ fees, the issuers’ other administrative fees, and the servicing fees. See “Description of the Purchase Agreements and the Trust Documents — Distributions” in this prospectus supplement.

Payments Of Principal

     On any distribution date, other than the final scheduled distribution date for any class of notes, the amount of principal that is available to make distributions of principal to noteholders will equal the Noteholders’ Principal Payment Amount (as defined in the Glossary). Of that Noteholders’ Principal Payment Amount, the actual amount that will be distributed to the noteholders will equal:

(1)	100% of the total principal amounts that are available for distribution to noteholders on that distribution date;

     plus

(2)	any principal amounts that should have been paid to the noteholders on a previous distribution date but were not paid then and have not been paid by the related distribution date. Amounts available from the reserve account and under the insurance policy are available to pay the note principal only in two circumstances:

if the note principal amount would otherwise exceed the collateral balance, to reduce, after taking into account all reductions funded from other sources, the aggregate principal amount of the notes to the level where it equals the Pool Balance (as defined in the Glossary); and

to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from other sources.

     The classes of notes are “sequential pay” classes which will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 notes will be paid off;

•	once the Class A-1 notes are paid off, the Class A-2 notes will begin to amortize, until they are paid off; and

•	once the Class A-2 notes are paid off, the Class B notes will begin to amortize, until they are paid off.

     In addition, any outstanding principal amount of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal amount of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors.

EVENTS OF DEFAULT

     Unless an insurer default has occurred and is continuing, events of default under the indenture will consist of those events listed below as “Insurance Agreement Indenture Cross Defaults.” These events will constitute an event of default under the indenture only if insurer delivers to the indenture trustee and does not rescind a written notice specifying that any insurance agreement indenture cross default constitutes an event of default under the indenture.

     Insurance Agreement Indenture Cross Defaults consist of:

•	a demand for payment under the policy;

•	events of bankruptcy, insolvency, receivership or liquidation of the issuer;

•	the issuer becoming taxable as an association or a publicly traded partnership taxable as a corporation for federal or state income tax purposes;

•	on any insured distribution date, after taking into account the application of the sum of Available Funds for the related calendar month plus the Deficiency Claim Amount for the related distribution date, any amounts listed in clauses 2, 3, 4 and 6 under “Description of the Purchase Agreements and the Trust Documents — Distributions” in this prospectus supplement has not been paid in full; and

•	any failure to observe or perform in any material respect any other covenants or agreements in the indenture, or any representation or warranty of the issuer made in the indenture or in any certificate or other writing delivered under or in connection with the indenture proves to be incorrect in any material respect when made, and the failure continues or is not cured, or the circumstances or conditions for which the representation or warranty was incorrect is not eliminated or otherwise cured, for [30] days after the giving of written notice of the failure or incorrect representation or warranty to the issuer and the indenture trustee by insurer.

     For any determination date, the deficiency claim amount is the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum, without duplication, of:

(1)	any shortfall in the full payment of amounts described in clauses 2, 3, 4 and 6 under “Description of the Purchase Agreements and the Trust Documents — Distributions”;

     plus

(2)	the Noteholders’ Parity Deficit Amount (as defined in the Glossary), if any, for the distribution date;

     plus

(3)	if the related distribution date is the final scheduled distribution date for any class, any remaining outstanding principal amount of that class, to the extent that the amount is available on the related insured distribution date according to the provisions governing the reserve account.

     Upon the occurrence of an event of default, so long as an insurer default has not occurred and is not continuing, insurer will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at insurer’s discretion. insurer also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. insurer may not, however, cause the trust collateral agent to liquidate the trust property in whole or in part if the liquidation proceeds would be insufficient to pay all outstanding principal of and accrued interest on the notes, unless the event of default arose from a claim on the policy or from the issuer’s bankruptcy, insolvency, receivership or liquidation. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, insurer may elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes. See “The Policy” in this prospectus supplement.

     Events Of Default

     Events of default under the indenture will consist of:

•	any failure to pay interest on the notes for two days

•	any failure to make any required payment of principal on the notes

•	if the trust waits more than thirty days to remedy a violation of a promise or warranty made in the indenture (so long as the trust has known about the violation for thirty days)

•	certain events of bankruptcy, insolvency, receivership or liquidation of the seller or the trust, and

•	failure to pay the unpaid principal balance of any class of notes on the final payment date (however, the amount of principal required to be paid will generally be limited to amounts already collected.) Therefore, the failure to pay principal on a class of notes will generally not result in a default until the final scheduled payment date for a certain class of notes.

     In the event of a default, the indenture trustee may, (or if requested by the person holding the majority of the notes, must) declare all the notes to be immediately due and payable. Such declaration by the indenture trustee may, under certain circumstances, be overridden by the person holding the majority of the notes.

     If a default occurs, the indenture trustee may:

•	institute proceedings to collect the amount due

•	foreclose on property

•	exercise remedies as a secured party

•	sell the initial automobile loans

•	elect to have the trust maintain possession of the initial automobile loans, and continue to apply collections on the initial automobile loans as if there had been no declaration of acceleration, or

•	make demand on the company to deliver all automobile loan files to the indenture trustee.

     The indenture trustee is prohibited from selling the initial automobile loans following default, unless

(1)	the noteholders consent to the sale,

(2)	the proceeds of the sale are sufficient to pay the principal and interest on outstanding notes, or

(3)	the indenture trustee determines that the proceeds of the initial automobile loans would not be sufficient pay off the notes if the notes had not been declared due and payable.

If the notes are declared due and payable following a default, the noteholders are entitled to payment in accordance with the section entitled “Distributions” below.

     If, after a default, the indenture trustee believes that there is not adequate money to reimburse indenture trustee its costs, expenses and liabilities, the indenture trustee will not have to comply with the instructions of the noteholders. Subject to the provisions for indemnification and the preceding paragraph, the note majority will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee and the note majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding notes.

     No noteholder will have the right to institute any proceeding, unless 25% of the noteholders request action from the indenture trustee and offer to indemnify him for his reasonable costs, and the indenture trustee fails to institute the proceeding for 60 days.

Description Of The Purchase Agreements
And The Trust Documents

     The following summary describes material terms of the purchase agreements, any subsequent purchase agreement, and the trust documents, including the sale and servicing agreement, any subsequent transfer agreement and the trust agreement. The issuer has filed forms of the purchase agreements and the trust documents as exhibits to the registration statement. This summary does not claim to be complete and is subject to all the provisions of the purchase agreements and the trust documents. The following summary supplements the description of the general terms and provisions of the trust agreement, which was detailed in the prospectus, and to the extent that that description differs from the description in this prospectus supplement, the description in this prospectus supplement replaces that description.

Sale And Assignment Of Automobile Loans

     On or prior to the closing date, the seller will sell to the trust its entire interest in and to the related automobile loans. The trust will then pledge the loans to the indenture, authenticate and then deliver the notes, which have been executed on behalf of the trust. Each loan will be identified in a schedule to the sale and servicing agreement.

     Under the purchase agreement, the company will agree that, upon the continuing breach of any representation or warranty under the trust documents which materially adversely affects the interests of the noteholders or the trust the owner trustee will be entitled to require the company to repurchase the automobile loans from the issuer. Each receivable will be purchased or replaced at a price equal to the purchase amount. The purchase or replacement obligations will constitute the sole remedy available to the noteholders or the indenture trustee for any such uncured breaches. The issuer’s rights under the purchase agreement will constitute part of the issuer’s property and may be enforced directly by the owner trustee and insurer. In addition, the owner trustee will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

     Pursuant to the sale and servicing agreement, the servicer will service and administer the receivables. The loan documents will be delivered to the indenture trustee on the closing date. In addition, the company’s accounting records and computer systems will be marked to reflect such sale and assignment, and UCC financing statements reflecting such sale and assignment will be filed. See “Material Legal Aspects of the Automobile Loans — Security Interests in the Financed Vehicles.”

Accounts

     The issuer will establish and maintain with the indenture trustee, in the indenture trustee’s name, on both the noteholders’ and insurer’s behalf one or more collection accounts. The servicer will transfer all amounts received to the collection account into which all amounts will be transferred within two business days of receipt of available funds. The collection account will be maintained with the indenture trustee so long as the indenture trustee’s deposits have a rating acceptable to insurer and the rating agencies. If the deposits of the indenture trustee or its corporate parent no longer have an acceptable rating, the servicer shall, with the indenture trustee’s assistance if necessary, move the accounts to a bank whose deposits have the proper rating. All the trust accounts will be invested in eligible investments as specified in the sale and servicing agreement.

Servicing Procedures

     The servicer will establish and maintain a distribution account in which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made. The distribution account will be in the name of the trust collateral agent, for the indenture trustee’s benefit, on the noteholder’s and insurer’s behalf. [If the servicer determines that eventual payment in full of an initial automobile loan is unlikely, the servicer will follow its normal collection practices and procedures, including the repossession and disposition of the financed vehicle at a public or private auction, or the taking of any other action permitted by applicable law.]

Collections

     [The company or the seller will remit the purchase amount of any initial automobile loan to the collection account. Also, the amounts of any recoveries in respect of any of the repurchased initial automobile loans constitute collections.

     Collections on an initial automobile loan (other than an initial automobile loan purchased by the seller or the company) which are not late fees or other administrative fees are required to be applied first to the scheduled payment. To the extent that such collections exceed the scheduled payment, the collections are required to be applied to prepay the initial automobile loan. If the collections are insufficient to prepay the initial automobile loan in full, any partial prepayment of principal will be immediately applied to reduce the principal balance of the initial automobile loan.]

Servicing Compensation And Trustees’ Fees

     The servicer will receive a basic servicing fee on each distribution date. The basic servicing fee equals the product of one-twelfth of the servicing fee rate and the principal balance of the automobile loans as of the opening of business on the first day of the related [or, preceding] calendar month. The backup servicer, or any successor servicer, will receive the same rate should the servicer resign. The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile loans, and will be entitled to reimbursement from the issuer for various expenses. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

     The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of automotive loans as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the automobile loans;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying the disposition costs of defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	[furnishing monthly and annual statements to the issuer and insurer with respect to distributions; and]

•	generating federal income tax information.

     The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees;

•	outside auditor fees;

•	data processing costs; and

•	other costs incurred with administering the automobile loans and for paying the backup servicing fees.

     On each distribution date, the indenture trustee will receive a fee, in an amount agreed upon by the indenture trustee and the servicer, for its services as indenture trustee and trust collateral agent during the prior calendar month. On each distribution date, the owner trustee will receive a fee, in an amount agreed upon by the owner trustee and the servicer, for its services as owner trustee during the prior calendar month.

     The issuer will pay all these fees from the collection account.

Miscellaneous Matters Regarding Servicer/Backup Servicer

     The servicer may not resign until the backup servicer has taken over servicing duties.

     The servicer will not be liable to the trust if it is acting legally and without bad faith under the transaction documents in performance of its duties.

     If the servicer merges with another company, the new company will become the servicer.

     The servicer may use subcontractors to perform its duties.

     A backup servicer will perform certain duties and will serve as the successor servicer if the servicer resigns. Any successor servicer will receive the same servicing fee rate as the servicer would have received.

     The backup servicer gets paid a monthly fee in the amount of $__________________ for acting as backup servicer. The backup servicer may not resign from its duties until it has found a replacement.

Evidence As To Compliance:

Audits: Nationally recognized independent certified public accountants will audit the company before June 30 of each year. The company will give the audit report to the indenture trustee, the backup servicer and the rating agency.

Obligations under agreements: The company will deliver to indenture trustee, the backup servicer and the rating agency a certificate signed by an officer stating that it has fulfilled its obligations throughout the preceding 12 months or, if there has been a default in the fulfillment of any such obligation, describing each such default. A copy of such certificate may be obtained by any noteholder by writing to the indenture at the corporate trust office.

Certain Allocations

     On each determination date, the servicer will deliver the servicer’s certificate to the indenture trustee, the owner trustee and insurer specifying, among other things:

•	the amount of aggregate collections on the automobile loans; and

•	the aggregate Purchase Amounts (as defined in the Glossary) of automobile loans purchased by the seller and the company in the preceding calendar month.

     Based solely on the information contained in the servicer’s certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, insurer, the servicer and any other person required under the insurance agreement, a deficiency notice specifying the Deficiency Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Deficiency Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for insurer’s benefit.

     The determination date for any calendar month, is the earlier of:

•	the fourth business day preceding the related insured distribution date in the next calendar month; and

•	the second business day prior to the related distribution date.

Distributions

     Distribution Date Calculations And Payments

     On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions from Available Funds (as defined in the Glossary) in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and, to the extent the servicer has not reimbursed itself or to the extent not retained by the servicer, other amounts relating to mistaken deposits, postings or checks returned for insufficient funds, and to the company, to the extent available, any amounts paid by the borrowers during the preceding calendar month that were collected in the lockbox account but that do not relate to principal payments, interest payments or extension fees due on the automobile loans;

2.	to any related lockbox account, the indenture trustee, the owner trustee, the backup servicer and the trust collateral agent, any accrued and unpaid fees then due to each of them, to the extent the servicer has not previously paid those fees subject to a maximum annual limit;

3.	interest payments currently due to the Class A-1 noteholders plus any interest payment shortfall from previous distributions;

4.	interest payments currently due to the Class A-2 noteholders, plus any interest payment shortfall from previous distributions;

5.	interest payments currently due to the Class B noteholders, plus any interest payment shortfall from previous distributions;

6.	principal payments currently due to the Class A-1 noteholders, plus any principal payment shortfall from previous distributions;

7.	principal payments currently due to the Class A-2 noteholders, plus any principal payment shortfall from previous distributions;

8.	principal payments currently due to the Class B noteholders, plus any principal payment shortfall from previous distributions;

9.	to insurer, any unpaid amounts owed to insurer under the insurance agreement;

10.	to the reserve account, any amount required to increase the amount in the reserve account to its required level.

     If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above.

     Insured Distribution Date Calculations and Payments

     If any servicer’s certificate delivered by the servicer indicates that Available Funds (as defined in the Glossary) for a distribution date are insufficient to fully fund Scheduled Payments plus the amounts described in clauses 2 and 6 above, the indenture trustee shall request the Deficiency Claim Amount from the reserve account.

     Further, if any servicer’s certificate delivered by the servicer indicates that the sum of:

(1)	Available Funds with respect to a distribution date; plus

     plus

(2)	any related Deficiency Claim Amount

is insufficient to fully fund Scheduled Payments plus the amount described in clauses 2 and 3 above, the indenture trustee shall furnish to insurer no later than 12:00 noon New York City time on the related draw date a completed notice of claim for the Policy Claim Amount. insurer will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related insured distribution date.

Statements To Noteholders

     On or prior to each insured distribution date, the indenture trustee will forward a statement to the noteholders detailing information required under the trust documents. These statements will be based on the information in the related servicer’s certificate. Each statement that the indenture trustee delivers to the noteholders will include the following information regarding the notes on the related distribution date and the related insured distribution date, as applicable:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the relative percentages applicable to each class of notes;

(c)	the amount of the distribution, if any, payable under a policy claim;

(d)	the amount of the distribution(s) allocable to principal;

(e)	the amount of payments made from the reserve account, the amount required to be kept in the reserve account, and the amount remaining in the reserve account;

(f)	the servicing fee paid for the related calendar month;

(g)	each class of notes’ aggregate outstanding principal amount, after considering all payments reported under (b) above on that date;

(h)	the related Noteholders’ Interest Carryover Amount and the related Noteholders’ Principal Carryover Amount (as each term is defined in the Glossary), if any, and the change in those amounts from the preceding statement;

(i)	details on number of defaults, repossessions and delinquencies regarding the initial automobile loans;

(j)	information regarding whether or not a trigger event has occurred with regard to the reserve account or the servicer’s termination, or whether a previous trigger event has been cured;

(k)	number of and balance due on initial automobile loans that have been delinquent over 30 days;

(l)	number of and amounts collected on liquidated and defaulted initial automobile loans;

(m)	number of and amount spent on initial automobile loans that were purchased as a result of a breach of a representation or warranty of the company, or that should have been repurchased, but were not;

(n)	the principal balance, APR and model year of the automobile of each initial automobile loan that was replaced and the principal balance, APR and model year for the replacement automobile and loan;

(o)	the number and aggregate principal balance on initial automobile loans for which the obligors filed bankruptcy;

(p)	the amount of any monies owed to noteholders but that were not paid from previous distributions that will be paid currently;

(q)	ratios relating to current initial automobile loans and delinquent automobile loans;

(r)	the overcollateralization amount and the target overcollateralization amount

(s)	the beginning balance, amount of claims paid, amount of deposits made, and ending balance of the applicable collateral self-insurance fund, if any.

     Where appropriate, each amount described above will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

     After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder;

•	information regarding the amount of servicing compensation the servicer received; and

•	other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

     Reserve account

     On the closing date, the seller will make an initial deposit of cash into the reserve account in an amount of $[   ]. As of any payment date, there will be a minimum amount required for the reserve account, an amount equal to [    ]% of the remaining aggregate principal balance. Funds will be withdrawn from the reserve account on each payment date to pay certain fees and to make required payments on the notes, to the extent funds are not otherwise available, as detailed under [“The Notes — Priority of Distribution Amounts” and “Reserve Account.”]

Servicer Termination Event

     A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deliver any required payment to the trust collateral agent for distribution to the noteholders, which failure continues unremedied for two business days (one business day with respect to payment of purchase amounts);

•	the servicer’s failure to deliver the servicer’s certificate by the fourth business day prior to the insured distribution date;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or the purchase agreement if the company is the servicer, which failure continues unremedied for [30] days after the issuer, the trust collateral agent or insurer gives the servicer written notice of such failure, or if an insurer default has occurred and is continuing, [30] days after any noteholder gives the servicer written notice;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or, so long as the company is servicer, of any of its affiliates, and actions by the servicer, or, as long as the company is servicer, actions by its affiliates, indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, and has a material adverse effect on insurer’s interests, and the circumstances or conditions for which the representation, warranty or statement was incorrect are not eliminated or cured;

•	[so long as an insurer default shall not have occurred and be continuing, insurer has not delivered an extension notice;]

•	[so long as an insurer default shall not have occurred and be continuing, an insurance agreement event of default or an event of default under any other insurance and indemnity agreement relating to any series of securities shall have occurred; or]

•	a claim is made under the insurance policy.

Rights Upon Servicer Termination Event

     As long as a servicer termination event remains unremedied:

•	provided no insurer default has occurred and is continuing, insurer in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the sale and servicing agreement; or

•	if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

     If the company is the servicer that is terminated then the backup servicer, or any other successor servicer that insurer appoints — so long as no insurer default has occurred and is continuing — will succeed to all the responsibilities, duties, and liabilities of the servicer.

     If the terminated servicer is not the company, insurer will appoint a successor servicer or — if a insurer default has occurred and is continuing — the trust collateral agent will appoint a successor servicer.

     Any successor servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to similar compensation arrangements. There is no assurance that the succession of a successor servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver Of Past Defaults

     [Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Waiver of Past Defaults” in the prospectus, insurer may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.] OR

     [If no insurer, a majority of noteholders may waive any default by the company in the performance of its obligations under the Sale and Servicing Agreement and its consequences. No waiver will impair the noteholders’ rights with respect to subsequent defaults.]

Amendment

     Notwithstanding anything to the contrary described under “Description of the Trust Agreements — Amendment” in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee — which consent may not be unreasonably withheld — and with insurer’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. However, the amendment shall not in any material respect adversely affect the interests of any noteholder. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect insurer’s interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of insurer, the indenture trustee and the holders of a majority of the principal amount of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

     However, the consent of all the holders of notes outstanding must be given in order to increase or reduce in any manner collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders; or

or accelerate or delay the timing of, collections of payments on automobile loans or distributions that are required to be made for the benefit of the noteholders; or

reduce the percentage of the noteholders required to consent to any amendment; or

effect a downgrade or withdrawal of the then current rating of any class of note; or

change the amount of money required for the reserve account or the overcollateralization target.

     [Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of insurer.]

     The seller and servicer must deliver to the owner trustee, the indenture trustee and insurer upon the execution and delivery of the sale and servicing agreement and any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

The Policy

     [The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

     Simultaneously with the issuance of the notes, insurer will deliver the Policy to the trust collateral agent as agent for the indenture trustee for the benefit of each noteholder. Under the policy, insurer will unconditionally and irrevocably guarantee to the trust collateral agent, on each distribution date, for the benefit of each noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the trust collateral agent fails to make a claim under the Policy, noteholders do not have the right to make a claim directly under the Policy, but may sue to compel the trust collateral agent to do so.

     “Scheduled Payments” means payments which are required to be made on the notes during the term of the Policy in accordance with the original terms of the notes when issued and without regard to any subsequent amendment or modification of the notes or the indenture that has not been consented to by insurer, which payments, with respect to any Insured Distribution Date, are (i) the Noteholders’ Interest Distributable Amount (as defined in the Glossary), with respect to the related distribution date, (ii) the Noteholders’ Remaining Parity Deficit Amount (as defined in the Glossary) with respect to the related distribution date, and (iii) with respect to the final scheduled distribution date for any class of notes, the outstanding principal amount of such class on such final scheduled distribution date, after taking into account reductions on such date of such outstanding principal amount from all sources other than the Policy. Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the issuer, (b) an election by the issuer to pay principal on an accelerated basis, (c) the occurrence of an event of default under the indenture or (d) any other cause, unless insurer elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event insurer does not so elect, the Policy will continue to guarantee Scheduled Payments due on the notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders’ Interest Distributable Amount or of a Noteholders’ Interest Carryover Amount due to noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by insurer, (y) any portion of a Noteholders’ Interest Distributable Amount due to noteholders representing interest on any Noteholders’ Interest Carryover Amount accrued from and including the date of payment of the amount of such Noteholders’ Interest Carryover Amount pursuant to the Policy or (z) any portion of the principal distribution payable to noteholders on the mandatory redemption date, from amounts remaining on deposit in the pre-funding account, unless insurer elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include, nor shall coverage be provided under the Policy in respect of, any taxes, withholding or other charge imposed with respect to any noteholder by any governmental authority due in connection with the payment of any Scheduled Payment to a noteholder.

     Payment of claims on the Policy made in respect of Scheduled Payments will be made by insurer following Receipt (as defined below) by insurer of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the notes.

     If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, insurer will cause such payment to be made on the later of (a) the date when due to be paid pursuant to the Order referred to below or (b) the first to occur of (i) the fourth Business Day following Receipt by insurer from the trust collateral agent of (A) a certified copy of the order (the “Order”) of the court or other governmental body that exercised jurisdiction to the effect that the noteholder is required to return Scheduled Payments made with respect to the notes during the term of the Policy because such payments were avoidable as preference payments under applicable bankruptcy law, (B) a certificate of the noteholder that the Order has been entered and is not subject to any stay and (C) an assignment duly executed and delivered by the noteholder, in such form as is reasonably required by insurer and provided to the noteholder by insurer, irrevocably assigning to insurer all rights and claims of the noteholder relating to or arising under the notes against the issuer or otherwise with respect to such preference payment, or (ii) the date of Receipt (as defined below) by insurer from the trust collateral agent of the items referred to in clauses (A), (B) and (C) above if, at least four Business Days prior to such date of Receipt, insurer shall have Received (as defined below) written notice from the trust collateral agent that such items were to be delivered on such date and such date was specified in such notice. Such payment will be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the trust collateral agent or any noteholder directly (unless a noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment will be disbursed to the trust collateral agent for distribution to such noteholder upon proof of such payment reasonably satisfactory to insurer). In connection with the foregoing, insurer will have the rights provided pursuant to the sale and servicing agreement, including, the right to direct all matters relating to any preference claim and subrogation to the rights of the trust collateral agent and each noteholder in the conduct of any proceeding with respect to a preference claim.

Other Provisions Of The Policy

     The terms “Receipt” and “Received” with respect to the Policy will mean actual delivery to insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, will be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Policy by the trust collateral agent is not in proper form or is not properly completed, executed or delivered, it will be deemed not to have been Received, and insurer or its fiscal agent will promptly so advise the trust collateral agent, and the trust collateral agent may submit an amended notice.

     Under the Policy, “Business Day” means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in Wilmington, Delaware or New York, New York or any other location of any successor servicer, successor owner trustee or successor trust collateral agent are authorized or obligated by law, executive order or governmental decree to be closed.

     Insurer’s obligations under the Policy in respect of Scheduled Payments will be discharged to the extent funds are transferred to the trust collateral agent as provided in the Policy whether or not such funds are properly applied by the trust collateral agent.

     Insurer shall be subrogated to the rights of each noteholder to receive payments of principal and interest to the extent of any payment by insurer under the Policy.

     Claims under the Policy constitute direct, unsecured and unsubordinated obligations of insurer ranking not less than pari passu with other unsecured and unsubordinated indebtedness of insurer for borrowed money. Claims against insurer under the Policy and each other financial guaranty insurance policy issued thereby constitute pari passu claims against the general assets of insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the issuer. The Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Policy is governed by the laws of the State of New York.

     It is a condition to the issuance of the Class A-l Notes that they be rated [A-l+] by Standard & Poor’s, [Prime-1] by Moody’s Investors Service and ]F1+] by Fitch, Inc. It is a condition to the issuance of the Class A-2 Notes, the Class B Notes and the Class A-4 Notes that they each be rated [AAA] by Standard & Poor’s, [Aaa] by Moody’s Investors Service and [AAA] by Fitch, Inc. The ratings of the [Class A-1 Notes] will be made without regard to the Policy in the case of Standard & Poor’s, substantially based on the Policy in the case of Moody’s Investors Service and Fitch, Inc. The ratings of the [Class A-2, the Class B and the Class A-4

Notes] will be based primarily on the Policy. To the extent that the ratings are based on the Policy, those ratings apply to distributions due on the Insured Distribution Dates, and not to distributions due on the distribution dates. A rating is not a recommendation to purchase, hold or sell notes. In the event that the rating initially assigned to any of the notes is subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the claims-paying ability of insurer, no person or entity will be obligated to provide any additional credit enhancement with respect to the notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the notes. See “Ratings” herein.]

List Of Noteholders; Voting Of Notes

     Upon written request by three or more noteholders or any one or more noteholders with [    ]% of the notes, the indenture trustee will allow such noteholders to obtain the names and addresses of other noteholders for purposes of communication.

     If the company, seller or any of their affiliates owns any notes, such note will not be able to vote.

     The sale and servicing agreement will not provide for the holding of any annual or other meetings of noteholders. There will be no annual meeting of noteholders.

Termination

     The respective obligations of the issuer, the company, the seller, the backup servicer and the indenture trustee will terminate upon the latest of: (1) the maturity or other liquidation of the last initial automobile loan and the payment to noteholders; or (2) the payment to noteholders of all amounts required to be paid to and the expiration of any preference period related thereto.

Material Federal Income Tax Consequences

     You should consider the following discussion of certain material federal income tax consequences of the purchase, ownership and disposition of the notes only in connection with “Material Federal Income Tax Consequences” in the accompanying prospectus. The discussion in this prospectus supplement and in the accompanying prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion in this prospectus supplement and in the accompanying prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors. Some holders, including insurance companies; tax-exempt organizations; financial institutions or broker dealers; taxpayers subject to the alternative minimum tax; holders that will hold the notes as part of a hedge, straddle, appreciated financial position or conversion transaction; and holders that will hold the notes as other than capital assets, may be subject to special rules that are not discussed below or in the prospectus supplement. You should consult with your own tax advisors to determine the particular federal, state, local and any other tax consequences of the purchase, ownership and disposition of the notes.

Tax Characterization Of The Trust

     Dewey Ballantine LLP is our tax counsel and is of the opinion that, assuming the parties will comply with the terms of the governing agreements, the issuer will not be characterized as an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes.

Tax Consequences To Holders Of The Notes

     Treatment of the Notes as Indebtedness

     The seller agrees, and the noteholders will agree by their purchase of notes, to treat the notes as indebtedness for all federal, state and local income tax purposes. There are no regulations, published rulings or judicial decisions involving the characterization for federal income tax purposes of securities with terms substantially the same as the notes. In general, whether instruments such as the notes constitute indebtedness for federal income tax purposes is a question of fact, the resolution of which is based primarily upon the economic substance of the instruments and the transaction under which they are issued rather than merely upon the form of the transaction or the manner in which the instruments are labeled.

     The Internal Revenue Service and the courts have stated various factors to be taken into account in determining, for federal income tax purposes, whether or not an instrument constitutes indebtedness and whether a transfer of property is a sale because the transferor has relinquished substantial incidents of ownership in the property or whether the transfer is a borrowing secured by the property.

     On the basis of its analysis of the above factors as applied to the facts and its analysis of the economic substance of the contemplated transaction, tax counsel is of the opinion that, for federal income tax purposes, the notes will constitute indebtedness, and not an ownership interest in the automobile loans, nor an equity interest in the issuer or in a separate association taxable as a corporation or other taxable entity. See “Material Federal Income Tax Consequences — Debt Securities” in the accompanying prospectus.

     If the notes are characterized as indebtedness, interest paid or accrued on a note will be treated as ordinary income to the noteholders and principal payments on a note will be treated as a return of capital to the extent of the noteholder’s basis in the note allocable thereto. An accrual method taxpayer will be required to include in income interest on the notes when earned, even if not paid, unless it is determined to be uncollectable. The issuer will report to noteholders of record and the IRS regarding the interest paid and original issue discount, if any, accrued on the notes to the extent required by law.

     Possible Alternative Characterizations of the Notes

     Although, as described above, it is the tax counsel’s opinion that, for federal income tax purposes, the notes will be characterized as indebtedness, this opinion is not binding on the IRS and thus no assurance can be given that this characterization will prevail. If the IRS successfully asserted that one or more of the notes did not represent indebtedness for federal income tax purposes, the noteholders would likely be treated as owning an interest in a partnership and not an interest in an association or publicly traded partnership, taxable as a corporation. If the noteholders were treated as owning an equity interest in a partnership, the partnership itself would not be subject to federal income tax; rather each partner would be taxed individually on their respective distributive share of the partnership’s income, gain, loss, deductions and credits. The amount, timing and characterization of types of income and deductions for a noteholder would differ if the notes were held to constitute partnership interests, rather than indebtedness. Since the issuer will treat the notes as indebtedness for federal income tax purposes, the servicer will not attempt to satisfy the tax reporting requirements that would apply under this alternative characterization of the notes. Investors that are foreign persons should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of the notes. See “Other Matters” below.

     Discount and Premium

     We do not anticipate issuing notes with any original issue discount. See “Material Federal Income Tax Consequences — Discount and Premium — Original Issue Discount” in the accompanying prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1% ABS. See “Yield and Prepayment Considerations” in this prospectus supplement. In addition, a subsequent purchaser who buys a note for less than its principal amount may be subject to the “market discount” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Market Discount” in the accompanying prospectus. A subsequent purchaser who buys a note for more than its principal amount may be subject to the “market premium” rules of the Code. See “Material Federal Income Tax Consequences — Discount and Premium — Premium” in the accompanying prospectus.

     Sale or Redemption of Notes

     If a note is sold or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale and such holder’s adjusted basis in the note. See “Material Federal Income Tax Consequences — Debt Securities — Sales Of Debt Securities” in the accompanying prospectus.

     Other Matters

     For a discussion of backup withholding and taxation of foreign investors in the notes, see “Material Federal Income Tax Consequences — Backup Withholding and Information Reporting” and “— Foreign Investors — Grantor Trust Securities, Debt Securities And FASIT Regular Securities” in the accompanying prospectus.

State And Local Tax Consequences

     You should consider the state and local income tax consequences involved in purchasing, owning and disposing of the notes. State and local income tax laws may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, you should consult your own tax advisors as to the various state and local tax consequences of an investment in the notes.

ERISA Considerations

     The notes may be purchased by ERISA plans as described in the prospectus under “ERISA Considerations — ERISA Considerations regarding Securities which are Notes.” The notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. This determination is based in part on the traditional debt features of the notes, including the reasonable expectation of purchasers of notes that the notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the notes for ERISA purposes could change if the issuer incurred losses. As described in the prospectus, the acquisition or holding of the notes by or on behalf of an employee benefit plan could still result in a prohibited transaction if the acquisition or holding of the notes by or on behalf of the plan were deemed to be a prohibited loan to a party in interest with respect to the plan. Accordingly, each purchaser and each transferee using the assets of a plan subject to ERISA or Section 4975 of the Internal Revenue Code to acquire the notes will be deemed to have represented that the acquisition and continued holding of the notes will be covered by a Department of Labor prohibited transaction class exemption.

     Any plan fiduciary considering the purchase of a note may wish to consult with its counsel as to the potential applicability of ERISA and the Internal Revenue Code to the investment. Moreover, each plan fiduciary may wish to determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio.

     The sale of notes to a plan is in no respect a representation by the issuer or the underwriters that this investment meets all relevant legal requirements for investments by plans generally or any particular plan or that this investment is appropriate for plans generally or any particular plan.

Ratings

     As a condition to the issuance of the notes, the Class A-1 notes must be rated at least “[    ]” or the equivalent by a nationally recognized statistical rating agency , the Class A-2 notes must be rated at least “[    ]” or the equivalent, and the Class B notes must be rated at least “[    ]” or the equivalent. There is no assurance that a rating will not be lowered or withdrawn by the rating agency based on a change in circumstances. A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor.

Underwriting

     Under the terms and subject to the conditions contained in an underwriting agreement, the seller has agreed to cause the issuer to sell the underwriter, and the underwriter has agreed to purchase, notes in the following respective amounts:

Underwriter	Principal Amount

Total

     The underwriting agreement provides that the obligations of the underwriter are subject to certain conditions and that the underwriter will purchase all the notes offered if any of the notes are purchased. The company and the seller have been advised by the underwriter that the underwriter proposes to offer the notes for sale in negotiated transactions, at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the notes to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the notes may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of notes by them may be deemed to be underwriting discounts or commissions.

     The notes are a new issue of securities with no established trading market. The underwriter has advised the company and the seller that it intends to act as a market maker for the notes. However, the underwriter is not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the notes.

     The company and the seller have agreed to indemnify the underwriter against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the underwriter may be required to make in respect thereof.

Legal Opinions

     In addition to the legal opinions described in the prospectus, certain federal income tax and other matters will be passed upon for the seller and the issuer by Dewey Ballantine LLP, New York, New York. Certain legal matters relating to the notes will be passed upon for the underwriters by [               ]. Certain legal matters will be passed upon for insurer by [              ] to insurer. Insurer is represented by [                         ].

Glossary

Available Funds means, for any calendar month, the sum of:

(1)	the collected funds for the calendar month;

     plus

(2)	all Purchase Amounts deposited in the collection account with respect to such calendar month, plus income on investments held in the collection account;

     plus

(3)	[the monthly capitalized interest amount for the distribution date which immediately follows the calendar month;]

     plus

(4)	the proceeds of any liquidation of the assets of the issuer, other than net liquidation proceeds.

Deficiency Claim Amount means

Noteholder’s Interest Carryover Amount means, for the notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for the immediately preceding distribution date, and any outstanding Noteholders’ Interest Carryover Amount still unpaid as of the determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the notes from the preceding distribution date to but excluding the related distribution date.

Noteholder’s Principal Carryover Amount means, as of any determination date, all or any portion of the noteholders’ principal distributable amount and any outstanding Noteholders’ Principal Carryover Amount from the preceding distribution date which remains unpaid.

Pool Balance means, as of any date:

(1)	the aggregate principal balance of the automobile loans, excluding all liquidated automobile loans and all purchased automobile loans, at the end of the preceding calendar month;

     plus

[(2) any amounts in the pre-funding account.]

Purchase Amount means, for any automobile loan, the principal balance as of the date of purchase.

Part II

Information not Required in Prospectus

Item 14.   Other Expenses of Issuance and Distribution.

     Set forth bellow is an estimate of the amount of fees and expenses (other than underwriting discounts and commissions) to be incurred in connection with the offering of the Securities being registered under this Registration Statement.

SEC Filing Fee	$460,000.00
Trustee’s Fees and Expenses*	3,000.00
Legal Fees and Expenses*	200,000.00
Accounting Fees and Expenses*	50,000.00
Printing and Engraving Expenses*	50,000.00
Blue Sky Qualification and Legal
Investments Fees and Expenses*	8,000.00
Rating Agency Fees*	50,000.00
Miscellaneous	30,000.00

TOTAL	$851,000.00

*	Estimated in accordance with Item 511 of Regulation S-K.

Item 15.   Indemnification of Directors and Officers.

     Indemnification. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide to an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts under certain circumstances.

     Article IV of the Second Amended and Restated Articles of Incorporation and Section 7 of Article V of the Amended and Restated By-Laws of Triad Financial Corporation (the “Company”) provide that all officers and directors of the Company shall be indemnified by the Company to the fullest extent permissible under the California Corporations Code from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person’s status as an agent of the Company.

     The forms of the Underwriting Agreement, filed as Exhibit 1.1 to this Registration Statement, provide that Triad will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter(s) with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration

Statement. In addition, the Underwriting Agreement provides that the underwriter(s) will similarly indemnify and reimburse Triad with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

Item 16.   Exhibits

1.1	Form of Underwriting Agreement (Notes).*
1.2	Form of Underwriting Agreement (Certificates).*
3.1	Second Amended and Restated Articles of Incorporation of the Sponsor.*
3.2	Amended and Restated By-Laws of the Sponsor.*
4.1	Form of Indenture.*
4.2	Form of Pooling and Servicing Agreement.*
4.3	Form of Sale and Servicing Agreement.*
4.4	Form of Trust Agreement.*
5.1	Opinion of Dewey Ballantine LLP with respect to legality.
8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.
10.1	Form of Receivables Purchase Agreement.*
23.1	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

*	Previously filed.

Item 17.   Undertakings.

     A.   Undertaking in respect of indemnification.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described above in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

     B.   Undertaking pursuant to Rule 415.

     The registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(x)(3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any fate or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     C.   Undertaking in respect of incorporation by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     D.   Undertaking pursuant to Rule 430A.

     The registrant hereby undertakes:

(1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of a registration statement in Reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 42h(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2) for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Huntington Beach, state of California, on the 19th day of July, 2002.

Triad Financial Corporation

By:	/s/ James M. Landy
James M. Landy Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John T. Noone	Director	July 19, 2002

* James M. Swartz	Director	July 19, 2002

/s/ James M. Landy James M. Landy	Chief Executive Officer, and Director	July 19, 2002

* Mike L. Wilhelms	Chief Financial Officer	July 19, 2002

* By James M. Landy as his true and lawful attorney-in-fact and agent.

Exhibit Index

Exhibit

1.1	Form of Underwriting Agreement (Notes).*
1.2	Form of Underwriting Agreement (Certificates).*
3.1	Second Amended and Restated Articles of Incorporation of the Sponsor.*
3.2	Amended and Restated By-Laws of the Sponsor.*
4.1	Form of Indenture.*
4.2	Form of Pooling and Servicing Agreement.*
4.3	Form of Sale and Servicing Agreement.*
4.4	Form of Trust Agreement.*
5.1	Opinion of Dewey Ballantine LLP with respect to legality.
8.1	Opinion of Dewey Ballantine LLP with respect to tax matters.
10.1	Form of Receivables Purchase Agreement.*
23.1	Consents of Dewey Ballantine LLP are included in its opinions filed as Exhibits 5.1 and 8.1 hereto.

* Previously Filed.